As filed with the Securities and Exchange Commission on
                    April 25    June 18, 1996.

Registration Statement No. 33-80247

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                            _______________

                           AMENDMENT NO. 2
                                  to
                    FORM S-1 REGISTRATION STATEMENT
                   Under the Securities Act of 1933
                            _______________
            Specialized Health Products International, Inc.
        (Exact Name of Registrant as specified in its charter)

       Delaware                 3841                 93-0945003
   (State or other        (Primary Standard      (I.R.S. Employer's
     jurisdiction            Industrial        Identification Number)
 of incorporation or    Classification Code)
    organization)
                            _______________

            Specialized Health Products International, Inc.
                        655 East Medical Drive
                 Bountiful, UT 84010    (801) 298-3360
   (Address, including zip code and telephone number, including area code, of Registrant's principal executive office)
                           _________________

                           David A. Robinson
            Specialized Health Products International, Inc.
                        655 East Medical Drive
                 Bountiful, UT 84010    (801) 298-3360
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            _______________

                              Copies to:
                           Eric L. Robinson
                             Paul J. Graf
                         Blackburn & Stoll, LC
                    77 West Second South, Suite 400
             Salt Lake City, UT  84101     (801) 521-7900
                            _______________

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                    CALCULATION OF REGISTRATION FEE
                              Proposed      Proposed
  Title of       Amount        Maximum       Maximum      Amount of
 Each Class       to be       Offering      Aggregate    Registration
     of        Registered       Price       Offering         Fee
 Securities                 Per Share(1)    Price(1)
   to be
 Registered

Common        4,376,250       $8.50(3)    $37,198,125    $12,826.93
 Stock(2)
Common        4,401,250       $8.50(3)    $37,410,625    $12,900.21
 Stock(4)
Total                                                    $25,727.14(5)

Common        3,912,903       $8.875(6)   $34,727,014    $11,974.83
  Stock(2)
Common        1,279,810       $8.875(6)   $11,358,314     $3,917.66
  Stock(4)
    Series B
     Warrants   918,040          --(7)          --(7)         --(7)

Total (7)                                                $15,892.49


  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


(Footnotes continued from previous page)

(1)  Estimated solely for the purpose of
determining the registration fee.

(2) Outstanding shares of Common Stock offered for sale from time to time by Selling Security holders.

(3) Represents the average of the bid and asked prices of the Common Stock on the NASDAQ Small Cap
Market on December 4, 1995. Fees were calculated under Rule 457(c) under the Securities Act of 1933.

(4) Issuable by the Registrant from time to time upon the exercise of outstanding warrants and stock options.

(5)  Previously paid on December 11, 1995.

(6) Represents the average of the bid and asked prices of the Common Stock on the NASDAQ Small Cap
Market on April 18, 1996. Fees were calculated under Rule 457(c) under the Securities Act of 1933.

   (7) Pursuant to Rule 457(g) under the
  Securities Act of 1933, no separate
  registration fee is required.

(7) The Series B Warrants previously listed are withdrawn by this amendment.



  SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

               CROSS-REFERENCE SHEET



   Item Number of Caption       Location or Heading in Prospectus

1.Forepart of Registration
Statement and Outside Front   Outside Front Page of Registration
Cover of Prospectus           Statement and Outside Front Cover Page
                              of Prospectus

2.Inside Front and Outside
Back Cover Pages of           Inside Front and Outside Back Cover
Prospectus                    Page of Prospectus

3.Summary Information, Risk
Factors and Ratio of          Prospectus Summary, Risk Factors,
Earnings to Fixed Charges     Summary Selected Financial Information
                              and Selected Financial Data

4.Determination of Offering   Outside Front Cover Page and Plan of
Price                         Distribution

5.Selling Security Holders    Principal and Selling Securityholders;
                              Management

6.Plan of Distribution        Outside Front Cover Page of
                              Prospectus; Prospectus Summary and
                              Description of Securities

7.Description of Securities
  to be                       Outside Front Cover Page of
  Registered                  Prospectus, Prospectus Summary and
                              Description of Securities

8.Interest of Named Experts   Not Applicable
  and Counsel

9.Information With Respect
  to the Registrant           Prospectus Summary, Risk Factors,
                              Capitalization, Dividend Policy,
                              Selected Financial Data, Share Price
                              History, Management's Discussion and
                              Analysis of Financial Condition and
                              Results of Operations, Business,
                              Management, Principal and Selling
                              Securityholders, Certain Relationships
                              and Transactions, Description of
                              Securities and Financial Statements

10. Disclosure of Commission
Position on Indemnification
for Securities Act            Management
Liabilities


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

        SUBJECT TO COMPLETION, DATED APRIL 25 JUNE _18__, 1996.

PRELIMINARY PROSPECTUS

                   13,682,213 Shares of Common Stock
                      918,040 Series B Warrants



            Specialized Health Products International, Inc.

      This prospectus relates to (1) the offer and sale from time to time of up to 8,001,153 shares of common stock, $.02 par value ("Common Stock"), of Specialized Health Products International, Inc. (the "Company") by certain stockholders of the Company named herein (the "Selling Stockholders"); (2) the offer and sale from time to time by the warrantholders named herein of up to 4,446,250 shares of Common Stock (the "Secondary Warrant Stock") issuable to such warrantholders upon exercise of the Series A Warrants, Series B Warrants and other warrants (collectively, the"Warrants") during the term of the Warrants; (3) the offer and sale from time to time of up to 918,040 Series B Warrants of the Company by a warrantholder of the Company
named herein (the "Selling Warrantholder");     and (3) the offer and
sale from time to time by the stock option holders named herein (the "Selling Option Holders") of up to 1,234,810 shares of Common Stock (the "Option Stock") issuable to such stock option holders upon exercise of the stock options. The Common Stock, Warrants,
    Secondary  Warrant  Stock  and  Option  Stock  are   referred   to
collectively   as  the  "Securities."   The  Selling  Stockholders,
Selling Warrantholder, selling Secondary Warrant Stockholders and Selling Option Holders named herein are referred to collectively as the "Selling Securityholders." See "Description of Securities" and "Principal and Selling Securityholders."

      At commencement of this Offering, there will be (a) 8,589,153 shares of Common Stock outstanding, of which 8,001,153 shares of
Common Stock are being registered hereby, 10,256 shares of Common Stock were previously registered for sale pursuant to a prior registration statement and 284,616 294,872 shares of Common Stock are freely tradable under are effectively free trading Rule 144 of the Securities Act of 1933 or a similar exemption, and (b) Warrants and Option Stock exercisable for 5,681,060 shares of Common Stock. All of the shares of Common Stock underlying these Warrants and Option Stock, are being registered hereby. In addition, 918,040 of the 1,290,375 outstanding Series B Warrants are being registered hereby. Thus, upon completion of this Offering, assuming that all of the Warrants and Option Stock are exercised, there will be 14,270,213 shares of Common Stock outstanding, of which 13,977,085 shares will be registered or effectively free trading. The sale of a substantial part of these securities could adversely affect the market price of the Common Stock, which may hinder any future efforts of the Company to raise capital. See "Securities Available for Future Sale" and "Principal and Selling Securityholders."

      The Common Stock is quoted on the NASD Automated Quotation ("Nasdaq") Small-Cap Market under the trading symbol "SHPI." On
   April 15 June 11, 1996, the closing price of the Common Stock, as reported by Nasdaq was $7.25 $9.00 per share. See "Share Price History."
                            _______________

     The Securities offered hereby involve a high degree of risk. See "Risk Factors" on page 8 of the Prospectus.
                            _______________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                            SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            _______________

      The Common Stock offered hereby may be sold from time to time on Nasdaq through brokers, dealers, underwriters or agents, and also in privately-negotiated sales by the Selling Securityholders named herein, on terms to be determined at the times of such sales. See "Principal and Selling Securityholders." There is no market for the Warrants nor does the Company expect an active trading market to develop. See "Plan of Distribution." The Series B Warrants offered hereby are being offered by the Selling Warrantholder to forty-nine persons named herein on a basis described herein. See "Principal and Selling Securityholders." The Company is registering the Common Stock pursuant to the Company's obligations under certain registration rights agreements and is registering the Series B Warrants pursuant to a request by a Selling Warrantholder , but the registration of the Securities does not necessarily mean that any of the Securities will be offered or sold by the Selling Securityholders hereunder. To the extent required, the specific Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any broker, dealer, underwriter or agent, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement to which this Prospectus is a part. See "Plan of Distribution."

      The Selling Securityholders and any dealers or agents that participate in the distribution of the Securities offered hereby may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act") and any profit on the sale of the Securities offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

      The Company will receive no proceeds from the sale of the Securities by the Selling Securityholders hereunder, but the Company has agreed to bear certain expenses of registration of such Securities under federal and state securities laws. The Company will receive proceeds when and if the Warrants and Option Stock are exercised.
                            _______________

    The date of this Prospectus is     April 25    June 18, 1996


                           TABLE OF CONTENTS


Prospectus Summary     4
Risk Factors     8
Dividend Policy     15
Share Price History     15
Capitalization     16
Selected Financial Data     17
Management's Discussion and Analysis
of Financial Condition and Results of Operations     18
Business     23
Management     35
Certain Relationships and Related Transactions     40
Description of Securities     41
Securities Eligible for Sale     44
Principal and Selling Securityholders     44
Plan of Distribution     53
Experts     53
Additional Information     53
Index to Financial Statements     F-1

                          PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless the context otherwise requires, all references in this Prospectus to the "Company" shall mean Specialized Health Products International, Inc., and its subsidiaries on a consolidated basis and, where the context so requires, shall include its predecessors.

                              The Company

     The Company primarily develops health care products that limit or prevent the risk of accidental needle sticks which may cause the spread of blood-borne diseases such as HIV and hepatitis B, and secondarily develops other products for use in the health care industry. The Company intends to principally use third parties to manufacture, market and distribute its products.

     The Company has created a portfolio of proprietary, safety health care products that are in various stages of production, pre-production, development and research. The Company is presently developing a line of products using the Company's ExtreSafe(TM) medical needle technology (the "ExtreSafe(TM) Products"), which incorporates a system to allow a contaminated needle to be automatically retracted and immediately encapsulated without exposure to the health care worker. The technology retracts the inserted needle into a safe housing quickly and automatically, minimizing the chance of an inadvertent stick by a "dirty" needle. Retraction is initiated by a simple depression of a designated distortable portion of the housing assuring that there is no action directed toward or away from the patient which might affect the depth of needle penetration.

      The Company's ExtreSafe(TM) Products are aimed at addressing the growing concerns of health care institutions and workers concerning the spread of infectious diseases caused by the estimated 800,000 accidental needle sticks that occur each year. Products under development that incorporate the ExtreSafe(TM) medical needle technology include the ExtreSafe(TM) phlebotomy device, ExtreSafe(TM) catheter and several different ExtreSafe(TM) syringe applications. The Company expects to introduce additional products using this technology. Prototypes of the first product using the ExtreSafe(TM) medical needle technology were completed in April, 1995 and commercial production is anticipated to commence in 1997, provided the necessary FDA approvals are obtained, of which there is no assurance. Prototypes of the ExtreSafe(TM) catheter and ExtreSafe(TM) syringe were completed in the second half of 1995. The Company's concepts for a safety intravenous flow gauge and blood collection device are in the research stage.

        The Company is developing a safety lancet (the "SafetyStrip(TM)"), a small hand-held device for penetrating the skin to obtain blood for analysis. The Company's SafetyStrip(TM) lancet is designed to provide protection from accidental exposure to infectious blood borne diseases. The SafetyStrip(TM) lancets will be provided in cartridge strip housings of six lancets per strip, a configuration that is patent protected. The strip housing is loaded into a convenient low-cost hand held carrier which also provides a means for safely and conveniently triggering each lancet. After penetrating the skin, the SafetyStrip(TM) blade automatically returns inside its housing and cannot be reused. The used blade, encased by its protective housing, is then broken off from the cartridge strip and appropriately discarded. A prototype of the SafetyStrip(TM) lancet was completed in 1996 and the Company anticipates that commercial production will begin in 1996.

      The Company's earliest safety product line is its Safety Cradle(R) sharps container products designed to reduce the risk of accidental needle sticks and exposure to contaminated instruments when disposing of contaminated "sharps" (i.e., needles, syringes, blood collection systems, intravenous catheters, surgical blades, lancets, etc.). The Safety Cradle(R) products allow for disposal of sharps in a container that incorporates a self closing sharps containment flap, open/close/lock mechanism. The Safety Cradle(R) sharps containers are specifically designed for alternate site use and to provide convenience and safety for portable applications. In December 1994, the Company introduced the first in its line of Safety Cradle(R) sharps containers and additional sizes and versions of the containers were released in the third and fourth quarters of 1995.

      At commencement of this Offering, there will be outstanding (a) 8,589,153 shares of Common Stock, of which 8,001,153 shares of Common Stock are being registered hereby, 10,256 shares of Common Stock were previously registered for sale pursuant to a prior registration statement and 284,616 294,872 shares of Common Stock are freely tradable effectively free trading under Rule 144 of the Securities Act of 1933 or a similar exemption, and (b) Warrants and Option Stock exercisable for 5,681,060 shares of Common Stock. All of the shares of Common Stock underlying these Warrants and Option Stock, are being registered hereby. In addition, 918,040 of the 1,290,375 outstanding Series B Warrants are being registered hereby. Thus, upon completion of this Offering, assuming that all of the Warrants and Option Stock are exercised, there will be 14,270,213 shares of Common Stock outstanding, of which 13,977,085 shares will be registered or effectively free trading. The sale of a substantial part of these securities could adversely affect the market price of the Common Stock, which may hinder any future efforts of the Company to raise capital. See "Securities Available for Future Sale" and "Principal and Selling Securityholders."

      The Company is a Delaware corporation with its principal executive offices at 655 East Medical Drive, Bountiful, UT 84010. Its telephone number is (801) 298-3360.

                             Risk Factors

      An investment in the Securities of the Company involves various risks, including but not limited to risks that: the Company will be unable to profitably sell its products; the Company may be unable to effectively compete with manufacturers of similar products; the Company may find itself unable to compete with other manufacturers as a result of changes or improvements in technology which have the effect of making the Company's products obsolete; the possible lack of availability of patent and other intellectual property protection for some of the Company's products, the Company's possible inability to raise additional funds if need develops for such funding; the Company's possible inability to obtain approval of the United States Food and Drug Administration ("FDA") for some or all of its products which require such approval; the value of the Company's stock will decrease as a result of the registration and sale of additional outstanding shares of the Company's Common Stock. In addition, an investment in the Securities offered hereby involves risks that: certain provisions of applicable law, and certain contractual, charter and bylaw provisions of the Company, will have the effect of limiting officer and director liability and will have the effect of restricting the ability of stockholders to effect a merger or business combination or obtain control of the Company; and risks associated with investments in small companies in volatile industries, such as the Company. Prospective investors should carefully read and consider the matters discussed under "Risk Factors" prior to any investment in the Company. See "Risk Factors."

                             The Offering

      The principal terms of the Securities offered hereunder are summarized below. For a more complete description, see "Description of Securities." The Selling Securityholders will receive all the proceeds from the sale of the Common Stock. The Company will receive the proceeds from the exercise of the Series B Warrants when and if the Series B Warrants are exercised.


Common Stock:

Securities Offered         13,682,213   shares   of   Common   Stock,
                           including  8,001,153 shares of outstanding
                           Common  Stock which may be sold by Selling
                           Securityholders,  up to  4,446,250  shares
                           of  Common Stock which may be sold by  the
                           holders  of outstanding Warrants following
                           exercise  of  such  Warrants,  and  up  to
                           1,234,810  shares  of Common  Stock  which
                           may   be   sold  by  the  holder  of   the
                           outstanding stock options following the exercise of such stock options.

Rights of Common Stock     The  shares of Common Stock share  equally
                           in   all   rights  of  the  Common  Stock,
                           including,  without  limitation   dividend
                           and voting rights.

Quotation                  The  Common Stock is quoted on the  Nasdaq
                           Small-Cap Market.

Trading Symbol             "SHPI"

   Series B Warrants:

   Securities Offered         918,040  Series B Warrants, each entitling
                           the  holder  to  purchase  one  share   of
                           Common Stock at an exercise price of $2.00 per share.

    Series B Warrants          1,290,375<
     Outstanding

   Term The Series B Warrants are currently exercisable and expire two years after the effective date of the Registration Statement of which this Prospectus is a part. Such term is subject to acceleration or extension under certain circumstances. See "Description of Securities."

   Call Provision          The  Company may accelerate the expiration
                           of  the  Series B Warrants  in  the  event
                           that  the  average  market  price  of  the
                           Common  Stock  for 10 consecutive  trading
                           days  exceeds  $6.00 per  share.   In  the
                           event  that  the  Company accelerates  the
                           expiration  of the Series B Warrants,  the
                           holders   of   such  warrants   would   be
                           permitted to exercise the Warrants  during
                           a   period  of  not  less  than  20   days
                           following notice of such event.

   Voting Rights           The  Series  B  Warrants carry  no  voting
                           rights.

   Quotation               No  active trading market exists  for  the
                           Series  B  Warrants nor does  the  Company
                           expect   an   active  trading  market   to
                           develop.  See "Plan of Distribution."


                Summary Selected Financial Information


       The following data have been derived from the Company's consolidated financial statements that have been audited by KPMG Peat Marwick LLP, independent auditors. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the Financial Statements and related Notes appearing elsewhere herein:

                              Period Ended
                          Fiscal Year Ended (1)      3 Months Ended
                                                          (1)
                          Nov.
                           19,      Dec.     Dec.     March    March
                          1993      31,      31,       31,      31,
                         (incep     1994     1995     1996     1995
                          tion)
                           to
                         Dec. 3
                           1,
                          1993
Statement of
Operations Data:
Sales                  $      --   33,256   447,844    16,621   82,612
Cost of sales                 --   21,669   294,171    19,756   36,848
                       ------------------------------------------------
Gross profit                  --   11,587   153,673    (3,135)  45,764

Expenses:
Research and                 --   290,950   804,639    319,883  101,079
  development
Selling, general and        3,450 620,022   2,133,021  463,749  308,261
  administrative
Write off of operating         --       --   255,072        --       --
  assets
                        ------------------------------------------------
Total expenses              3,450   910,972  3,192,732 783,632  409,340
                        ------------------------------------------------
Operating loss             (3,450) (899,385)(3,039,059)(786,767)(363,576)
Net other income               --    (7,563)   119,570   75,257   (9,026)
  (expense)             -------------------------------------------------
Net loss                   (3,450) (906,948)(2,919,489)(711,510)(372,602)

Dividends on preference        --   (16,780)   (11,389)        --       --
  stock
Net loss attributable    $ (3,450) (923,728)(2,930,878)(711,510)(372,602)
to common stockholders   ================================================

Net loss per common      $     --    (.75)    (.69)     (.08)    (.27)
share                    =================================================
Weighted average number
of shares used for net    1,170,000 1,224,074 4,269,131 8,566,653 1,363,500
  loss per share         ==================================================
  computation (2)

Balance Sheet Data
 (at period end):

Working capital        $ (12,150)  (287,723) 4,194,568  3,315,726  18,232
Total assets               16,550   656,865  5,950,728  5,198,50  1,109,440
Long-term debt, less           --   458,333       --        --     485,000
  current maturities
Total stockholders       (2,150)   (355,878  5,369,805  4,708,595   68,621
equity (deficit)
_________________________________________________________

Notes:
<F1>
(1)      Excludes  Specialized  Health  Products  International,  Inc.
  (formerly,  Russco,  Inc.)  which had no  operations  prior  to  the
  acquisition   on   July  28,  1995  wherein  the  Company   acquired
  Specialized  Health  Products,  Inc.  (the  "Acquisition"),  and  is
  immaterial.
<F2>
(2)      Net  loss  per common share is based on the weighted  average number  of  common shares outstanding.  Stock options and  warrants, and  preferred shares prior to conversion, are not included  in  the calculation  because  this  inclusion  would  be  anti-dilutive  and reduce the net loss per share amount.

                             RISK FACTORS


      An investment in the Securities of the Company is speculative in nature, involves a high degree of risk and should only be made by an investor who can afford the loss of his entire investment. The following factors should be considered carefully by potential purchasers in evaluating an investment in the Common Stock of the Company offered hereby.

      History  of  Losses/Uncertain Profitability. At     December
March 31, 1996 5 , the Company had an accumulated deficit of approximately $4,569,566 $3,858,056. The Company has only limited sales of its only commercialized product, its SafetyCradle sharps containers. The Company's products are in various stages of production, pre-production, development and research. There is no assurance the products will ever be commercially viable and no assurance can be given that the Company will ever have sufficient sales or a sufficient customer base to become profitable. In addition, the business prospects of the Company will be affected by expenses, operational difficulties and other factors frequently encountered in the development of a business enterprise in a competitive environment, many of which may be unforeseen and beyond the Company's control.

     Market Overhang.  At commencement of this Offering, there will be
(a) 8,589,153 shares of Common Stock outstanding, of which 8,001,153 shares of Common Stock are being registered hereby, 10,256 shares of Common Stock were previously registered for sale pursuant to a prior registration statement and 284,616 294,872 shares of Common Stock are freely tradable effectively free trading under Rule 144 of the Securities Act of 1933 or a similar exemption, and (b) Warrants and Option Stock exercisable for 5,681,060 shares of Common Stock. All of the shares of Common Stock underlying these Warrants and Option Stock, are being registered hereby. In addition, 918,040 Series B Warrants are being registered hereby. Thus, upon completion of this Offering, assuming that all of the Warrants and Option Stock are exercised, there will be 14,270,213 shares of Common Stock outstanding, of which 13,977,085 shares will be registered or effectively free trading. The sale of a substantial part of these securities could adversely affect the market price of the Common Stock, which may hinder any future efforts of the Company to raise capital. See "Securities Available for Future Sale" and "Principal and Selling Securityholders."

      Dependence on Single Product and Single Manufacturer. The Company's SafetyCradle sharps containers is the only current product the Company is selling. It is produced by a single manufacturer. If the Company's manufacturer fails to perform its obligations in a timely and satisfactory manner or if there is a change in the Company's manufacturer, it could have a material adverse effect on the Company. See "Risk Factors -- Pending Litigation." There can be no assurance that the Company would be successful in replacing its current manufacturer on terms favorable to the Company. Likewise, there can be no assurance that the Company will be successful in finding additional manufacturers to manufacture its products on terms favorable to it, should product demand increase.

       Dependence On Third Party Relationships. The Company is dependent on third parties for the production and distribution of its Safety Cradle(R) sharps containers and anticipates that it will be dependent on third parties for the production and distribution of its follow-on products. The Company has no distribution agreements. There can be no assurance that the Company will be successful in obtaining or maintaining such relationships with manufacturers and distributors on terms favorable to the Company.

      No Distribution Agreement with Largest Customer/Distributor. During 1995 $418,509 or ninety-three percent of the Company's sales were through Moore Medical Corp., a non-exclusive distributor for the Safety Cradle(R) sharps container products. The Company does not have and has not had a distribution agreement with Moore Medical Corp. requiring Moore Medical Corp. to buy or sell any of the Company's products. The failure of Moore Medical Corp. to continue to purchase products from the Company could adversely affect the business of the Company. There can be no assurance that Moore Medical Corp. will purchase any products from the Company in the future.

      Negative Pricing of Pressures on the Company's Safety Products. Pricing for the Company's products may be higher than for their conventional counterparts which are not designed to provide the protection afforded by the Company's products. Continuing pressure from third party payors to reduce costs in the health care industry as well as increasing competition from other protective products could affect the Company's ability to sell its products at premium prices. Reductions in selling prices could adversely affect operating margins if the Company cannot achieve corresponding reductions in manufacturing costs.

     Price Fluctuations of Resins. The Company uses polypropylene and other resins in the manufacture of its products. Prices are subject to fluctuations caused in part by changes in supply and demand. Significant increases in the prices of these resins could have a material adverse effect on the financial condition of the Company.

     Rapidly Changing Technology. The Company is presently in various stages of production, pre-production, development and research with respect to its Safety Cradle(R) sharps containers, SafetyStrip(TM) safety lancet, ExtreSafe(TM) medical needle retraction technology, intravenous flow gauge system, blood collection needle, filmless digitized imaging technology and other products. There is no assurance that development of superior competing products and changes in technology will not eliminate the need for the Company's products. The introduction of competing products could adversely affect the Company's attempts to develop and market its products successfully.

      Lack of Market Acceptance. The use of safety medical products, including the Company's products, is relatively new. The Company's products may not be accepted by the market. Market acceptance of the Company's products will depend in large part upon the Company's ability to demonstrate the operational advantages, safety, efficacy, and cost-effectiveness of its products compared to competing products and its ability to distribute through major medical distributors. There can be no assurance that the Company's products will achieve market acceptance or that major medical distributors will sell the Company's products.

       Dependence on Continued Research and Development. The ExtreSafe(TM) medical needle technology, SafetyStrip(TM), intravenous flow gauge system, phlebotomy device and filmless digitized imaging technology are still in various stages of development. The Company is also exploring additional applications for all of its products. The continued development of its products and development of additional applications therefore is important to the long-term success of the Company. There can be no assurance that any of such applications or products will be developed or, if developed, that they will be successful.

      Dependence on Patents and Proprietary Rights. The Company's future success depends in part on its ability to protect its intellectual property and maintain the proprietary nature of its technology through a combination of patents and other intellectual property arrangements. There can be no assurance that the protection provided by patents and patent applications, if issued, will be broad enough to prevent competitors from introducing similar products or that such patents, if challenged, will be upheld by the courts of any jurisdiction. Patent infringement litigation, either to enforce the Company's patents or defend the Company from infringement suits, would be expensive and, if it occurs, could divert Company resources from other planned uses. Any adverse outcome in such litigation could have a material adverse effect on the Company. Patent applications filed in foreign countries and patents in such countries are subject to laws and procedures that differ from those in the United States. Patent protection in such countries may be different from patent protection under U.S. laws and may not be as favorable to the Company. The Company also attempts to protect its proprietary information through the use of confidentiality agreements and by limiting access to its facilities. See "Risk Factors -- Dependence on Third Party Relationships." There can be no assurance that the Company's program of patents, confidentiality agreements and restricted access to its facilities will be sufficient to protect the Company's proprietary technology from competitors.

      Ability to Manage Expanding Operations. The Company intends to pursue a strategy of rapid growth. The Company plans to significantly expand its product lines and to devote substantial resources to operations and research and development support areas, including marketing and administrative services. There can be no assurance that the Company will obtain sufficient manufacturing capacity on favorable terms, attract qualified personnel or successfully manage such expanded operations. The failure to properly manage growth could have a material adverse effect on the Company.

      Potential Inability of the Company to Compete. The Company is engaged in a highly competitive business and will compete directly with firms that have much longer operating histories, substantially greater financial resources and experience, greater size, more substantial research and development and marketing organizations and established distribution channels and that are better situated in the market than the Company. Such competitors may use their economic strength to influence the market to continue to buy their existing products. The Company does not have an established customer base and is likely to encounter a high degree of competition in developing a customer base. One or more of these competitors could use such resources to improve their current products or develop new products that may compete more effectively with the Company's products. New competitors may arise and may develop products which compete with the Company's products. No assurance can be given that the Company will be successful in competing in its business.. See "Business -- Competition".

     Need for Additional Funds. The Company believes that its current cash reserves, together with operating revenues and existing financing commitments, will be sufficient to support its operations for the next 12 months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company's need for capital during the next year or more will vary based upon a number of factors, including the rate at which demand for products expands, the level of sales and marketing activities for the Safety Cradle(R) sharps container products, and the level of effort needed to develop and commercialize the Safety Cradle(R), SafetyStrip(TM), and ExtreSafe(TM) medical needle technology, intravenous flow gauge and phlebotomy device. In addition, the Company's business plans may change or unforeseen events may occur which require the Company to raise additional funds. Additional funds may not be available on terms acceptable to the Company when the Company needs such funds, if at all. The lack of additional funds when needed could have a material adverse effect on the Company.

      Product Liability. The sale of medical devices entails an inherent risk of liability in the event of product failure or claim of harm caused by product operation. There can be no assurance that the Company will not be subject to such claims, that any claim will be successfully defended or if the Company is found liable, that the claim will not exceed the limits of the Company's insurance. The Company does not currently maintain product liability insurance. There is no assurance that the Company will obtain product liability insurance on acceptable terms in the future. Product liability claims could have a material adverse effect on the Company.

      Pending Litigation. During 1994, Specialized Health Products, Inc. ("SHP"), a wholly owned subsidiary of the Company, entered into various agreements with Mold Threads, Inc., a Connecticut corporation ("MT"), whereby MT agreed to construct various molds and to manufacture sharps container products for SHP. SHP alleges that MT did not fulfill its contractual obligations in a timely or satisfactory manner. When SHP attempted to move the mold work and production to another mold maker/manufacturer, MT refused to release SHP's molds. In January 1995, SHP filed a lawsuit in the United States District Court for the District of Utah against MT alleging breach of contract, conversion, and intentional interference with business relations. Thereafter, MT agreed to release SHP's molds. SHP's claims are in excess of $50,000, exclusive of attorney's fees and costs. In January 1996, MT counterclaimed for $22,328, exclusive of attorney's fees and costs, representing amounts MT alleges are owed by SHP. SHP believes that MT has waived the right to assert any additional counterclaims. The litigation is in the early stages, is subject to all of the risks and uncertainties of litigation, and the outcome cannot presently be predicted. Specifically, there is no assurance that SHP will be successful in this lawsuit, that the lawsuit will be resolved on acceptable terms, or that SHP and the Company will not incur significant costs in asserting its claims and defending its position.

      Adverse Effect of Regulation Relating to Medical Products. Regulation is a significant factor in the development and marketing of the Company's products and in the Company's ongoing manufacturing and research and development activities.

      The Company's Safety Cradle(R) sharps container products are Class II devices under the regulatory structure of the Federal Food, Drug, and Cosmetic Act (the "FD&C Act") which is administered by the United States Food and Drug Administration ("FDA"). The Company has previously acquired FDA approval of a 510(k) pre-market clearance submission on its Safety Cradle(R) sharps container which supports its marketing and selling of its Safety Cradle(R) sharps container products subject to ongoing regulatory controls by the FDA. Among other things, the FDA requires adherence to certain "Good Manufacturing Practices" ("GMP") regulations that include validation testing, quality assurance, quality control and documentation procedures. In addition, performance standards could be promulgated by the FDA that the Company's Safety Cradle(R) sharps containers would be required to meet. Failure to meet those standards would require the Company to discontinue the marketing of the product. In addition, future regulations may be imposed which might have a material adverse effect on the Company and/or one or more of its products. Furthermore, since the FDA continually regulates and inspects medical devices and their manufacture, any actual or potential product failure could result in the imposition of administrative and/or judicial sanctions, including product recall, which might have a material adverse effect on the Company.

      In addition to the foregoing, the Occupational Safety and Health Administration ("OSHA") requires, in part, that sharps containers be closeable, disposable, puncture-resistant, leak proof on the sides and bottom, and appropriately labeled. Future regulations may be imposed which might have a material adverse effect on the Company and/or one or more of its products.

      The Company's follow-on products (the SafetyStrip(TM) and the ExtreSafe(TM) medical needle technology, intravenous flow gauge and phlebotomy device) are still in the development stage. The Company expects the SafetyStrip(TM) to be a Class I device and be subject to the same types of limitations and controls as imposed on its sharps containers. The Company expects its other follow-on products to be Class II devices. The Company expects that its follow-on products will not require pre-market approval applications but will be eligible for pre-market clearance through the 510(k) notification procedure based upon their substantial equivalence to previously marketed devices There can be no assurance that the Company will obtain 510(k) pre-market clearance to market its follow-on products, or that the Company's follow-on products will be classified as described above, or that, in order to obtain 510(k) pre-market clearance, the Company will not be required to submit additional data or meet additional FDA requirements that may substantially delay the 510(k) process and add to the Company's expenses. Moreover, such 510(k) pre-market clearance, if obtained, may be subject to conditions on the marketing or manufacturing of the corresponding products that may impede the Company's ability to market and/or manufacture such products.

     If any of the Company's follow-on products do not qualify for the 510(k) procedure (either because it is not substantially equivalent to a legally marketed device or because it is a Class III device), the FDA must approve a pre-market approval ("PMA") application before marketing can begin. PMA applications must demonstrate, among other matters, that the medical device is safe and effective. A PMA application is typically a complex submission, usually including the results of clinical studies, and preparing an application is a detailed and time-consuming process. Once a PMA application has been submitted, the FDA's review may be lengthy and may include requests for additional data. By statute and regulation, the FDA may take 180 days to review a PMA application, although such time may be extended. Furthermore, there can be no assurance that a PMA application will be reviewed within 180 days or that a PMA application will be approved by the FDA.

     In March 1995, the FDA issued a draft guidance document on 510(k) notifications for medical devices with sharps injury prevention features, a category that would cover the Company's follow-on products. The draft guidance provisionally placed this category of products into Tier 3 for purposes of 510(k) review, meaning that such products will be subject to the FDA's most comprehensive and rigorous review for 510(k) products. However, review under this classification is expedited. The draft guidance also states that in most cases, FDA will accept, in support of a 510(k) notification, data from tests involving simulated use of such a product by health care professionals, although in some cases that agency might require actual clinical data.

      The process of obtaining required regulatory clearances or approvals can be time-consuming and expensive, and compliance with the FDA's GMP regulation and other regulatory requirements can be burdensome. Moreover, there can be no assurance that the required regulatory clearances will be obtained, and such clearances, if obtained, may include significant limitations on the uses of the follow-on products in question. In addition, changes in existing regulations or guidelines or the adoption of new regulations or guidelines could make regulatory compliance by the Company more difficult in the future. The Venture must also meet FDA requirements before marketing the filmless digitized imaging technology. The failure to comply with applicable regulations could result in fines, delays or suspensions of clearances, seizures or recalls of products, operating restrictions and criminal prosecutions, and would have a material adverse effect on the Company. See "Business -- Government Regulation."

      Distribution of the Company's products in countries other than the United States may be subject to regulation in those countries. There can be no assurance that the Company will obtain the approvals necessary to market any of its products outside the United States.

      Uncertainty in the Health Care Industry. The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of health care facilities. During the past several years, the health care industry has been subject to increased government regulation of reimbursement rates and capital expenditures. Among other things, third party payors are increasingly attempting to contain health care costs by limiting both coverage and reimbursement levels for health care products and procedures. Because the price of the Company's products may exceed the price of conventional products the cost control policies of third party payors, including government agencies, may adversely affect use of the Company's products.



      There are numerous proposals to reform the U.S. health care system and health care systems of various states. Many of these proposals seek to increase government involvement in health care, lower reimbursement rates, contain costs and otherwise change the operating environment for the Company's customers. Health care providers may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring investments in new technology, including the Company's products. The Company cannot predict what impact, if any, such proposals or health care reforms might have on the Company's financial condition and results of its operations.

      Dependence on Key Personnel. The success of the Company depends upon the skills, experience and efforts of its management. Should the services of one or more members of its present management become unavailable to the Company for any reason, the business of the Company could be adversely affected. The Company does not have noncompetition agreements in place with its key personnel.

      Market Volatility. Market prices of securities of medical technology companies are highly volatile from time to time. The market price of the Company's securities may be significantly affected by factors such as the announcement of new product or technical innovations by the Company or its competitors, changes in the regulatory environment, or by other factors that may or may not relate directly to the Company. The availability of 13,682,213 shares of Common Stock for sale under this Prospectus, which represents a significant increase in the public float prior to this offering, may be expected to negatively impact the market value.

      Potential Negative Impact of Shares Eligible for Sale. No prediction can be made as to the effect, if any, that sales of stock, the availability of stock for future sales, will have on the market price of the Common Stock prevailing from time to time following this offering (the "Offering"). Sales of substantial amounts of Common Stock (including stock which may be issued upon exercise of Warrants and/or Stock Options), or the perception that such sales may occur, could adversely affect prevailing market prices for the Common Stock. See "Securities Eligible for Future Sale."

      Potential Negative Impact of Earn-Out Shares. John T. Clarke, David A. Robinson and Bradley C. Robinson, who are respectively a former Director; the President, Chief Executive Officer, Chairman of the Board and a Director; and a Vice President and Director of the Company, have the opportunity to receive up to an aggregate of 2,000,000 additional shares of common stock (the "Earn-Out Shares"). Any issuance of Earn-Out Shares would be based upon the level of pre-tax consolidated net income, adjusted to exclude any expense arising from the obligation to issue or the issuance of the Earn-Out Shares and any income or expense associated with non-recurring or extraordinary items as determined in accordance with generally accepted accounting principles ("Adjusted PTNI"). See "Description of Securities -- Earn-Out Shares."

      The Company expects that the issuance of Earn-Out Shares will be deemed to be the payment of compensation to the recipients and will result in a charge to the earnings of the Company in the year or years the Earn-Out Shares are earned, in an amount equal to the fair market value of the Earn-Out Shares. This charge to earnings could have a substantial negative impact on the earnings of the Company in the year or years in which the compensation expense is recognized.

     The effect of the charge to earnings associated with the issuance of Earn-Out Shares could place the Company in a net loss position for the relevant year, even though the Adjusted PTNI was at a level requiring the issuance of Earn-Out Shares. Because Earn-Out Shares are issuable based on the results of a single year, the Adjusted PTNI in a particular year could require the issuance of Earn-Out Shares even though the cumulative Adjusted PTNI for the three years 1996, 1997 and 1998, or any combination of those years, could reflect a lower amount of Adjusted PTNI that would not require the Company to issue such Earn-Out Shares or even a loss at the Adjusted PTNI. There is no assurance that years subsequent to the year or years in which Earn-Out Shares are issued will produce the same level of Adjusted PTNI or will be profitable. The management of the Company may have the discretion to accelerate or defer certain transactions that could shift revenue or expense between years or otherwise affect the Adjusted PTNI in any year or years.

     The Company has agreed to file a registration statement under the Securities Act with respect to the Earn-Out Shares, when issued. The issuance of the Earn-Out Shares, or the perception that the issuance of such stock may occur, could adversely affect prevailing market prices for the Common Stock.

      No Dividends. The Company has not paid dividends since its inception and does not intend to pay any dividends in the foreseeable future. No assurance can be given that it will pay dividends at any time. The Company presently intends to retain future earnings, if any, for financing the growth and expansion of the Company.

     Limitations on Director Liability. The Company's Certificate of Incorporation provides, as permitted by governing Delaware law, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any action or failure to take any action, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company has agreed and its Certificate of Incorporation and Bylaws provide, for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law and has entered into contracts with its directors and officers providing for such indemnification.

      Possible Delisting of Securities from Nasdaq System. Trading of 294,872 shares of the Company's Common Stock is currently conducted on the Nasdaq Small-Cap Market System. In order to continue to qualify its Common Stock for quotation on the Nasdaq Small-Cap Market, a company must have, among other things, at least $2,000,000 in total assets, $1,000,000 in capital and surplus and a minimum bid price for its common stock of $1.00 per share. The Company may be unable to satisfy the continued listing criteria under the rules, inasmuch as it might have less than $2,000,000 in total assets or $1,000,000 in capital and surplus, or the minimum bid price for its common stock might be less than $1.00 at some time in the future, in which event any listed security of the Company will be subject to delisting.

     In the event of such delisting, trading, if any, in the Company's securities would be expected to be conducted on the over-the-counter market in what is commonly referred to as the "pink sheets" or the "Electronic Bulletin Board." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. The loss of continued quotation on the Nasdaq System may also cause a decline in share price, loss of news coverage of the Company and difficulty in obtaining subsequent financing.

     No Control Over Market Making. No person is under any obligation to make a market in the Company's Common Stock and any person making a market in the Common Stock may discontinue market making activities at any time without notice. There can be no assurance that an active public market for the Common Stock will continue.

      Placement Agent Warrants; Risk of Further Dilution. The Company has provided Capital Growth International L.L.C. formerly U.S. Sachem Financial Consultants, LP ("Capital Growth"), the Company's placement agent in a private placement, and various sub-placement agents, with Series A Warrants to purchase shares of Common Stock at the price of $3.00 per share and Series B Warrants to purchase shares of Common Stock at the price of $2.00 per share. Except for the exercise price, the terms of the Series B Warrants are the same as the Series A
Warrants. See "Description of Securities." For the life of these Warrants, the holders thereof are given the opportunity to profit from the difference, if any, between the exercise price of these Warrants and the value of or market price, if any, of the Common Stock with a resulting dilution in the interest of existing stockholders. The terms on which the Company could obtain additional capital during the exercise period of the Warrants may be adversely affected by these Warrants.

       Anti-Takeover Provisions of Certificate and Bylaws. The Certificate of Incorporation of the Company provides for division of the Board of Directors into three substantially equal classes. Beginning in 1996, one class of directors will be elected at each annual meeting for a three-year term. Amendments to this provision must be approved by a two-thirds vote of all the outstanding stock entitled to vote, and the number of directors may be changed by a majority of the entire Board of Directors or by a two-thirds vote of the outstanding stock entitled to vote. Meetings of the stockholders may be called only by the Board of Directors, the Chief Executive Officer or the President, and stockholder action may not be taken by written consent. Stockholder proposals, including director nominations, may be considered at a meeting only if written notice of the proposal is delivered to the Company from 50 to 75 days in advance of the meeting, or within 10 days after notice of the meeting is given to stockholders if the meeting was not publicly disclosed at least 60 days prior to the meeting. These provisions could have the effect of discouraging takeover attempts or delaying or preventing a change of control of the Company.

      Anti-Takeover Effect of the Issuance of Preferred Stock. The Company has an authorized class of 5,000,000 shares of preferred stock which may be issued by its Board of Directors on such terms and with such rights, preferences and designations as the board may determine. Issuance of such preferred stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control of the Company. In addition, certain "anti-takeover" provisions of the Delaware General Corporation Law, among other things, may restrict the ability of stockholders to effect a merger or business combination or obtain control of the Company and may be considered disadvantageous by a stockholder. See "Description of Securities -- Anti-Takeover Provisions" and "Description of Securities -- Certain Certificate and Bylaw Provisions." Management of the Company presently does not intend to issue any shares of preferred stock. The preferred stock may, however, be issued at some future date which stock might have substantially more than one vote per share or other provisions designed to deter a change in control of the Company. The issuance of such stock to a limited group of management Stockholders may vest in such persons absolute voting control of the Company, including, among other things, the ability to elect all of the directors, and to control certain matters submitted to a vote of Stockholders and to prevent any change in management despite performance. Also, the shares of preferred stock may have the right to vote upon certain matters as a separate class.

      Joint Venture Risks. In October, 1995, the Company entered into an agreement with a third party to form a joint venture (the "Venture"), in the form of a corporation (Quantum Imaging Corporation) to develop an improved filmless digitized imaging system. For a fifty percent interest in the Venture (before dilution by financing investors), the Company is obligated to pay the Venture $15,000 per month for a twelve month period. The Company contributed total capital of $83,624 to the Venture during 1995. The Company's obligations to the Venture are cancelable upon thirty (30) days written notice or failure of the other Venture partner to meet requirements as specified in the Venture agreement. In the opinion of Company management, in order to be successful the Venture must raise between $3,000,000 and $6,000,000. The Company contributed total capital of $83,624 to the Venture during 1995. It is anticipated that at least one-third of the outstanding shares of the Venture will be sold to fund development through initial production of related filmless digitized imaging systems. No assurance can be given that research and development will be successful or that the system will find profitable acceptance in the marketplace.

                            DIVIDEND POLICY


      To  date,  the Company has not paid dividends on its  respective common stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's operations.


                          SHARE PRICE HISTORY


      The Company's common stock (the "Common Stock") has been quoted on Nasdaq Small-Cap Market since October 1995 under the trading symbol "SHPI." From July 1995 through October 1995 the Common Stock was quoted on the NASD Over-the-Counter market. Prior to July 1995, 10,256 shares of the Common Stock was registered for sale pursuant to a registration statement and 284,616 294,872 shares of Common Stock became freely tradable pursuant to Rule 144 or a similar exemption from registration effectively free trading, although no active trading market existed for the Company's Common Stock. On
   April 15 June 11, 1996, the reported high ask and low bid price of the Common Stock was $9.125 8.00 and $9.00 7.25 , respectively. The following table sets forth the high and low bid information of the Common Stock for the periods indicated. It should be understood that only 294,872 shares of Common Stock have been available for trading to date, and that such over the counter market quotations reflect inter-dealer prices without retail markup, markdown or commission, and the quotations may not reflect any actual market transactions in the Common Stock.

          Quarter Ended             High           Low
          1995
          September 30               $5.25              $2.50
          December 31               $10.50              $5.25
                                     8.625              $8.25

          1996
          March 31                  $12.25   $7.375   10.75
          June 30 (through          $11.75              $6.25
          June 11                    9.125               9.00
             April 15)



                           Holders of Record

      At    April 15    June 3, 1996 there were 348   0     holders of
record of the Company's Common Stock.

                            CAPITALIZATION

      The  following  table  sets forth actual capitalization  of  the
Company at March 31, 1996   December 31, 1995,     and as adjusted  to
reflect  the  effect that would take place if all  the  Warrants  were exercised  and converted.  There can be no assurance that all  or  any
Warrants will be exercised.

                                                   March 31,1996
                                                December 31, 1995
                                               Actual       As Adjusted
Long-term debt                              $          -    $          -
                                                       -               -
Stockholders' Equity:
Preferred Stock, $.001 par value -                     --              --
5,000,000 shares authorized;
no shares outstanding
Common Stock, $.02 par value - 50,000,000
shares authorized,                               171,333         259,358
8,566,653 (12,967,903, as adjusted)
outstanding (1)
Common Stock Subscriptions Receivable           (209,200)        (209,200)
                                               (259,500)         (259,500)

Additional Paid-in Capital                      9,316,028      21,141,378
Accumulated Deficit                          (4,569,566)     (4,569,566)
                                               (3,858,056)   (3,858,056)

Total Stockholders' Equity                     4,708,595      16,621,970
                                               5,369,805        17,283,180

Total Capitalization                          $4,708,595     $16,621,970
                                               5,369,805      17,283,180
_______________
<F1>
(1)     Adjusted to give effect to the issuance of 3,110,875 shares of
  Common Stock issuable upon the exercise of the Series A Warrants  at
  $3.00  per share and 1,290,375 shares of Common Stock issuable  upon
  the  exercise  of  the Series B Warrants at $2.00  per  share.   The
  Warrants are callable by the Company under certain conditions.   See
  "Description  of  Securities." Does  not  include  up  to  2,000,000 shares  of  Common Stock (the "Earn-Out Shares") that may be  issued
  pursuant   to   certain  agreements  with  members  of   management,
  1,284,998  shares  of  Common Stock that may be  granted  under  the
  Company's  non-qualified  stock  option  plan,  including  1,171,810 shares  of  stock subject to options now outstanding, 63,000  shares
  of   Common  Stock  issuable  upon  the  exercise  of  options   now
  outstanding  issued  under  SHP's non-qualified  stock  option  plan which  was  assumed by the Company in connection with the  Company's acquisition  of SHP, or 45,000 shares of Common Stock issuable  upon the  exercise of certain warrants issued to a single investor by SHP which  were assumed by the Company in connection with the  Company's acquisition of SHP.  See "Description of Securities."


                        SELECTED FINANCIAL DATA


       The following data have been derived from the Company's consolidated financial statements that have been audited by KPMG Peat Marwick LLP, independent auditors. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the Financial Statements and related Notes appearing elsewhere herein:

                                 Period              3 Months Ended
                          Fiscal Year Ended (1)
                          Nov.
                           19,      Dec.     Dec.     March    March
                          1993      31,      31,       31,      31,
                         (incep     1994     1995     1996     1995
                          tion)
                           to
                         Dec. 3
                           1,
                          1993
Statement of
Operations Data:
Sales                  $      --   33,256   447,844    16,621   82,612
Cost of sales                 --   21,669   294,171    19,756   36,848
                       -------------------------------------------------
Gross profit                  --   11,587   153,673    (3,135)   45,764

Expenses:
Research and                  --  290,950   804,639    319,883 101,079
  development
Selling, general and        3,450 620,022 2,133,021    463,749 308,261
  administrative
Write off of operating        --      --    255,072         --      --
  assets
                      --------------------------------------------------
Total expenses              3,450 910,972  3,192,732    783,632 409,340
                      --------------------------------------------------
Operating loss            (3,450)(899,385)(3,039,059) (786,767)(363,576)
Net other income              --   (7,563)   119,570    75,257   (9,026)
  (expense)           --------------------------------------------------
Net loss                   (3,450)(906,948)(2,919,489)(711,510)(372,602)

Dividends on preference        -- (16,780)    (11,389)      --       --
  stock
                       -------------------------------------------------
Net loss attributable    $ (3,450)(923,728)(2,930,878)(711,510)(372,602)
to common stockholders  ==================================================
Net loss per common     $     --    (.75)    (.69)     (.08)    (.27)
share                  ===================================================
Weighted average number
of shares used for net    1,170,000 1,224,074 4,269,131 8,566,653 1,363,500
loss per share         =====================================================
computation (2)

Balance Sheet Data (at
period end):

Working capital       $ (12,150) (287,723)   4,194,568  3,315,726  18,232
Total assets             16,550   656,865    5,950,728  5,198,505  1,109,440
Long-term debt, less         --   458,333          --        --      485,000
current maturities
Total stockholders       (2,150) (355,878)   5,369,805  4,708,595   68,621
equity (deficit)

__________________________________________________________

<F1>
(1)      Excludes  Specialized  Health  Products  International,  Inc.
  (formerly, Russco, Inc.) which had no operations prior to the Acquisition on July 28, 1995, and is immaterial.
<F2>
(2) Net loss per common share is based on the weighted average number of common shares outstanding. Stock options and warrants, and preferred shares prior to conversion, are not included in the calculation because this inclusion would be anti-dilutive and reduce the net loss per share amount.


                 MANAGEMENT'S DISCUSSION AND ANALYSIS
           OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis provides information which management believes is relevant to an assessment and understanding  of
the   Company's  consolidated  results  of  operations  and  financial
condition.   The  discussion should be read in  conjunction  with  the
consolidated financial statements and notes thereto.  Wherever in this discussion  the  term "Company" is used, it should  be  understood  to refer  to  the Company and SHP, on a consolidated basis, except  where
the   context  clearly  indicates  to  the  contrary.   Prior  to  the
Acquisition  wherein  the Company acquired SHP  (See  note  1  to  the consolidated financial statements) the Company had no operations.

Overview

      From  its  inception,  the  Company  has  incurred  losses  from
operations.   As  of  March 31   December 31,     1996   5      ,  the
Company    had    cumulative    net   losses    totaling    $4,569,566
   $3,858,056.      To date, the Company's principal  focus  has  been
the  design,  development,  testing,  and  evaluation  of  its  Safety
Cradle(R)  sharps  containers, SafetyStrip(TM)  lancet,  ExtreSafe(TM)
medical  needle  technology,  intravenous  flow  gauge  system,  blood collection  device, and other products, and the design and development of its molds and production processes relating to its Safety Cradle(R)
sharps containers.

      In  1994, the Company had limited sales of its sharps containers due,  in  part,  to  the  fact the molds used to  produce  the  sharps containers  had not been completed and come on line.  Certain  of  the
Company's  Safety Cradle(R) sharps container molds were  completed  in the  first  half  of  1995,  and additional  Safety  Cradle(R)  sharps
container molds were completed in the second half of 1995.   As  molds
were completed, the Company's sales increased from $33,256 for 1994 to
$447,844  for  1995.   During the fourth quarter  of  1995  and  first
quarter  of  1996  the  Company  had  sales  of  $5,503  and  $16,621, respectively.  The decrease in sales during the fourth quarter of 1995 and  first  quarter of 1996 was related to the Company's inability  to
use  the  molds  during  a good part of said  periods      the  fourth
quarter of 1995      due to improvements that were being made  to  the
molds.   Said  improvements were completed in  the  first  quarter  of
1996.    and will affect sales during the first quarter of 1996.

      During the fourth quarter of 1995, the aggregate effect of year end adjustments, which relate to prior quarters, increased the net loss by approximately $457,000. These adjustments were primarily the result of a write off of operating assets and amounts capitalized as research and development and adjustments to consulting and expense reimbursement.

      The  Company  anticipates  that  commercial  production  of  its
SafetyStrip(TM) lancet, will commence in 1996. Provided the  necessary
FDA  approvals  are  obtained, of which there  is  no  assurance,  the
Company   anticipates  commercial  production  of  the   ExtreSafe(TM)
catheter,  ExtreSafe(TM) phlebotomy device and  ExtreSafe(TM)  syringe will  commence  in  1997.  The Company's other  ExtreSafe(TM)  medical
needle   technology  products,  intravenous  flow  gauge   and   blood
collection  device  are conceptual ideas in the  research  stage.   No
assurance  can  be given, however, that the Company will  be  able  to adhere  to  these time frames or that such products will  ever  go  to market.

Three Months Ended March 31, 1996 and March 31, 1995.

      During the three months ended March 31, 1996 the Company had sales of $16,621 compared with sales of $82,612 during the three months ended March 31, 1995. All of said sales relate to the Company's sharps container products which is the only product the Company is currently selling. Sales during the three months ended
March 31, 1996 were hampered due to improvements that were being made to the molds used to produce the Company's sharps container products which improvements have been completed.

     The Company's trade accounts receivable were $12,717 at March 31,
1996,  compared with $350,718 at December 31, 1995.  Of  the  $350,718 amount,  $348,266 was owed to the Company by a single  distributor  of the  Company's sharps container products.  The $348,266 was  collected in full from the distributor on March 15, 1996.



      Research and development expenses were $319,883 for the three months ended March 31, 1996, compared with $101,079 for the three months ended March 31, 1995. The Company's efforts in the three months ended March 31, 1996, were focused on refining the design and molds for its Safety Cradle(R) sharps container products, and upon the design and development of its SafetyStrip(TM) and ExtreSafe(TM) medical needle technology, intravenous flow gauge system, and blood collection device. The Company's efforts in the three months ended
March 31, 1995, were focused on refining the design and producing molds for its Safety Cradle(R) sharps container products.

      General and administrative expenses were $463,749 for the  three months ended March 31, 1996, compared to $308,261 for the three months ended  March 31, 1995.  The increased costs resulted largely from  the increases in expenditures in two principle areas.  First, salaries and benefits  increased from $84,454 for the three months ended March  31,
1995  to  $165,672  for the three months ended March  31,  1996.   The
increase  resulted  primarily from the hiring  of  additional  product development,  sales  and  marketing personnel  to  support  sales  and commercialization of the Company's products as well as  pay  increases granted  to  certain  of the Company's employees, including  executive
officers.   Next,  legal,  accounting, financial  advisory  and  other professional and consulting fees increased from $47,452 for the  three months  ended  March  31, 1995 to $92,982 for the three  months  ended
March  31,  1996.  The increase in costs was primarily from accounting and  legal expenses associated with the filing of an amended Form  S-1 registration  statement and Form 10-K, the hiring and payment  of  the
Company's  exclusive financial advisor, and expenses  associated  with litigation.

      Net interest income was $50,257 for the three months ended March
31, 1996 compared with net other expense of $9,026 for the three months ended March 31, 1995. The other income for the three months ended March 31, 1996 is comprised primarily of interest earned on cash and cash equivalents. The other expense relates primarily to the accrued interest on certain notes payable and the interest on the Company's line of credit.

Years Ended December 31, 1995 and December 31, 1994

     The Company had sales of $447,844 for the year ended December 31,
1995,  and  sales  of  $33,256 for the year ended December  31,  1994.
These revenues were derived largely from the sale of sharps containers
that  were  produced  on  a  limited basis  during  1994.   Commercial
manufacture and sale of additional sizes and versions of the Company's sharps containers were introduced in the third and fourth quarters  of
1995.   At  present, the only product the Company is  selling  is  its
Safety  Cradle(R)  sharps container products.  Moreover,  during  1995
$418,509  or ninety-three percent of the Company's sales were  through
Moore  Medical  Corp.,  a  non-exclusive distributor  for  the  Safety
Cradle(R)  sharps container products.  The Company does not  have  and has  not  had  a  distribution  agreement  with  Moore  Medical  Corp.
requiring  Moore  Medical Corp. to buy or sell any  of  the  Company's products.

     The Company's trade accounts receivable were $350,718 at December
31,  1995, compared with $4,471 at December 31, 1994.  Of the $350,718 amount, $348,266 was owed to the Company by a single distributor of the Company's sharps container products. The $348,266 was collected in full from the distributor on March 15, 1996. The Company believes the remaining trade accounts receivable owing as of December 31, 1995 are collectible.

      Research  and development expenses were $804,639  for  the  year ended  December  31, 1995, compared with $290,950 for the  year  ended
December  31, 1994.  The Company's efforts in the year ended  December
31, 1995, were focused on refining the design and molds for its Safety
Cradle(R)   sharps  container  products,  and  upon  the  design   and
development  of  its SafetyStrip(TM) and ExtreSafe(TM) medical  needle technology,  intravenous  flow  gauge  system,  and  blood  collection
device.   The Company's efforts in the year ended December  31,  1994, were  focused  on  refining the design and  producing  molds  for  its
Safety Cradle(R) sharps container products.

      General and administrative expenses were $2,133,021 for the year ended  December  31,  1995, compared to $620,022 for  the  year  ended
December  31, 1994.    The increased costs resulted largely  from  the
following  increases in expenditures.  First, selling costs  increased from  $4,563 for the year ended December 31, 1994 to $360,694 for  the year  ended  December 31, 1995.  The increase in  selling  costs  were primarily  a  result of an increase in the expenditures  made  by  the
Company  to  market  and  sell its Safety Cradle(R)  sharps  container products.  Next, salaries and benefits increased from $201,328 for the year  ended December 31, 1994 to $592,642 for the year ended  December
31,  1995.   The  increase  resulted  primarily  from  the  hiring  of
additional  product  development, sales  and  marketing  personnel  to support sales and commercialization of the Company's products as  well as pay increases granted to certain of the Company's employees.  Next, legal, accounting and other professional and consulting fees increased from $179,674 for the year ended December 31, 1994 to $548,034 for the year  ended  December 31, 1995.  The increase in costs  was  primarily from  accounting  and legal expenses associated with the  Acquisition, the  filing of a Form S-1 registration statement, increased  financing activities  and expenses associated with litigation.  Finally,  travel and  entertainment  costs increased from $56,812 for  the  year  ended
December  31, 1994 to $182,989 for the year ended December  31,  1995.
The  increase resulted primarily from increased costs associated  with financing, manufacturing, selling and marketing activities.


      Net  other  income was $119,570 for the year ended December  31,
1995,  compared  with net other expense of $7,563 for the  year  ended
December 31, 1994.  The other income for year ended December 31, 1995, relates primarily to interest earned on funds derived from the sale of the Company's equity securities in a private placement which closed in
August  1995  wherein the Company raised gross proceeds of  $8,602,500
(net  proceeds of $7,519,060).  Net other expense was $7,563  for  the year  ended  December  31, 1994.  The other  expense  relates  to  the accrued  interest  on certain notes payable and the  interest  on  the
Company's line of credit.

Year Ended December 31, 1993

      SHP  was  formed in November of 1993.  SHP had no revenues  from inception to December 31, 1993.  The principal activity of SHP  during
this   period   was  negotiation  and  acquisition  of   the   certain
intellectual property relating to the sharps containers.  SHP  had  no
research  and  development  or financing expenses.   The  general  and
administrative  expenses  of SHP totaled $3,450,  which  were  devoted largely to activities relating to the acquisition of the Sharp-Trap(R)
patents, (See "Business") patent applications and related intellectual property.

      During the periods prior to November 1993, the Company (not including SHP) had no operations and its financial results were immaterial

Liquidity and Capital Resources

      The Company's need for funds has increased from period to period as  it has increased its research and development activities, expanded staff,  and  commenced  the  purchase and construction  of  molds  and production equipment.  To date the Company has financed its operations principally  through  borrowings  and  private  placements  of  equity
securities  and debt.  Through    December    March 31,  1996   5    ,
the   Company   had  received  net  cash  from  financing   activities
approximately $9,100,000 through financing activities.   The  bulk  of
the proceeds from the Company's financing activities resulted from the
sale   of   equity  securities.   As  of  March     December       31,
1996   5    , the Company's liabilities totaled $489,910   580,923    . All
of these liabilities are current liabilities.  The Company had working
capital  at     the year ended December     March 31, 1996   5      of
$3,315,726    4,194,568     and the Company used net cash in operating
activities of $510,407    2,605,616     during the three months  ended
March 31, 1996.    in 1995.

      The Company has 3,110,875 Series A Warrants and 1,290,375 Series
B  Warrants  outstanding which are exercisable for  shares  of  Common
Stock  of  the Company at a price of $3.00 per share in  the  case  of
Series  A  Warrants  and  $2.00 per share in  the  case  of  Series  B
Warrants, and expire on the earlier of (a) two years from the date  of effectiveness  of  a registration statement under the  Securities  Act covering the Common Stock underlying such Warrants, which period shall be  extended  day-for-day for any time that a prospectus  meeting  the requirements of the Securities Act is not available, or (b)  the  date specified in a notice of redemption from the Company (subject  to  the prior  right  of the holder to exercise the Warrants for at  least  20 days  following the date of such notice) in the event that the closing price  of  the  Common  Stock  for any ten  consecutive  trading  days preceding  such  notice exceeds $6.00 per share  and  subject  to  the availability  of  a current prospectus covering the underlying  stock.
Thus, the Company may accelerate the expiration of the Warrants in the event  that the average market price of the Common Stock exceeds $6.00 per  share,  in  which  event the holders of  the  Warrants  would  be permitted to exercise the Warrants during a period of not less than 20 days  following  notice of such an event.  The  exercise  of  all  the
Series A and Series B Warrants would result in a gross cash inflow  to
the   Company  of  $11,913,375.  The  Company  presently  intends   to
accelerate  the expiration of the Warrants when and if such conditions are met.  All of the Warrants are currently outstanding.  There can be no assurance, however, that any of the Warrants will be exercised.

      Prior to the Acquisitions, SHP issued to a nonaffiliated shareholder a warrant to purchase 45,000 shares of Common Stock at $1.67 per share. Said warrant was issued by SHP in exchange for cash.
This warrant expires in 1996 and became an outstanding obligation of the Company, rather than of SHP, on July 28, 1995 (the date of the Acquisition).

      On  September  1,  1995, the Company adopted  a  Company's  non-
qualified   stock  option  plan  ("NQSOP")  wherein  the  Company   is
authorized  to  grant  options to purchase up to 1,284,998  shares  of
Common  Stock  of  the Company.  Pursuant to the NQSOP,  in  September
1995,  the Company granted stock options to purchase 1,151,810  shares of Common Stock, and in November , the Company issued stock options to purchase  20,000 shares of Common Stock.  All of these  stock  options are immediately exercisable.  These options expire in 2000.


      In addition to the options outstanding under the NQSOP, the Company also has 108,000 options outstanding that were issued under the SHP NQSOP and that became obligations of the Company pursuant to the terms of the Acquisition. The SHP NQSOP options allows the holders thereof to purchase 108,000 shares of the Company's common stock at $0.39 per share. In April 1996, 22,500 of options issued under the SHP NQSOP expired and 22,500 such options were exercised.
The remaining 63,000 outstanding SHP NQSOP options expire in 2004.

  The Company also gave certain officers and directors of the Company the opportunity to receive up to an aggregate of 2,000,000 shares of Common Stock (the "Earn-Out Shares"). Any issuance of Earn-Out Shares would be based upon the level of pre-tax consolidated net income, adjusted to exclude any expense arising from the obligation to issue or the issuance of the Earn-Out Shares and any income or expense associated with non-recurring or extraordinary items as determined in accordance with generally accepted accounting principles ("Adjusted
PTNI").  See "Description of Securities - Earn-Out Shares."

      The Company expects that the issuance of Earn-Out Shares will be deemed to be the payment of compensation to the recipients and will result in a charge to the earnings of the Company in the year or years the Earn-Out Shares are earned, in an amount equal to the fair market value of the Earn-Out Shares. This charge to earnings could have a substantial negative impact on the earnings of the Company in the year or years in which the compensation expense is recognized.

     The effect of the charge to earnings associated with the issuance of Earn-Out Shares could place the Company in a net loss position for the relevant year, even though the Adjusted PTNI was at a level requiring the issuance of Earn-Out Shares. Because Earn-Out Shares are issuable based on the results of a single year, the Adjusted PTNI in a particular year could require the issuance of Earn-Out Shares even thought he cumulative Adjusted PTNI for the three years 1996, 1997 and 1998, or any combination of those years, could reflect a lower amount of Adjusted PTNI that would not require the Company to issue such Earn-Out Shares or even a loss at the Adjusted PTNI. There is no assurance that years subsequent to the year or years in which Earn-Out Shares are issued will produce the same level of Adjusted
PTNI or will be profitable. The management of the Company may have the discretion to accelerate or defer certain transactions that could shift revenue or expense between years or otherwise affect the Adjusted PTNI in any year or years.

     The Company has agreed to file a registration statement under the
Securities Act with respect to the Earn-Out Shares, when issued.   The
issuance  of the Earn-Out Shares, or the perception that the  issuance of  such  stock  may  occur, could adversely affect prevailing  market prices for the Common Stock.

      In  October, 1995, the Company entered into an agreement with  a third party to form a joint venture (the "Venture"), in the form of  a corporation  (Quantum  Imaging Corporation)  to  develop  an  improved filmless  digitized imaging system.  For a fifty percent  interest  in the  Venture (before dilution by financing investors), the Company  is obligated  to  pay the Venture $15,000 per month for  a  twelve  month
period.   The  Company contributed total capital  of  $83,624  to  the
Venture  during  1995.  The Company's obligations to the  Venture  are cancelable  upon  thirty (30) days written notice or  failure  of  the other Venture partner to meet requirements as specified in the Venture
agreement.   In  the opinion of Company management,  in  order  to  be
successful  the Venture must raise between $3,000,000 and  $6,000,000.
The Company contributed total capital of $83,624 to the Venture during
1995.   It  is  anticipated that at least one-third of the outstanding shares of the Venture will be sold to fund development through initial
production   of  related  filmless  digitized  imaging  systems.    No
assurance can be given that the system will find profitable acceptance in the marketplace.  See "Business -- Products Under Development."

      The  Company's  working capital and other  capital  requirements during the next year or more will vary based upon a number of factors,
including   the   cost   to  complete  development   and   bring   the
SafetyStrip(TM)   and   ExtreSafe(TM)   medical   needle   technology,
intravenous flow gauge system, phlebotomy device and other products to
commercial   viability,  the  cost  and  effort  needed  to   complete
production  of  the  Sharp-Trap(R)  molds,  the  level  of  sales  and
marketing  for  the  Safety  Cradle(R)  sharps  containers,  and   the
resources that will be expended in SHP's lawsuit against Mold Threads,
Inc.   See "Risk Factors -- Litigation."  At present, the Company  has committed to spend $103,805 during fiscal 1996 on projects relating to the development and manufacture of its products.  The Company believes that  the funds described above and funds generated from the  sale  of its Safety Cradle(R) sharps container products, will be sufficient  to support  the Company's operations and planned capital expenditures  at least through fiscal 1996.  The Company's failure either to produce or sell  sufficient  quantities  of  Safety  Cradle(R)  sharps  container products  could  materially and adversely affect  the  Company's  cash
flows.   In  addition,  the Company's business  plans  may  change  or unforeseen  events  may  occur  which require  the  Company  to  raise additional funds.


Inflation

     The Company does not expect the impact of inflation on operations to be significant.

Backlog

     There are no material backlog of unfilled orders of the Company's products.

Future Results

      This document contains both historical facts and forward-looking
statements.   Any  forward-looking  statements  involves   risks   and
uncertainties,  including but not limited to risk of  product  demand, market  acceptance,  economic  conditions,  competitive  products  and pricing,  difficulties in product development, commercialization,  and technology, and other risks.  As a result, the Company's actual future operations  could  differ significantly from those  discussed  in  the forward-looking statements.


                               BUSINESS


General

     The Company primarily develops health care products that limit or prevent the risk of accidental needle sticks which may cause the spread of blood-borne diseases such as HIV and hepatitis B, and secondarily develops other products for use in the health care industry.

      The  Company has created a portfolio of proprietary health  care products  that  are  in various stages of production,  pre-production, development and research.  The Company's products include those  being currently  commercialized, those utilizing the  ExtreSafe(TM)  medical needle  technology  and those relating to certain  filmless  digitized
imaging  technology.   In  December 1994, the Company  introduced  the
first  in  its line of newly developed containers for the disposal  of contaminated  "sharps"  (i.e.,  needles,  syringes,  blood  collection systems,  intravenous  catheters,  surgical  blades,  lancets,  etc.).
Additional   sizes  and  versions  of  its  Safety  Cradle(R)   sharps
containers  were  released in the third and fourth quarters  of  1995.
The  Company is developing a safety lancet (the "SafetyStrip(TM)"),  a small  hand-held device for penetrating the skin to obtain  blood  for
analysis.    Commercial   production  of   the   SafetyStrip(TM)    is
anticipated to commence in 1996.

      The Company is also developing a line of products using the Company's ExtreSafe(TM) medical needle technology (the "ExtreSafe(TM)
Products"), which incorporates a system to allow a contaminated needle to be automatically retracted and immediately encapsulated without exposure to the health care worker. Products under development that incorporate the ExtreSafe(TM) medical needle technology include the ExtreSafe(TM) phlebotomy devise, ExtreSafe(TM) catheter and several different ExtreSafe(TM) syringe applications. The Company expects to introduce additional products using this technology. Prototypes of the first product using the ExtreSafe(TM) medical needle technology were completed in April 1995 and commercial production is anticipated to commence in 1997, provided the necessary FDA approvals are obtained, of which there is no assurance. Prototypes of the ExtreSafe(TM) catheter and ExtreSafe(TM) syringe were completed in the second half of 1995. The Company's concepts for a safety intravenous flow gauge and blood collection are in the research stage.

      The Company has also entered into a joint venture to design and produce an improved filmless digitized imaging technology to be used in the medical field (the "Imaging Products") which is in the research stage.


Company Background and 1995 Reorganization

     The Company was incorporated in 1986 as Santian Ventures, Inc. as a Utah corporation.  Santian Ventures, Inc. was organized to engage in the  business  of acquiring assets and properties of any kind  without
regard  to  any specific type of business or industry.   In  1989  the
Company  changed its name to Ware/Hadley Ventures, Inc.  Subsequently, the Company's corporate domicile was changed to the State of Delaware, and its name was changed to Russco, Inc., effective December 20, 1990, by  merger into a newly created Delaware corporation.  The Company had no  operations until July 28, 1995.  On that date and pursuant to  the terms  of  a Placement Agreement, the terms of which were proposed  by
Capital  Growth,  the  Company acquired Specialized  Health  Products,
Inc.,  a Utah corporation, through a merger with a subsidiary  of  the
Company,  and  the  Company changed its name  to  "Specialized  Health
Products  International, Inc."  Pursuant to an Agreement and  Plan  of
Merger  dated  June  23, 1995, among the Company,  SHP  and  Scott  R.
Jensen,  the  sole officer and director of the Company  prior  to  the
Acquisition (the "Merger Agreement"), Scott R. Jensen resigned as  the sole  officer  and director of the Company effective upon consummation of the Acquisition wherein SHP became a wholly owned subsidiary of the
Company.   The  persons  serving  as officers  and  directors  of  SHP immediately prior to the consummation of the Acquisition were  elected to  the same offices with the Company and retained their positions  as
directors   and  officers  of  SHP.   In  addition,  the   outstanding
securities of SHP became outstanding securities of the Company.  Prior to  the  Acquisition,  neither SHP nor any affiliate  of  SHP  had  an interest in Russco, Inc.


Products

     Sharps Containers

      In  January  1994, SHP acquired the Sharp-Trap(R) name  and  all technology  developed  by  Sharp-Trap, Inc., a  Michigan  corporation, relating  to  a  patented container entry system that is  designed  to
reduce   the  risk  of  accidental  needle  sticks  and  exposure   to
contaminated  instruments when disposing of contaminated  instruments.
At  the time of SHP's purchase of the Sharp-Trap(R) technology, Sharp-
Trap,  Inc.  was  already manufacturing two sharps  container  product configurations,  a  0.5  quart and a 1.5  quart  (the  "Sharp-Trap(R)"
containers).

      Following  additional  research  and  discussions  with  medical product  distributors and end users, SHP designed an improved line  of
Safety  Cradle(R)  sharps  containers (the "Safety  Cradle(R)")  which retained  the  basic  container closure  technology  and  incorporated improvements  to make them safer, higher quality, easier  to  use  and
less  costly  to  manufacture than the Sharp-Trap(R) containers.   The
self-closing Safety Cradle(R) containers allow for disposal of  sharps in  a  container  that incorporates a self-closing sharps  containment flap, and open/close/lock mechanism.  Especially adapted for alternate site use, SHP's new line of Safety Cradle(R) sharps containers provide convenience  and safety for portable applications.  In addition,  each of  SHP's sharps containers is designed to be used as a self-contained shipping  container, used in the transport of unused medical products, and  readily  converted  at  a user's site  for  use  as  a  safe  and efficacious sharps container.  The Safety Cradle(R) sharps container's novel,  single-molded-part lid fits three sizes of container wells  to fill  a  broad spectrum of sharps containment applications, especially alternate  site  use  which includes emergency  vehicle,  in-home  and
insurance  testing.   As  each Safety Cradle(R)  sharps  container  is
formed  from  only  two molded parts, unit manufacturing  cost  places
SHP's  sharps containers in a competitive position, while the  special design for transportability permits the Safety Cradle(R) container  to
fill   a   unique  market  niche.   These  containers  are   made   of
environmentally safe polypropylene material.

      SHP  has developed three sizes of the Safety Cradle(R) container
wells.   Each container well uses the same top, but the bottom section varies in size to allow different volumes to be accommodated (i.e.,  a
3 inch, a 5 inch and a 9 inch ).  By manufacturing the top separately, savings in manufacturing cost are achieved.  Also, the containers  may
be   used   not  only  as  Safety  Cradle(R)  sharps  containers   and
transporters, but also as recyclers.

      The Safety Cradle(R) products can be used for a variety of purposes, including:

      Safety Cradle(R) Sharps Container - all three sizes will be used as Safety Cradle(R) sharps containers to contain and dispose of contaminated sharps. Sale of the 3 inch and the 5 inch sizes began in March 1995 with earlier models. Sales of the latest models began in December of 1995.

      Transporter - all three sizes are designed to house medical kits and new syringes for shipping to the customer. Upon arrival at a customer site, each Safety Cradle(R) sharps container can be utilized as a sharps disposal container. The first sales of Safety Cradle(R) products as transporter/sharps containers are anticipated to take place this year.

      Recycler  -   all three sizes are designed for  use  by  medical
product manufacturers as a secured container, so that discarded sharps may  be  shipped back to the manufacturer or to a sharps disposer  for
recycling.   The  Company  anticipates that it  will  be  prepared  to
execute  orders for its SafetyCradle(R) products used as recyclers  by this year.


Products Under Development

     The SafetyStrip(TM) Lancet

      Lancets are small devices used to penetrate the skin, usually  a finger, to obtain a few drops of blood for analysis.  Lancets are used by  health  care workers and can be self-administered by  individuals, especially  insulin users.  The same safety concerns  exist  with  the
handling   of   lancets  as  with  needles,  because  lancets   become
contaminated after they come into contact with blood.


      There  are  a  number of lancets on the market today,  the  most common  of  which is a small "nail" type instrument which  is  pressed against the finger, and the "nail" is then triggered to penetrate  the skin  by hand pressure.  Some lancets penetrate the skin with a blade,
which is    commonly considered to be less painful to the patient than
the  "nail"  and     generally is more successful in blood production.
The  nail type lancet is often inserted into a spring loaded hand held device,  about the size of a large pen.  The device is pressed against the  skin of the patient's finger which is penetrated when the  spring is triggered.  After triggering, the lancet handle must be emptied and then  reloaded with another single lancet for use on the next patient.
The Company is unaware of any lancets on the market today that provide absolute  protection against being used more than  once  on  different
patients.   Furthermore,  existing  lancet  handle  parts  may  become contaminated by blood splattering when the finger is pierced.  To help prevent  contamination, contaminated lancet parts should be sterilized or  disposed  of after each use.  In practice, however,  sterilization usually does not take place on all such parts after each use and  some lancet parts are commonly used more than once.

      The  Company's  SafetyStrip(TM) lancets will be easy-to-use  and provide protection against being used more than once.  SafetyStrip(TM)
lancets  will be provided in cartridge strip housings of  six  lancets per strip, a configuration that is patent protected.  Lancets are used one  at  a  time,  by breaking off and discarding lancets  immediately after use.  A strip housing is loaded into a convenient low-cost  hand held  carrier  which also provides a means for safely and conveniently
triggering  each  lancet.   After penetrating  the  skin,  the   blade
automatically returns inside its housing and cannot be  reused.    The
used blade, encased by its protective housing, is then broken off from the cartridge strip and appropriately discarded.  Reloading the handle with another cartridge is a simple process.  In the opinion of Company management,  Use  of  the Company's use of the SafetyStrip(TM)  lancet will  be easier and faster than use of existing lancets.  This  is  an assumption by management, as no testing has been performed  to  verify
management's  belief.   The  blade of  the  Company's  SafetyStrip(TM)
lancet  has  revolutionary design and its rotary spring motion  drives the  blade  both  outward to lance and inward for retraction.  In  the opinion  of  Company management, the SafetyStrip(TM)  lancet's  design makes  it  less  painful than nail type lancets,  although  no  formal
comparison testing has been conducted.    Testing performed and funded
by  an  entity  owned in part by Dr. Gale H. Thorne  (an  officer  and director of the Company) has shown the Company's SafetyStrip(TM) to be less  painful to the patient than traditional lancets because  of  the revolutionary design of the blade and its rotary spring  motion  which drives  the blade both outward to lance and inward for retraction.
It  is  also  noteworthy that part of the lancet in contact  with  the patient's skin prior to lancing is sterile until contaminated by  use.
A  prototype of the SafetyStrip(TM) lancet was completed earlier  this year and the Company anticipates that commercial production will begin in 1996.

     ExtreSafe(TM) Phlebotomy Device

      For  certain blood tests it is necessary to draw blood from  the patient  for  analysis.  The present method for obtaining  a  draw  of blood  involves the insertion of a needle into a blood vessel and  the drawing  of  blood by way of vacuum pressure most often into  a  small evacuated  tube-like container commonly known as a Vacutainer(R)  (the
Vacutainer(R)  is not a trademark of the Company).   After  the  blood
draw,  the  needle  is manually removed from the  patient  and,  while continuing to attend to the patient, the Vacutainer(R) and needle  are often placed on a tray or set aside.  Afterward, the needle is usually
unscrewed  and  discarded  into  a sharps  container.   The  Company's
ExtreSafe(TM) phlebotomy device provides a safer method.   The  device
retracts  the  inserted  needle  into  a  safe  housing  quickly   and
automatically,  minimizing the chance of an  inadvertent  stick  by  a
"dirty" needle.  Retraction is initiated by a simple depression  of  a designated distortable portion of the housing assuring that  there  is no  action directed toward or away from the patient which might affect
the   depth   of  needle  penetration.   The  Company's  ExtreSafe(TM)
technology   has  a  number  of  other  applications,   including   an
ExtreSafe(TM) catheter and ExtreSafe(TM) syringe described  hereafter.
Prototypes   of  the  ExtreSafe(TM)  phlebotomy  device  needle   were
completed   in  1995  and  the  Company  anticipates  that  commercial production will begin in 1997 provided the necessary FDA approvals are obtained, of which there is no assurance.

     ExtreSafe(TM) Catheter

      Contemporary catheter use has problems similar to those faced in blood draw. Inserting a catheter involves a percutaneous needle stick followed by threading the catheter over the needle into a patient's vein or artery. This method is unsafe in two respects. First, when the needle is pulled out of the catheter there is a discharge of blood which could contaminate the health care worker. Second, needle sticks occur when the needle is withdrawn from the catheter because, in some instances, the needle is temporarily left exposed while the patient is being attended to by the health care worker. Like the ExtreSafe(TM) phlebotomy device , the Company's ExtreSafe(TM) catheter retracts a contaminated needle from a patient and encloses the needle in  a  safe housing  when a health care worker depresses a portion of the  housing at  the  time  the  needle is to be extracted  from  the  patient  and
catheter.   Further, in one version of the ExtreSafe(TM)  catheter,  a manually  closeable portion of the catheter stem permits the  catheter channel to be held closed until a connection is made to a medical line thereby  restricting  blood loss. Prototypes of  one  version  of  the
ExtreSafe  catheter were completed earlier this year and  the  Company anticipates that commercial production will begin in 1997 provided the necessary FDA approvals are obtained, of which there is no assurance.

     ExtreSafe(TM) Syringe

      Another area where there is significant risk of needle sticks is in  syringe use.  Contemporarily, there are many different aspects  of syringe  use  which range from integral units which combine  a  filled syringe  and  attached  needle for unit dose applications  to  syringe
needles   which  are  attached  to  separate  syringes  by   leur-lock
connectors.   Generally, access to the needle for a medical  procedure
involves  removing a protective needle cover just prior to  performing
the  procedure.   In  the  past, medical  personnel  attempted  needle
protection  by  replacing  the  needle  cover  after  performing   the
procedure,  but  the  volume of accidental needle  sticks  related  to needle  replacement  resulted  in the banning  of  such  needle  cover
replacement.   Medical personnel then began disposing  of  needles  by
carrying  the  exposed  needles to sharps containers  (normally  found within  each  patient  care  room)  and  by  providing  needle/syringe apparatus  having  a  shroud which can be extended  over  the  exposed needle  after  the procedure.  The ExtreSafe(TM) syringe  provides  an extendible needle which is retractable into a safe housing in a manner similar to the retraction of the ExtreSafe(TM) blood draw and catheter systems described above.  Prototypes of the ExtreSafe(TM) syringe were
completed  in  1995.   Production is forecast for  1997  provided  the
necessary FDA approvals are obtained, of which there is no assurance.

     Filmless Digitized Imaging Technology

      The  procedure  for  taking  a large  area  x-ray  image  having generally  acceptable  resolution and  presenting  the  x-ray  to  the attending  physician for interpretation, has changed little  over  the past  forty years.  The most common x-ray image today is taken by  way of  a  film  which requires development in a darkroom.  The  physician personally handles the x-ray, which is generally imprinted on a 14"  x
17"  film  sheet.   For  record  keeping purposes,  hospitals  usually
maintain an inventory of x-rays for a least six years.  X-ray  storage and  retrieval is a costly problem for many medical facilities.  While some  filmless  x-ray  systems  have recently  been  introduced,  none fulfill  desired  and  necessary resolution requirements  of  commonly performed x-ray procedures.

      In  October 1995, the Company entered into a joint venture  with
Zerbec, Inc., a Texas corporation, to develop, manufacture, distribute and  market  products  and technologies using a patented  solid  state
filmless   digitized  imaging  technology  through   Quantum   Imaging
Corporation, a newly formed Utah corporation.  The filmless  digitized
imaging  technology  involves  a  method  of  directly  producing   an
electrical  signal  from an image recorded on  an  x-ray  plate.   The
signal  is instantly digitized and stored on a CD-ROM and the same  x-
ray  plate  is  then  available for a later  procedure.  The  filmless digitized  imaging  technology eliminates  film  as  the  x-ray  image recording  form and enables x-ray films to be translated to  a  CD-ROM format to simplify their storage, retrieval and handling.  The Company believes  the  filmless digitized imaging technology  will  provide  a unique  method for revolutionizing the way in which x-ray  images  are taken,  interpreted  and stored, while also providing  clearer  images having  high  resolution that are more easily interpreted  than  x-ray
films.   Furthermore, the technology will provide a  breakthrough  for the  use  of x-ray facilities in mobile medical emergency units  which has  not  been  achieved to date because of the  necessity  for  local chemical handling equipment associated with film processing.

      Under the terms of the joint venture agreement, Zerbec, Inc. and the Company formed Quantum Imaging Corporation, a Utah corporation, to finish  the  development  and  commercialize  the  filmless  digitized imaging  technology.  A research prototype of the  filmless  digitized imaging  technology has been demonstrated.  A new prototype  which  is being  produced  to  demonstrate picture  resolution  compatible  with breast cancer diagnosis is being fabricated for demonstration in 1996,
provided  timely  funding  is  obtained.   An  alpha  test  system  is
scheduled for completion in 1996.  A beta test system is scheduled for completion in 1997 and production is scheduled for 1998.

      At present, the Company and Zerbec, Inc. are the sole and equal owners of Quantum Imaging Corporation. Pursuant to the terms of the joint venture agreement, Zerbec, Inc. assigned the patented filmless digitized imaging technology to Quantum Imaging Corporation, and will provide ongoing support in the development and commercialization of the technology. The joint venture agreement also provides that the Company will support the development and commercialization of the technology by contributing up to $30,000 per month for a twelve  month period  to Quantum Imaging Corporation, which funds shall be  used  to support  the company's operations. For Quantum Imaging Corporation  to be  successful,  the  Company estimates that  between  $3,000,000  and
$6,000,000  will  have  to  be  raised  through  available   financing
channels,  if any.  It is anticipated that at least one-third  of  the outstanding shares of Quantum Imaging Corporation will be sold to fund development  through initial production of related filmless  digitized imaging  systems.  The Company and Zerbec, Inc., are seeking to  bring in  additional  venturers to provide funding, depending  on  financing
needs.   As  a result, the Company's ownership interest may  decrease, but its financial and other obligations to support the development and commercialization of the technology may not decrease.

Company Strategy

      The  Company's  primary objective is to establish  itself  as  a
leading  developer  of safety medical products.   The  manufacture  of
these  products will be subcontracted to reputable manufacturers.   To
achieve  this objective, the Company's growth strategy is  focused  on the following four principal elements.

       - Capturing significant market share of the sharps container, lancet, phlebotomy device, IV catheter and syringe markets.

      - Broadening the Company's existing products lines and developing product lines to increase penetration into closely related markets.

      - Seeking additional market opportunities based on the Company's proprietary technology.

       - Developing agreements with large medical product marketing and distributing organizations.

     Sharps Containers

      The  Company  was only able to produce sharps  containers  on  a limited  basis  in  1995  because  the  related  molds  had  not  been
completed.   Full  scale production of the Company's Safety  Cradle(R)
sharps  containers is currently beginning and the Company  anticipates significantly  expanding  its production of  Safety  Cradle(R)  sharps container products in 1996.  The Company believes the manufacture  and sale of its Safety Cradle(R) products  should find a significant niche in home health care and alternate site use and combined new instrument transport/sharps container applications.

      The Company also intends to develop license/joint venture agreements in international markets. Entrance into such markets is not anticipated until after the Company's Safety Cradle(R) sharps container products are being successfully marketed in the United
States.

     Products in Development

      The Company's SafetyStrip(TM), ExtreSafe(TM) phlebotomy device ,
ExtreSafe(TM)  catheter,  ExtreSafe(TM)   syringe,  intravenous   flow
gauge,  blood  collection device, other ExtreSafe(TM)  medical  needle technology products and the filmless digitized imaging technology  are in  various stages of research and/or development.  The Company  plans
to  continue  development  of  each of  these  products/systems.   The
necessary production equipment and testing, however, must be completed before such products are brought to market.

      The  Company intends to minimize the cost and time necessary  to bring these products to market by using the information and experience gained in the design, development and assembly of its Safety Cradle(R)
sharps containers.  In addition, the Company is seeking alliances with large  medical product marketing, sales and distribution companies  to sell  its Safety Cradle(R) sharps container products and these follow-
on  products.   There can be no assurance, however, that  the  Company
will be able to form an alliance and that the Company will be able  to complete development of these products.


     Future Market Opportunities

      The Company will seek to enter additional markets in situations where it believes that it can gain significant market share based on patent protected intellectual properties or by capitalizing on its sales channels for complementary products. There are a number of possible future applications for the Company's technology, but there can be no assurance that the Company will commence development of any such products.

Marketing and Sales

      The Company currently intends to market and sell its products in the United States and possibly in select foreign countries through third party manufacturers and distributors. The Company's plan for the distribution and sales of its products will target major segments of the respective markets for those products, including, major hospital and institutional buying groups, pharmaceutical companies, distributors and wholesalers, and government and military agencies.
The Company intends to market and distribute its products through one or more companies that have a major presence in these markets.

      The  Company  will  not  sell its ExtreSafe(TM)  medical  needle technology  for  commercial  use in the  United  States  until  proper regulatory  approval is obtained.  See "Business --  Regulation."  The
Company  must also comply with the laws and regulations of the various foreign  countries  in which the Company plans to  sell  its  products
prior  to  selling  such products in such foreign countries.   Certain
foreign  countries may only require the Company to submit evidence  of the  FDA's  pre-market  clearance of the relevant  products  prior  to selling  in such countries.  However, some foreign countries may  have
more  stringent  requirements  and  require  additional  testing   and
approvals.  See "Business -- Regulation."

     The Company currently plans to hire a limited number of sales and marketing  personnel; however, the number will vary depending  on  the extent  to  which  the Company contracts with third parties  or  forms strategic  alliances  with  other  parties  to  market  and  sell  its products.  The Company may seek third parties to market and distribute its products in select foreign countries.  The Company will seek third parties  to  market and distribute its products in the United  States.
The  Company may enter into contracts, licensing agreements and  joint ventures  with such third parties whereby the Company would receive  a
licensing   fee  and/or  royalty  payments  based  on  the  licensee's
revenues.    The  Company  would  likely  enter  into  such  licensing
arrangements with several companies, possibly by country, geographical
regions   and/or  product  types  but  may  enter  into  an  exclusive arrangement  with  a  single company having a major  presence  in  all markets  the Company seeks to penetrate.  The Company has not  entered into  any  such licensing arrangements and there can be  no  assurance
that   the   Company  will  be  able  to  enter  into  such  licensing
arrangements on acceptable terms.

      The  Company  intends  to market its products  by,  among  other
things,   attending   trade   shows  and   advertising   in   industry
publications.  The Company intends to distribute samples  of  some  or all of its products free of charge to various health care institutions and  professionals  in  the  United States  and  in  selected  foreign countries  to  introduce and create a demand for the products  in  the marketplace.

Industry

     Market

      Health  care is one of the largest industries in the  world  and continues  to  grow.  There is increasing demand in  the  health  care market  for  products  that  are safer,  more  efficacious  and  cost-
effective.   The  Company's products target segments of  this  market.
While  traditional, non-safety, products in the market segments  which the  Company seeks to address compete primarily on the basis of price, the  Company  expects  to compete on the basis  of  healthcare  worker safety,  ease  of use, reduced cost of disposal, patient  comfort  and compliance  with  OSHA regulations, but not on the basis  of  purchase price  except  to the extent it will be competitive with other  safety devices.  However, the Company believes that when  all indirect  costs
(disposal of needles, and testing , treatment and workers compensation
expense  related  to  needle  stick  injuries)  are  considered,   the
Company's  products  will compete effectively both with  "traditional"
products and the safety products of the Company's competitors.

     Accidental Needle Sticks

            Needles  for  hypodermic  syringes,  phlebotomy  sets  and intravenous catheters are used for introducing drugs and other  fluids
into  the  body and drawing out blood and other bodily fluids.   Among
the  applications  for needles are the injection of drugs  (hypodermic needles),  the drawing of blood (phlebotomy sets) and the infusion  of drugs and nutrients (catheters).  There is an increasing awareness  of the  potential  danger  of  infections and illness  that  result  from accidental  needle  sticks and of the need for  safer  needle  devices which  reduce the number of accidental needle sticks that  occur  each year.

     Infections contracted as a result of accidental needle sticks are a  major  concern  to health care institutions, health  care  workers, sanitation  and  environmental services  workers  and  the  regulatory agencies  charged  with the task of making their  working  environment safe.  Accidental needle sticks may result in the spread of infectious diseases such as hepatitis B, HIV, which may lead to AIDS, diphtheria, gonorrhea,  typhus,  herpes, malaria, rocky  mountain  spotted  fever,
syphilis   and  tuberculosis.   According  to  The  American  Hospital
Association's  (the  "AHA") report dated December 1992,  an  estimated
800,000  occupational needle sticks occur nationwide each  year.   The
number  of reported needle sticks, however, is believed to be  only  a portion of the actual number of occurrences.  The AHA report estimates that the direct costs (excluding costs such as time lost from work and other  administrative activities) for medical evaluation and follow-up treatment  after  a  single needle stick injury  range  from  $200  to
$1,200.   While it is difficult to estimate the total costs associated with  treating  accidental needle stick injuries with  any  degree  of confidence,  Theta  Corporation, in its  Report  No.  346  on  Medical
Needles  and  Syringes  dated  January 1994  (the  "Theta  Corporation
Report"),  estimates  that  the total cost  associated  with  treating accidental needle sticks in the United States averages $3 billion each year. The AHA and other authorities have also stated that the benefits resulting  from  the prevention of accidental needle sticks  (and  the resulting  incidence of infection, illness, time lost  from  work  and death)  cannot be measured solely by savings in the costs  of  medical
treatment.   Currently available safety needle devices are  priced  at
approximately   two   to  twelve  times  that  of  standard   devices.
Notwithstanding  the  price differential, the Company  believes  that, based  upon  the  estimated costs associated  with  accidental  needle sticks,  its  products  should  be considered  cost-effective  by  the marketplace.

     The  possibility  of health care workers becoming  infected  from contaminated needles has caused and continues to cause a great deal of concern  in  the  health care field and the agencies  regulating  that
area.   OSHA has adopted regulations requiring employers to  institute
universal  precautions  to  prevent  contact  with  blood  and   other
potentially  infectious  materials.  OSHA's regulations  also  require employers  to  establish engineering controls (e.g.,  sharps  disposal containers  and  self-sheathing needles) and safe  work  practices  to
insure  compliance with these universal precautions.   OSHA  does  not
mandate  specific  technologies; rather, employers  are  permitted  to choose  the  most appropriate and effective safety control devices  to
meet   their   specific  institutional  needs.   According   to   OSHA
guidelines,  while  employers  do  not  have  to  institute  the  most
sophisticated    engineering   controls,   it   is   the    employer's
responsibility to evaluate the effectiveness of existing controls  and the  evaluate the feasibility of instituting more advanced engineering
controls.   OSHA  specifically prohibits  the  recapping,  bending  or removal  of  needles, unless there is no feasible  alternative  or  if required for a specific medical procedure.

     In April 1992, the FDA issued a safety alert to hospitals warning of  the  risks  of  needle stick injuries from the use  of  hypodermic needles  with intravenous equipment.  Among other things,  the  safety alert  stated  that  although  the FDA could  not  recommend  specific products,  it  urged the use of needleless systems or recessed  needle system  devices with a fixed safety feature.  According to the  alert,
(1)  a fixed safety feature should provide a barrier between the hands and  needle after use; (2) the safety feature should allow or  require the  worker's hand to remain behind the needle at all times;  (3)  the safety  feature should be an integral part of the device, and  not  an
accessory;  (4)  the  safety  feature  should  be  in  effect   before
disassembly and remain in effect after disposal to protect  the  users and  trash  haulers and for environmental safety; and (5)  the  safety feature  should  be as simple as possible, and require  little  or  no training to use effectively.

      The  majority of health care workers' adverse exposures to blood
are  either  product-mediated  (e.g.,  needle  sticks)  or  could   be
prevented   by   the  use  of  appropriate  products   (e.g.,   sharps
containers).  Increasing pressure is mounting from the government  and private  sectors  for  the  health care industry  to  develop  medical devices that will provide a safer working environment for health  care workers and their patients.  The Company's products attempt to address the  growing  demand  for  medical devices that  reduce  the  risk  of accidental exposure to blood-borne diseases.


     Disposal of Sharps

      There  is  extensive  everyday use of "sharps"  (i.e.,  needles, syringes,  blood  collection systems, intravenous catheters,  surgical blades,  lancets,  etc.)  by doctors, nurses  and  other  health  care workers  who  are  in danger of accidental exposure  to  transmittable
blood-borne  diseases  such  as  AIDS  and  hepatitis  B.   The   most
extensively  used  sharp is the medical needle. The Theta  Corporation
Report  estimates that approximately five and one half billion needles
and  syringes will be sold in the United States in 1996.     About six
billion  needles  a  year  are used in U.S. hospitals.   Needle  stick
injuries  are  the  most common cause of disease transmission  in  the
health  care industry and     Approximately every thirty nine seconds,
about eight hundred thousand    one million     times a year, a health
care  worker  is  accidentally injured by a  potentially  contaminated
needle.   Based on source material from 1988 and 1989, it is estimated that every year as many as 12,000 health care workers become infected
by  accidental exposure to hepatitis B.    , which is more  contagious
than AIDS.

      OSHA  mandates the use of special containers for sharps disposal purposes to reduce the incidence of accidental transmission of  blood-
borne  diseases.   OSHA requires that the design of sharps  containers
meet   certain   minimum   standards  of   safety.    It   also   make
recommendations with respect to the safe handling of needles.  One  of the  most  common  causes of accidental needle sticks  occurs  when  a worker  tries  to  recap a needle.  The most recent  OSHA  regulations require  that  needles not be recapped or purposely  bent  or  broken.
After  they  are used, disposable syringes, needles, and  other  sharp items  should  be  placed in closeable, disposable, puncture-resistant containers  that  are leak proof on the sides and bottom  and  labeled according to OSHA guidelines.

      Facilities  now  being  affected by current  state  and  federal legislation  regarding  the  disposal of  biohazardous  items  include
hospitals,   laboratories,  clinics,  nursing  homes,   blood   banks,
physicians'  offices  and  mortuaries.  Stricter  legislation  may  be introduced that relates to all environments where sharps can be  found
(e.g., homes, public facilities, etc.).  In addition, some states have passed legislation and others are considering legislation relating  to the disposal of sharps.

Patents and Proprietary Rights

      The Company owns four United States patents and has other patent applications pending in the United States and in other countries which are  directly  applicable  to the Company's  Safety  Cradle(R)  sharps container  products.  The Company also owns two United  States  patent relating  to  its SafetyStrip(TM), and four United States  patent  and allowed  patent  applications relating to  its  ExtreSafe(TM)  medical
needle  technology.   The Company has three additional  United  States
patent  applications  pending relating to its  safe-needle  retraction technology.  None of the above referenced patents expire before  April
1, 2006.

      Quantum Imaging Corporation, an affiliate of the Company, owns three United States patents and has three Canadian patents relating to the filmless digitized imaging technology. These patents expire in May 2001, September 2002 and September 2005. The Company expects that additional patents will be applied for relating to the technology owned by Quantum Imaging Corporation.

     The future success of the Company may depend upon the strength of its intellectual property.  The Company believes that the scope of its
patents/patent   applications  is  sufficiently   broad   to   prevent
competitors from introducing devices of similar novelty and design  to compete  with  its current products and that such patents  and  patent
applications  are  or  will  be valid and enforceable.   This  belief,
however, may prove to be incorrect if such patents are challenged.  In addition,  patent applications filed in foreign countries and  patents granted  in  such countries are subject to laws, rules and  procedures which  differ  from those in the United States.  Patent protection  in such  countries  may be different from patent protection  provided  by
U.S.  laws  and may not be as favorable to the Company.   The  Company
plans  to timely file international patents in all countries in  which the  Company is seeking market share.  See "Risk Factors -- Dependence on Patents and Proprietary Rights."

      The Company is not aware of any patent infringement claims against the Company. Litigation to enforce patents issued to the Company, to protect proprietary information owned by the Company, or to defend the Company against claimed infringement of the rights of others, may occur. Such litigation would be costly and could divert the resources of the Company from other planned activities. There can be no assurance that the Company would be successful in any such litigation.


      The  Company's  policy  is  to seek patent  protection  for  all developments,  inventions and improvements  that  are  patentable  and which  have  potential value to the business of  the  Company  and  to
protect   as   trade  secrets  other  confidential   and   proprietary
information.    The   Company  intends  to   vigorously   defend   its
intellectual property rights.

Manufacturing

     The Company has designed and paid for the construction of various molds  and  machinery used to manufacture its Safety Cradle(R)  sharps containers.  The Company owns all molds used to manufacture its Safety
Cradle(R) sharps containers. The Company contracts for the manufacture of  its  Safety  Cradle(R)  sharps containers  from  outside  sources.
Presently  a single corporation is manufacturing the Company's  Safety
Cradle(R)  sharps  container  products.  In  the  past,  polypropylene resin,  the  major  plastic  material used  in  the  Company's  Safety
Cradle(R)  sharps  containers, has been in short  supply  for  limited periods  of  time.  While alternative manufacturers exist, changes  in
the   Company's  manufacturer  or  an  unforeseen  short   supply   of
polypropylene could disrupt production schedules and could  materially and adversely affect the Company.  See "Risk Factors -- Dependence  on
Single Manufacturer" and "Risk Factors -- Availability of Resins."

      Final arrangements have not been made for the manufacture of the
SafetyStrip(TM),  ExtreSafe(TM)  phlebotomy  device  ,   ExtreSafe(TM)
catheter,  ExtreSafe(TM)   syringe,  intravenous  flow  gauge,   blood
collection  device,  other  ExtreSafe(TM)  medical  needle  technology products or filmless digitized imaging technology although one molding company has been preliminarily selected to build pre-production  molds for  the  ExtreSafe(TM) phlebotomy device.  A company  has  also  been
selected   to   produce  molds  and  pre-production  parts   for   the
SafetyStrip(TM)  lancet.  Effective May 1995, prototype  drawings  for lancet  molds were approved.  The company chosen to produce molds  for
the   ExtreSafe   phlebotomy  device  is   targeting   completion   of
preproduction prototypes for the ExtreSafe(TM) phlebotomy  device  for
1996.   The  materials that the Company plans to use to produce  these
products  are  generally  widely  available.   The  Company  does  not
anticipate difficulty in obtaining such materials.  At present,  there are  a  number of manufacturers that could produce lancet  and  needle retraction  products and a number of suppliers could supply  necessary parts.  Any difficulties that may arise, however, with respect to  the availability  of  manufacturers and/or  suppliers  could  disrupt  the planned  production  of  each such product and  could  materially  and adversely affect the Company.

Competition

     The leading manufacturers in the sharps container market are Sage
Products, Inc., Devon Industries, Inc., Becton Dickinson and  Company,
and  Baxter  International,  Inc.  There  are  also  numerous  smaller
manufacturers.   A  variety  of  sharps disposal  products  have  been
introduced  into the marketplace.   Some of these disposal  containers
accommodate  only  the  needle while others  accommodate  the  needle, syringe and limited surgical instruments.  The majority of the  sharps containers  on the market, however, allow contaminated instruments  to fall  out  when  inverted.  Many of the products are unstable  if  not supported  by  wall supports or other apparatus. The Company  believes
its   products  are  more  stable,  safer  and  more  effective   than
competitively priced products on the market.  In addition,  there  are
no   sharps  disposable  transporters  or  recycler/transporter   type
products on the market today.

      The  leading  manufacturers  in the  lancet  market  are  Becton
Dickinson  and  Company,  Surgicutt,  Inc.,  Miles,  Inc.,  Diagnostic
Corporation, Boehringer Mannheim, Inc., and Sherwood Medical  Company,
a  subsidiary of American Home Products Corporation.  There  are  also
numerous   smaller  manufacturers.   To  the  best  of  the  Company's
knowledge,  there  are  no safety lancets on  the  market  today  that operate in a manner similar to the Company's SafetyStrip(TM) lancet.

       The  leading  manufacturers  of  standard  needles  are  Becton
Dickinson  and  Company,  Sherwood Medical Company,  Inc.  and  Terumo
Medical Corporation of Japan.  The Company is aware of no products  on the  market  today that are comparable to the ExtreSafe(TM) phlebotomy device  (i.e., that is transversely activated to automatically extract a  contaminated needle and immediately retracts the needle into a safe
housing).    Applications   for   the  Company's   needle   retraction
technologies  may  also be found in percutaneous  catheter  insertion, syringes, and other medical needle devices.

      While traditional, non-safety, products in the market segments which the Company seeks to address compete primarily on the basis of price, the Company expects to compete on the basis of health care worker safety, ease of use, reduced cost of disposal, patient comfort and compliance with OSHA regulations, but not on the basis of purchase price except with respect to comparable safety products. However, the Company believes that when all indirect costs (disposal of needles, and testing, treatment and workers' compensation expense related to needle stick injuries) are considered, the Company's products will compete effectively both with "traditional" products and the safety products of the Company's competitors.


     It should be noted, however, that the health care products market is highly competitive. Many of the Company's competitors have longer operating histories and are substantially larger, better financed and better situated in the market than the Company. See "Risk Factors --
Competition."

Acquisition of Technology/Research and Development

      The  Company has devoted substantially all of its efforts  since the  formation  of  SHP  to  acquiring its health  care  products  and research  and development relating thereto.  Research and  development costs were $290,950 for the year ended December 31, 1994 and $804,639 for the year ended December 31, 1995.
The   Company  plans  to  acquire  additional  technologies  that   it
determines are appropriate to acquire.  In addition, the Company plans to continue research and development on its current products.

Government Regulation

      The  Company and its products are regulated by the FDA, pursuant
to   various  statutes,  including  the  FD&C  Act,  as  amended   and
supplemented  by  the Medical Device Amendments  of  1976  (the  "1976
Amendments")  and the Safe Medical Devices Act of 1990.   Pursuant  to
the  1976 Amendments, the FDA classifies medical devices intended  for
human  use into three classes, Class I, Class II and Class  III.   The
controls  applied to the different classifications are those  the  FDA believes  are necessary to provide reasonable assurance that a  device is safe and effective.  Class I devices are products not requiring pre-
market  notification, which can be adequately regulated  by  the  same types of controls the FDA has used on devices since the passage of the
FD&C Act in 1938.  These "general controls" include provisions related to  labeling, producer registration, defect notification, records  and
reports  and  good  manufacturing practices  ("GMPs").   GMPs  include
implementation  of  quality assurance programs, written  manufacturing
specifications   and   processing  procedures,  written   distribution
procedures  and  record keeping requirements.  Class  II  devices  are products for which the general controls of Class I devices are  deemed not  sufficient to assure the safety and effectiveness of  the  device and  require special controls.  Special controls for Class II  devices
include   performance  standards,  post-market  surveillance,  patient registries and the use of FDA guidelines.  Standards may include  both design and performance requirements.  Class III devices have the  most restrictive  controls  and require pre-market  approval  by  the  FDA.
Generally,  Class  III  devices are limited to life-sustaining,  life-
supporting or implantable devices.

      Section 510(k) of the FD&C Act requires individuals or companies manufacturing medical devices intended for human use to file a notice with the FDA at least ninety (90) days before introducing the product into the marketplace. The notice (a "510(k) Notification") must state the class in which the device is classified and the actions taken to comply with performance standards or pre-market approval which may be needed if the device is a Class II or Class III device, respectively.
If the registrant states the device is unclassified, it must explain the basis for that determination.

      In some cases obtaining pre-market approval can take several years. Clearance pursuant to a 510(k) Notification can be obtained in much less time. In general, clearance of a 510(k) Notification for a Class II device may be obtained if the registrant can establish that the new device is "substantially equivalent" to another device of such Class that is already on the market. This requires the new device to have the same intended use as a legally marketed predicate device and have the same technological characteristics as the predicate device.
If the technological characteristics are different, the new device can still be found to be "substantially equivalent" if information submitted by the applicant (including clinical data if requested) supports a finding that the new device is as safe and effective as a legally marketed device and does not raise questions of safety and efficacy that are different from the predicate device.

      The  Company  has  a notification from the FDA  that  its  Sharp
Trap(R)  sharps  containers are substantially  equivalent  to  legally marketed  predicate  devices.  The Company's Safety  Cradle(R)  sharps containers are subject to the general controls of the FD&C Act and the
additional  controls  applicable to Class  II  devices.   The  Company
believes  that  its Safety Cradle(R) sharps container is  sufficiently similar  to  the  Sharp  Trap(R) container to preclude  necessity  for another FDA submittal.

     OSHA also insists, in part, that sharps containers are closeable, disposable, puncture-resistant, leak proof on the sides and bottom and
appropriately   labeled.   The  Company's  Safety   Cradle(R)   sharps
containers  are  in compliance with present OSHA regulations.   Future


regulations, however, may be imposed which might have a material adverse effect on the Company and/or one or more of its products.

      The  Company's  follow-on products (i.e.,  the  SafetyStrip(TM),
ExtreSafe(TM)  medical needle technology, intravenous flow  gauge  and
blood  collection  device) are still in the  development  stage.   The
Company expects the SafetyStrip(TM) to be a Class I device and  to  be
subject  to  lower  level controls than are   imposed  on  its  Safety
Cradle(R) sharps containers.

     In March 1995, the FDA issued a draft guidance document on 510(k)
Notifications  for  medical  devices  with  sharps  injury  prevention
features,   a  category  that  would  cover  most  of  the   Company's
ExtreSafe(TM)  technology products.  The draft guidance  provisionally placed this category of products into Class II Tier 3 for purposes  of
510(k) review, meaning that such products will be subject to the FDA's most  comprehensive and rigorous review for 510(k) products.  However, review  under  this classification is expedited.  The  draft  guidance also  states  that in most cases, FDA will accept,  in  support  of  a
510(k) notification, data from tests involving simulated use of such a product  by  health  care professionals, although in  some  cases  the agency might require actual clinical data.

      The Company expects its other follow-on products to be Class  II
devices.   The  Company also expects that its follow-on products  will not  require pre-market approval applications but will be eligible for marketing  clearance through the 510(k) notifications procedure  based upon  its  substantial equivalence to a previously marketed device  or
devices.    Although  the  510(k)  pre-market  clearance  process   is
ordinarily simpler and faster than the pre-market approval application process, there can be no assurance that the Company will obtain 510(k)
pre-market  clearance to market its follow-on products,  or  that  the
Company's follow-on products will be classified as set forth above, or that,  in  order to obtain 510(k) clearance, the Company will  not  be required to submit additional data or meet additional FDA requirements that  may  substantially  delay the 510(k)  process  and  add  to  the
Company's  expenses.  Moreover, such 510(k) pre-market  clearance,  if
obtained,   may  be  subject  to  conditions  on  the   marketing   or
manufacturing of the corresponding follow-on products that may  impede the Company's ability to market and/or manufacture such products.

      In  addition to the requirements described above, the  FD&C  Act requires  that  all  medical  device  manufacturers  and  distributors register  with  the FDA annually and provide the FDA with  a  list  of
those  medical devices which they distribute commercially.   The  FD&C
Act  also  requires that all manufacturers of medical  devices  comply with  labeling requirements and manufacture devices in accordance with
GMPs,  which  require that companies manufacture  their  products  and maintain  their  documents  in a prescribed  manner  with  respect  to
manufacturing,  testing, and quality control  activities.   The  FDA's
Medical  Device  Reporting regulation requires that companies  provide information  to the FDA on death or serious injuries alleged  to  have been  associated  with the use of their products, as well  as  product malfunctions that would likely cause or contribute to death or serious injury  if  the  malfunction were to recur.  The FDA further  requires that  certain medical devices not cleared for marketing in the  United
States have FDA approval before they are exported.

      The FDA inspects medical device manufacturers and distributors, and has broad authority to order recalls of medical devices, to seize noncomplying medical devices, to enjoin and/or to impose civil penalties on manufacturers and distributions marketing non-complying medical devices, and to criminally prosecute violators.

     In addition to laws and regulations enforced by the FDA and OSHA, the  Company  is subject to government regulations applicable  to  all
businesses,   including,   among  others,   regulations   related   to
occupational  health and safety, workers' benefits  and  environmental protection.

      Distribution of the Company's products in countries other than the United States may be subject to regulations in those countries.
There can be no assurance that the Company will be able to obtain the approvals necessary to market its phlebotomy devise or any other product outside the United States.

Facilities

      The  Company's  offices are located at 655 East  Medical  Drive,
Bountiful, Utah, under terms of a lease with an unaffiliated lessor which expires in June 1998, with an annual rent of approximately
$72,000.  The lease covers approximately 4,400 square feet of space.


Seasonality of Business

       The   Company  products  sales  are  not  subject  to  seasonal
variations.

Backlog

     There are no material backlog of unfilled orders of the Company's products.

Employees

      As  of     April 8    June 11, 1996, the Company employed twelve
people,  including five research and development employees, two  sales
and  marketing  employees  and  five  administrative  employees.   The
Company expects to add to the number of employees, principally in  the areas  of  sales and marketing.  The planned increase in personnel  is
based  primarily on expected increases in production and  sales.   The
Company's  employees  are not represented by a labor  union,  and  the
Company believes its employee relations are good.

Legal Proceedings

      During  1994,  SHP  entered into various  agreements  with  Mold
Threads,  Inc.,  a  Connecticut corporation ("MT"), whereby  MT  would construct  various  molds and manufacture sharps containers  for  SHP.
SHP  alleges that MT did not complete its obligations in a  timely  or satisfactory  manner.  When SHP attempted to move the  mold  work  and production  to another mold maker/manufacturer MT refused  to  release
SHP's  molds.   In January 1995, SHP filed suit in the  United  States
District Court for the District of Utah against MT alleging breach  of contract,  conversion,  and  intentional  interference  with  business relations.  Thereafter, MT agreed to release SHP's molds.  In  January
1996,  MT  counterclaimed  in  the amount  of  $22,328,  exclusive  of attorney's fees and costs, for funds it alleges are owed on a purchase order.  SHP believes that MT waived its right to assert any additional counterclaims.  The litigation is in the early stages, is  subject  to all  of  the  risks and uncertainties of litigation  and  the  outcome cannot  presently be predicted.  Specifically, there is  no  assurance that  SHP will be successful in this lawsuit or that the lawsuit  will be  resolved on acceptable terms, and SHP may incur significant  costs in asserting its claims.

Environmental Matters

      The  Company believes its operations are currently in compliance in  all  material respects with applicable Federal, state,  and  local laws,  rules,  regulations and ordinances regarding the  discharge  of materials  into  the  environment.  Such compliance  has  no  material
impact   upon   the  Company's  capital  expenditures,   earnings   or
competitive  position, and no capital expenditures  for  environmental control facilities are planned.



                              MANAGEMENT


Executive Officers and Directors

     In connection with the Acquisition, the individual serving as the sole director and officer of the Company at the effective date resigned on July 28, 1995. The persons serving as directors and officers of SHP immediately prior to that date were elected to the same offices with of the Company and retained their positions as directors and officers of SHP. In addition, Stanley Hollander and J.
Clark Robinson were subsequently appointed to fill vacancies on the Company's Board of Directors. Mr. Hollander then resigned from the Board of Directors in March 1996 for personal reasons.

      Set  forth below is certain information concerning each  of  the
directors  and  executive  officers of  the  Company  as  of     April
15    June 11, 1996:



                                                         With
                                                       SHP and
        Name        Age            Position            Company
                                                        Since

   David A.          52  President, Chairman of the      1993
   Robinson (1)          Board, Chief Executive
                         Officer and Director

   Bradley C.        27  Vice President, Operations      1993
   Robinson (1)          and Investor Relations, and
                         Director

   Dr. Gale H.       63  Vice President, Product         1994
   Thorne                Development and Director

   J. Clark          54  Vice President, Chief           1995
   Robinson              Financial Officer, Secretary
                         and Director

   Gary W. Farnes    54  Director                        1995
   (2)

   Robert R.         65  Director                        1994
   Walker

_______________

<F1>
(1) Member of Executive Committee.
<F2>
(2) Member of Compensation Committee.

      David A. Robinson. Mr. Robinson is the President, Chief Executive Officer and Chairman of the Board of the Company. He has been a Director and officer of the Company since November 1993. From November 1992 to November 1993, Mr. Robinson was President of EPC Products, Inc., a packaging company based in Bountiful, Utah. From 1981 to 1992, Mr. Robinson was President of Royce Photo/Graphics Supply, Inc., a distributor of photographic and graphic arts equipment and supplies and parts based in Glendale, California. He holds a Masters degree in Business Administration and a Masters degree in Management Science from the University of Southern California. Mr. Robinson is the brother of J. Clark Robinson, Vice President, Chief Financial Officer, Secretary and a Director of the Company, and an uncle of Bradley C. Robinson, Vice President, Operations and Investor Relations and a Director of the Company.

      Bradley C. Robinson. Mr. Robinson is the Vice President, Operations and Investor Relations, of the Company. He has been a Director and officer of the Company since November 1993. From November 1992 to November 1993, Mr. Robinson was Vice President of EPC Products, Inc., a packaging company based in Bountiful, Utah. From 1990 to 1992, Mr. Robinson was employed by Cargo Link, a Salt Lake City, Utah, import-export broker. Mr. Robinson is the son of J. Clark Robinson, Vice President, Chief Financial Officer, Secretary and a Director of the Company, a nephew of David A. Robinson, President, Chief Executive Officer, Chairman of the Board and a Director of the Company, and a son-in-law of Gary W. Farnes, a Director of the Company.

      Gale H. Thorne. Dr. Thorne is the Vice President, Product Development, for the Company. He has been a Director since January 1995, and has held his present position as Vice President, Product Development, since October 1994. From 1993 to 1994, Dr. Thorne was a Vice President, Engineering, of Eneco, Inc., a Salt Lake City, Utah, corporation engaged in the business of developing cold-fusion products. During Dr. Thorne's tenure at Eneco, Inc. the company was engaged primarily in the business of prosecuting patent applications relating to the cold-fusion technology. From 1989 to 1993, Dr. Thorne was employed as a patent consultant and patent agent with Foster & Foster, a Salt Lake City intellectual property law firm. Dr. Thorne holds eighteen patents and has published numerous technical publications. He has been a technical consultant and a member of Board of the Small Business Innovation Program of the State of Utah. Dr. Thorne manages all the patent and product development work for the Company. He holds a Ph.D. in Biophysics from the University of Utah.

      J. Clark Robinson. Mr. Robinson became a Vice President, Chief Financial Officer, Secretary and Director of the Company in September 1995. From 1974 to the present, Mr. Robinson has been General Manager of Lagoon Corporation, which operates an amusement park in the Salt Lake City, Utah, area. At present, Mr. Robinson spends approximately one-half of his time working for the Company and one-half of his time working for Lagoon Corporation. Mr. Robinson has also been President of the International Association of Amusement Parks and Attractions, an international industry trade group. He holds a Masters degree in Business Administration from the University of Utah. Mr. Robinson is the brother of David A. Robinson, President, Chief Executive Officer, Chairman of the Board and a Director of the Company, and the father of Bradley C. Robinson, Vice President Operations and Investor Relations, and a Director of the Company.

      Gary W. Farnes. Mr. Farnes is a Director of the Company. He has been a Director since 1995 and is currently the Senior Executive Vice President of Holy Cross Health System, a multi-hospital health care system headquartered in South Bend, Indiana. From 1977 to 1995, Mr. Farnes was employed by Intermountain Health Care, a regional hospital company. At the time that Mr. Farnes left Intermountain Health Care, he held the position of Vice President, Hospital Division. He holds a Bachelors degree in Business and Psychology from Brigham Young University and a Masters degree in Business Administration from George Washington University. Mr. Farnes is the father-in-law of Bradley C. Robinson, Vice President Operations and Investor Relations, and a Director of the Company.

      Robert R. Walker. Mr. Walker is a Director of the Company. Mr. Walker has been a Director since March 1994. He is currently self-employed as a consultant in the health care industry primarily in the area of start-up medical device companies. From 1976 to 1992, Mr. Walker was employed by IHC Affiliated Services Division of Intermountain Health Care, a regional hospital company, from which he retired as President of IHC Affiliated Services. He recently retired as the Chairman of the Board of AmeriNet, Inc., which is a national group purchasing organization for hospitals, clinics, detox/drug centers, emergency, nursing homes, private laboratories, psychiatric centers, rehabilitation facilities, surgical centers and institutions such as schools and prisons. Mr. Walker is a member of the American Hospital Association and the Hospital Financial Management Association. He holds a Bachelor of Science degree in Business Administration.

     Mr. Hollander was nominated to serve as a Director of the Company in August 1995, pursuant to an agreement between the Company and Capital Growth, as placement agent for certain securities of the Company. The agreement provided that Mr. Hollander, or another person nominated by Capital Growth, be elected for at least three one-year terms. Mr. Hollander resigned from the Board of Directors for personal reasons in March 1996. In addition, Mr. John T. Clark, who was a Director of the Company since November 1993, also resigned from the Board of Directors for personal reasons on March 5, 1996. The Company's Board is currently reviewing independent persons to fill the two vacancies existing on the Board. Other than as described above, there are no family relationships among any of the executive officers or directors of the Company.

      Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board. The Company's Board of Directors is divided into three classes. Beginning with the annual meeting of stockholders in 1996, one class of directors will be elected at each annual meeting of stockholders for a three-year term. Each year a different class of directors will be elected on a rotating basis. The terms of Gary W. Farnes and Robert R. Walker will expire in 1996. The terms of Gale H. Thorne and Brad C. Robinson will expire in 1997 and the term of David A. Robinson and J. Clark Robinson will expire in 1998.

       The Board of Directors has an Executive Committee and Compensation Committee. The Executive Committee has the authority to act on various matters requiring Board of Directors action. The Compensation Committee makes decisions regarding salaries and other compensation. As part of its responsibilities, the Compensation Committee administers the Company's non-qualified stock option plan ("NQSOP").

                        EXECUTIVE COMPENSATION

      Included below are tables which set forth certain information concerning compensation paid by the Company to its Chief Executive Officer and all other executive officers with annual compensation in excess of $100,000 (determined as of December 31, 1995) (the "Named Executive Officers"). The tables include columns related to stock options.

     Summary Compensation Table. The following table provides certain summary information regarding compensation paid by the Company to the Named Executive Officers. The amounts set forth were paid by SHP for services rendered to SHP. The Company had no operations and paid no compensation to management prior to July 28, 1995, when the Company acquired SHP. On that date, the previous management of the company resigned and the current management, as described herein, assumed their present positions.

                      SUMMARY COMPENSATION TABLE

                     Annual Compensation      Long-Term Compensation
                                                      Awards
                                                 Restr    Stock         All
  Name and                              Other    icted     Optio  LTIP  Other
  Principal    Ye      Salary   Bonus   Annual   Stock      ns/   Payou Compe
  Position   YEAR     ($)(1)   ($)(2)  Compens   Award     SAR(#  ts($) nsation($)
                                        ation($)
David A.       1993     ---      ---      ---      ---      ---    ---    ---
Robinson,      1994   120,000    ---      ---      --- 90,000(4)   ---    ---
President,     1995   193,590 25,000      ---666,666(3)300,000(5)  ---   1,876
CEO, Chairman
of the Board
and Director

Bradley C.     1993      ---      ---     ---       ---     ---    ---    ---
Robinson, VP,  1994   89,128      ---     ---       --- 90,000(4)  ---   ---
Operations     1995  148,590   25,000     ---666,666(3)300,000(5)  ---   625
and Investor
Relations and
Director

Dr. Gale H.    1993      ---     ---      ---       ---     ---     ---    ---
Throne, VP     1994   16,958     ---      ---       ---  36,000(4)  ---    ---
Product        1995  128,333  25,000      ---       ---  57,000(5)  ---   2,758
Development
and Director

___________________
<F1>
(1)  All amounts paid to as salary were paid pursuant to the Company's obligations under employment contracts with the above referenced individuals.  Said employment contracts were amended from time to time during the periods set forth above.  The annual salaries of the Named
  Executive Officers for 1996, as set forth in their employment contracts, are $240,000 for Mr. David A. Robinson, $160,000 for Mr.
  Brad C. Robinson and $150,000 for Dr. Gale H. Thorne.
<F2>
(2)  The cash bonuses were awarded by the Company in recognition of the recipients' contributions toward the successful Acquisition and the private placement which closed on August 18, 1995.
<F3>
(3)  These are Earn-Out shares.  See "Description of Securities - Earn-
  Out Shares."  David A. Robinson, Bradley C. Robinson and John T.
  Clarke, who are respectively the President, Chief Executive Officer,
  Chairman of the Board and a Director; a Vice President and Director;
  and a former Director of the Company have the opportunity to receive up to an aggregate of 2,000,000 additional shares of common stock.
  Any issuance of Earn-Out Shares would be based upon the level of pre-
  tax consolidated net income, adjusted to exclude any expense arising from the obligation to issue or the issuance of the Earn-Out Shares and any income or expense associated with non-recurring or extraordinary items as determined in accordance with generally accepted accounting principles ("Adjusted PTNI").  At the date the
  Earn-Out Shares agreement was adopted the value of the Common Stock was $2.00 per share.  At December 31, 1995, the Company's common stock was trading at $8.63.

       The Earn-Out Shares have not vested. No dividends will be paid on the Earn-Out Shares unless and until they vest. The Earn-
  Out Shares will vest as follows.  If Adjusted PTNI for 1996, 1997 or 1998 equals or exceeds $1,500,000, then an aggregate of 350,000
  Earn-Out Share will be issued, but only one issuance of 350,000
  Earn-Out Shares will be made based on the $1,500,000 level of Adjusted PTNI.



       If Adjusted PTNI for 1996, 1997 or 1998 equals or exceeds
  $5,000,000 then there will be issued that aggregate number of Earn-
  Out Shares calculated by subtracting the number of Earn-Out Shares previously issued or issuable based on the attainment of a lesser
  Adjusted PTNI in the same year (if any) from 1,100,000, provided that only one issuance of Earn-Out Shares will be made based on the $5,000,000 level of Adjusted PTNI.

        If  Adjusted  PTNI for 1996, 1997 and 1998 equals  or  exceeds
  $8,000,000, then there will be issued that aggregate number of Earn-
  Out Shares calculated by subtracting the number of Earn-Out Shares previously issued or issuable based on the attainment of a lesser
  Adjusted PTNI in the same year (if any) from 2,000,000, provided that in no event will an aggregate of more than 2,000,000 Earn-Out
  Shares be issued.
<F4>
(4) These options were exercised on September 1, 1995 and were issued under the SHP NQSOP.
<F5>
(5)  These options were issued pursuant to the NQSOP.  See
  "Description of Securities -- Outstanding Options."
<F6>
(6) Options to purchase 18,000 shares of the Company's Common Stock were exercised on September 1, 1995 and options to purchase 18,000 shares of the Company's Common Stock become exercisable in July 1996.
  Said options were issued under the SHP NQSOP.
<F7>
(7) These amounts represent the amounts paid by the Company for term life insurance for the benefit of the Named Executive Officer. The related insurance policies have no cash surrender values.

      Option Grants in Fiscal Year 1995. The following table sets forth certain information with respect to stock option grants during the year ended December 31, 1995 to Named Executive Officers.

                   OPTION GRANTS IN LAST FISCAL YEAR
 (Adjusted to Reflect a Recapitalization of the Company's Common Stock
                   See "Description of Securities")
                          Individual Grants
                                                       Potential
                   Number   Percent                   Realizable
                     of     of Total  Exerc            Value at
                   Shares   Options    ise          Assumed Annual
                  Underlyi  Granted    or    Expira  Rate of Stock
                     ng        to     Base    tion       Price
                  Options   Employee  Price          Appreciation
                              s in                    for Option
                                                         Term
   Name            Granted   Fiscal           Date    5%      10%
                    (#)       Year    ($/Sh)

   David      A.  300,000    25.6%    2.00   9/1/2000  $165,769  $366,306
   Robinson
   Bradley    C.  300,000    25.6%    2.00   9/1/2000  $165,769  $366,306
   Robinson
   Dr.  Gale  H.   57,000     4.9%    2.00   9/1/2000  $ 31,496  $ 69,598
   Thorne
_______________
<F1>
(1)      These  options  were issued pursuant to the  NQSOP  and  were exercisable  on the date of grant.  See "Description of Securities  --
Outstanding Options."

     Option Exercises and Year-End Holdings. The following table sets forth certain information with respect to stock option exercises during the year ended December 31, 1995, and the number of shares of stock covered by both exercisable and unexercisable stock options held by each of the Named Executive Officers.


          AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR END OPTION VALUES
                                     Number of       Value of
                                     Securities    Unexercised
                                     Underlying    In-the-Money
                                    Unexercised    Options/SARs
                 Shares             Options/SARs    at Fiscal
                 Acquire   Value     at Fiscal     Year-End($)
       Name       d On    Realize   Year-End($)
                 Exercis   d ($)                   Exercisable/
                  e (#)             Exercisable/  Unexercisable
                                   Unexercisable       (3)
   David A.      90,000   180,000    300,000(1)     $2,700,000
   Robinson

   Bradley C.    90,000   180,000    300,000(1)     $2,700,000
   Robinson
   Gale H.       18,000    36,000    57,000(1)/,     $675,000
   Thorne                            18,000(2)
_______________
<F1>
(1)     Options exercisable at $2.00 per share.
<F2>
(2)   Options become exercisable in July, 1996 at an exercise price of
  $.39 per share.
<F3>
(3)   The trading price of the Company's common stock on December  31,
  1995 was $9.00 per share.

Compensation of Directors

      During 1994, the non-employee members of the Board of Directors received a total of 9,000 shares of common stock as compensation for serving as directors of SHP. For 1995, the Company granted stock options under the NQSOP to purchase 20,000 shares of Common Stock for $2.00 per share to the non-executive members of the Board of Directors. The Company has made no other agreements regarding the compensation of non-executive members of the Board of Directors. Directors of the Company who are also officers of the Company receive no additional compensation for their service as directors. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as Board members.


Employment and Indemnity Agreements

      On September 1, 1995, the Company entered into employment agreements with each of Mr. David A. Robinson, Mr. Bradley C. Robinson and Dr. Gale H. Thorne (collectively, the "Senior Executives"). The terms of these employment agreements provide that (i) Mr. David Robinson receive a salary of $240,000 per year, Dr. Gale Thorne receive a salary of $150,000 per year and Mr. Bradley Robinson receive a salary of $160,000 per year; (ii) the Senior Executives' employment agreements are for terms of three years, expiring on September 1, 1998; (iii) the Senior Executives are entitled to a reasonable car allowance; (iv) if the Senior Executives are terminated by reason of disability or for other than cause, the salary of such Senior Executives will continue for the full term of the agreement; (v) if a Senior Executive is terminated for cause, the salary of such Senior Executive cease as of the date of termination; (vi) the Company will provide the Senior Executives with $1,000,000 of term life insurance while employed by the Company; and (vii) the Senior Executives shall keep all proprietary information relating to the business confidential both during and after the term of the agreements.

      The Company does not currently have employment agreements with any of its other executive officers or key employees. The Company has entered into Indemnity Agreements with each of its executive officers and directors pursuant to which the Company agrees to indemnify the officers and directors to the full extent permitted by law for any event or occurrence related to the service of the indemnitee as an officer or director of the Company that takes place prior to or after the execution of the agreement. The Indemnity Agreements obligate the Company to reimburse or advance expenses relating to any proceeding arising out of an indemnifiable event. Under these agreements, the officers and directors of the Company are presumed to have met the relevant standards of conduct required by Delaware law for indemnification. In the absence of the Indemnity Agreements, indemnification of these officers and directors may be discretionary in certain cases.

Indemnification for Securities Act Liabilities

       The Delaware General Corporation Law authorizes, and the Company's Bylaws and Indemnity Agreements provide for, indemnification of the company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Stock Options and Warrants

      During 1994 the Board of Directors of SHP approved a non-qualified stock option plan for its officers, directors and key employees ("SHP NQSOP"). The exercise price of the options is equivalent to the estimated fair market value of the stock as determined by the Board of Directors at the date of grant. The number of shares, terms and exercise period are determined by the Board of Directors on an option-by-option basis. As of November 15, 1995, options to acquire an aggregate of 63,000 shares of Common Stock at
$.39 per share were outstanding under the SHP NQSOP. Also, in February 1995 (prior to the Acquisition) SHP issued to Max Lewinsohn, a nonaffiliated shareholder of the Company, a warrant to purchase 45,000 shares of Common Stock at $1.67 per share. Said warrant were issued to Mr. Lewinsohn in consideration for funds paid to SHP. The options issued under the SHP NQSOP expire in 1999 and the warrant issued to Mr. Lewinsohn expires in 1996.

      On September 1, 1995, the Company adopted the NQSOP. In addition, on the date of the Acquisition, all of the options issued under SHP's NQSOP become outstanding obligations of the Company and the SHP NQSOP was terminated. As of April 15, 1996, options to acquire an aggregate of 1,171,810 shares of Common Stock at $2.00 per share had been granted and are presently outstanding, including the options granted to David A. Robinson, Bradley C. Robinson and Gale H. Thorne.

Compensation Committee Interlocks and Insider Participation

      No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In September 1994 (prior to the Acquisition), certain shareholders of SHP made direct loans to SHP in the amount of approximately $385,000 under a bridge loan agreement. Subscriptions under the bridge loan were offered proportionately to shareholders of SHP based on the number of shares held. The subscribers to the bridge loan were issued warrants permitting them to acquire up to an aggregate of 346,500 shares of common stock at $1.11 per share on or before December 31, 1995. These warrants were exercised in July, 1995 in consideration for the conversion of this loan.

      Stanley Hollander, a former director of the Company, is an officer and director of the corporate managing member of Capital Growth, which holds 75,000 shares of Common Stock 530,125 Series A Warrants, 1,290,375 Series B Warrants and options to purchase 20,000 shares of the Company's Common Stock. Capital Growth received the Common Stock, Series A Warrants and Series B Warrants, together with a gross fee of $860,251, as consideration for placement agent services rendered on behalf of the Company during 1995.

                       DESCRIPTION OF SECURITIES


      The Company's authorized capital stock currently consists of 50,000,000 shares of Common Stock, $0.02 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

      Holders of the Company's Common Stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders. Subject to preferential dividend rights with respect to any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the assets of the Company legally available, subject to any prior rights of any outstanding preferred stock. Holders of Common Stock have no cumulative voting rights, no preemptive, subscription, redemption or conversion rights. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.

Preferred Stock

      The Company is authorized to issue 5,000,000 shares of preferred stock, par value $.001 per share. The Company does not have any shares of preferred stock issued. The Board of Directors of the Company is empowered, without further action by the stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the Board of Directors may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. The potential exists, therefore, that preferred stock may be issued which would grant dividend preferences and liquidation preferences to preferred stockholders. The issuance of the preferred stock may also have the effect of delaying or preventing a change in control of the Company.

     Management of the Company has no present intent of issuing any of the preferred stock. If and when the stock is issued it might have substantially more than one vote per share or other provisions designed to deter a change in control of the Company. If such stock is issued to a limited group of management such persons may gain absolute voting control of the Company, including, among other things, the ability to elect all of the directors, and to control certain matters submitted to a vote of stockholders and to prevent any change in management despite performance. Also, the shares of preferred stock may have the right to vote upon certain matters as a separate class.

Warrants

      The Series A Warrants and Series B Warrants are exercisable for shares of Common Stock of the Company at a price of $3.00 per share in the case of Series A Warrants and $2.00 per share in the case of Series B Warrants, and expire on the earlier of (a) two years from the date of effectiveness of a registration statement under the Securities Act covering the issuance of the shares of Common Stock underlying such Warrants upon issuance by the Company or for resale of such stock by the holder, which period shall be extended day-for-day for any time that a prospectus meeting the requirements of the Securities Act is not available, or (b) the date specified in a notice of redemption from the Company (subject to the prior right of the holder to exercise the Warrants for at least 20 days following the date of such notice) in the event that the closing price of the Common Stock for any ten consecutive trading days preceding such notice exceeds $6.00 per share and subject to the availability of a current prospectus covering the underlying stock. Thus, the Company may accelerate the expiration of the Warrants in the event that the average market price of the Common Stock exceeds $6.00 per share, in which event the holders of the Warrants would be permitted to exercise the Warrants during a period of not less than 20 days following notice of such an event. The Company presently intends to accelerate the expiration of the Warrants when and if such conditions are met. All of the Warrants are currently outstanding.

      The Series A Warrants were sold to accredited investors in the Company's private placement that closed on August 18, 1995. As part of Capital Growth's fee for acting a placement agent in said private placement, the Company issued to Capital Growth 1,290,375 Series B Warrants which warrants comprise all of the Company's outstanding Series B Warrants.

       Prior to the Acquisition, SHP issued to a nonaffiliated shareholder a warrant to purchase 45,000 shares of Common Stock at $1.67 per share. Said warrant was issued by SHP in exchange for cash. This warrant expires in 1996 and became an outstanding obligation of the Company, rather than of SHP, on July 28, 1995 (the date of the Acquisition).

Outstanding Options

      On September 1, 1995, the Company adopted the NQSOP wherein the Company is authorized to grant options to purchase up to 1,284,998 shares of Common Stock of the Company. Pursuant to the NQSOP, in September 1995, the Company granted stock options to purchase 1,151,810 shares of Common Stock, and in November , the Company issued stock options to purchase 20,000 shares of Common Stock. All of these Stock Options are immediately exercisable. These options expire in 2000.

      In addition to the options outstanding under the NQSOP, the Company also has 63,000 options outstanding that were issued under the SHP NQSOP and that became obligations of the Company pursuant to the terms of the Acquisition. The SHP NQSOP options allows the holders thereof to purchase 63,000 shares of the Company's common stock at
$0.39 per share.   The SHP NQSOP options expire in 2004.

Earn-Out Shares

      John T. Clarke, David A. Robinson and Bradley C. Robinson, who are respectively a former Director; the President, Chief Executive Officer and a Director; and a Vice President and Director of the Company, have the opportunity to receive up to an aggregate of 2,000,000 additional shares of Common Stock (the "Earn-Out Shares"). Any issuance of Earn-Out Shares would be based upon the level of pre-tax consolidated net income, adjusted to exclude any expense arising from the obligation to issue or the issuance of the Earn-Out Shares and any income or expense associated with non-recurring or extraordinary items as determined in accordance with generally accepted accounting principles ("Adjusted PTNI").

      If Adjusted PTNI for 1996, 1997 or 1998 equals or exceeds $1,500,000, then an aggregate of 350,000 Earn-Out Share will be issued, but only one issuance of 350,000 Earn-Out Shares will be made based on the $1,500,000 level of Adjusted PTNI.

      If Adjusted PTNI for 1996, 1997 or 1998 equals or exceeds $5,000,000 then there will be issued that aggregate number of Earn-Out Shares calculated by subtracting the number of Earn-Out Shares previously issued or issuable based on the attainment of a lesser Adjusted PTNI in the same year (if any) from 1,100,000, provided that only one issuance of Earn-Out Shares will be made based on the $5,000,000 level of Adjusted PTNI.

      If Adjusted PTNI for 1996, 1997 and 1998 equals or exceeds $8,000,000, then there will be issued that aggregate number of Earn-Out Shares calculated by subtracting the number of Earn-Out Shares previously issued or issuable based on the attainment of a lesser Adjusted PTNI in the same year (if any) from 2,000,000, provided that in no event will an aggregate of more than 2,000,000 Earn-Out Shares be issued.

      If Adjusted PTNI amounts set forth above are never reached, then the Earn-Out Shares will not vest and no person shall have a right to receive any of the Earn-Out Shares.

      The Company expects that the issuance of Earn-Out Shares will be deemed to be the payment of compensation to the recipients and will result in a charge to the earnings of the company in the year or years the Earn-Out Shares are earned, in an amount equal to the fair market value of the Earn-Out Shares. This charge to earnings could have a substantial negative impact on the earnings of the Company in the year or years in which the compensation expense is recognized.

     The effect of the charge to earnings associated with the issuance of Earn-Out Shares could place the Company in a net loss position for the relevant year, even though the Adjusted PTNI was at a level requiring the issuance of Earn-Out Shares. Because Earn-Out Shares are issuable based on the results of a single year, the Adjusted PTNI in a particular year could require the issuance of Earn-Out Shares even thought he cumulative Adjusted PTNI for the three years 1996, 1997 and 1998, or any combination of those years, could reflect a lower amount of Adjusted PTNI that would not require the Company to issue such Earn-Out Shares or even a loss at the Adjusted PTNI. There is no assurance that years subsequent to the year or years in which Earn-Out Shares are issued will produce the same level of Adjusted PTNI or will be profitable. The management of the Company may have the discretion to accelerate or defer certain transactions that could shift revenue or expense between years or otherwise affect the Adjusted PTNI in any year or years.

     The Company has agreed to file a registration statement under the Securities Act with respect to the Earn-Out Shares, when issued.

Anti-Takeover Provisions

      The Company is governed by the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law enacted in 1988. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business Combination" is defined to include mergers, asset sales and certain other transactions resulting in financial benefit to the stockholders. An "interested stockholder" is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. As a result of the application of Section 203, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above market prices pursuant to such transactions.

Limitation on Liability of Directors

      The Company's Certificate of Incorporation provides that a director of the company will not be personally liable to the company or its stockholders for monetary damages for the breach of his or her fiduciary duty of care as a director. In accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of the company (i) for breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit.

Certain Certificate and Bylaw Provisions

      The Certificate of Incorporation of the Company provides for dividing the Board of Directors into three classes. Beginning in 1996, one class of directors will be elected at each annual meeting for a three-year term. Amendments to this provision must be approved by a two-thirds vote of all the outstanding stock entitled to vote, and the number of directors may be changed by a majority of the entire Board of Directors or by a two-thirds vote of the outstanding stock entitled to vote. Meetings of the stockholders may be called only by the Board of Directors, the Chief Executive Officer or the President, and shareholder action may not be taken by written consent.
Shareholder proposals, including director nominations, may be considered at a meeting only if written notice of the proposal is delivered to the Company from 50 to 75 days in advance of the meeting, or within 10 days after notice of the meeting is given to stockholders if the meeting was not publicly disclosed at least 60 days prior to the meeting. These provisions could have the effect of discouraging takeover attempts or delaying or preventing a change of control of the Company.

Transfer Agent and Registrar

      The stock transfer agent, registrar and warrant agent for the Company's Common Stock is Colonial Stock Transfer, Inc., Salt Lake City, Utah.

                     SECURITIES ELIGIBLE FOR SALE


      Upon completion of this Offering, assuming (a) the exercise of all of the Warrants, (b) the exercise of all options and warrants currently outstanding (other than the Warrants), and (c) issuance of the Earn-Out Shares, the Company will have outstanding 16,270,213 shares of Common Stock.

      Not all of the Company's outstanding securities are being registered hereby. Of the 16,270,213 shares of Common Stock outstanding upon completion of this Offering, (assuming the exercise of all of the Warrants, the exercise of all other outstanding options and warrants, and the issuance of the Earn-Out Shares), 13,682,213 outstanding shares of Common Stock are being registered hereby and 300,000 outstanding shares of Common Stock are not being registered hereby. Of the 300,000 outstanding shares of Common Stock not registered hereby, 10,256 shares of Common Stock were previously registered for sale pursuant to a prior registration statement and 284,616 shares of Common Stock became freely tradable under Rule 144 or the Securities Act of 1933 or a similar exemption. 294,872 are effectively free trading. All 5,681,060 shares issuable upon the exercise of the Warrants and Option Stock are being registered hereby.

      No prediction can be made as to the effect, if any, that future sales of stock, or the availability of stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including stock which may be issued upon exercise of Warrants or Stock Option), or the perception that such sales may occur, could adversely affect prevailing market prices for the Common Stock.



                 PRINCIPAL AND SELLING SECURITYHOLDERS

Principal Securityholders

      The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Registrant as of April 15, June 11 1996, for: (i) each person who is known by the Registrant to beneficially own more than 5 percent of the Registrant's common stock, (ii) each of the Registrant's directors, (iii) each of the
Registrant's  Named  Executive Officers, and (iv)  all  directors  and
   Named E executive O officers as a group. As of June 11 April 15 , 1996 the Company had 8,589,153 shares of common stock outstanding.

   Name and         Shares        Percentage of
    Address      Beneficially        Shares            Position
 of Beneficial     Owned(2)       Beneficially
   Owner(1)                           Owned

David        A.   630,219               7%       President, Chief
Robinson(3)                                      Executive Officer
                                                 Chairman of the
                                                 Board and Director
Bradley      C.   630,219               7%       Vice President
Robinson(3)                                      Operations and
                                                 Investor Relations
                                                 and Director
Gale         H.    149,700              2%       Vice President,
Thorne(4)          137,700                       Product Development
                                                 and Director
J.        Clark   245,000               3%       Vice President ,
Robinson(5)                                      Chief Financial
                                                 Officer, Treasurer,
                                                 Secretary and
                                                 Director
Gary         W.    86                   1%       Director
Farnes(6)          70,000

Robert       R.    83,000               1%       Director
Walker(7)

Named Executive 1,824,138              20%
Officers and
Directors as a
Group (6 Persons)

John T.           647,465                     7%
Clarke(8)
4 Butterworth
Gardens
Woodford, Essex
England

Capital Growth
International(9)
11601 Wilshire
Boulevard,      1,915,500                    18%
Suite 500
Los Angeles, CA
90025
__________________________


<F1>
(1)       Except  where  otherwise  indicated,  the  address  of   the
  beneficial  owner  is  deemed  to  be  the  same  address   as   the
  Registrant.
<F2>
(2)      Beneficial  ownership is determined in  accordance  with  the rules  of  the  Securities  and Exchange  Commission  and  generally
  includes   voting  and  investment  power  with   respect   to   the
  securities.   Shares of common stock subject to options or  warrants
  currently  exercisable, or exercisable within sixty (60)  days,  are deemed  outstanding  for  computing the  percentage  of  the  person holding  such  options but are not deemed outstanding for  computing the percentage of any other person.
<F3>
(3)      Includes 330,219 shares and stock options to purchase 300,000 shares  for  each  of these two persons.  Does not  include  666,666
  Earn-Out Shares for each of these two persons which shares have  not vested.
<F4>
(4)      Includes  63,000  shares, stock options  to  purchase  57,000
  shares   and  Series  A  Warrants  to  purchase  15,000   27,000
  shares.   Also  includes 2,700 shares that Mr. Thorne is  deemed  to beneficially  own as a result of their being owned in joint  tenancy with  his spouse.  Does not include stock options to purchase 18,000 shares that become exercisable in July, 1996.
<F5>
(5)      Includes  90,000 shares and stock options to purchase  75,000
  shares.   Also  includes  50,000 shares and  Series  A  Warrants  to purchase  30,000 shares that Mr. Robinson is deemed to  beneficially own as a result of their being owned by a controlled entity.
<F6>
(6)      Includes  50,000   61,500     shares, and  stock  options  to
  purchase 20,000 shares.     and Series A Warrants to purchase  4,500
  shares.
<F7>
(7)      Includes  stock  options  to purchase  20,000  shares.   Also
  includes  63,000  shares of which Mr. Walker is  deemed  to  be  the beneficial owner as a result of their ownership by a trust of  which he is a trustor.
<F8>
(8)       Includes    231,362    163,000 shares,  stock  option   to
  purchase   300,000  shares  and  Series  A  Warrants   to   purchase
     21,000    3,000  shares.  Also includes 18,000  shares  that  Mr.
  Clarke  is  deemed to beneficially own as a result  of  their  being
  owned  by  a  controlled  entity,  127,465   59,103      shares  and
  18,000  Series  A  Warrants owned by his spouse, and  18,000  shares owned  by  a  minor  child, which he is deemed to beneficially  own.
  Does  not  include  666,666 Earn-Out Shares which  shares  have  not vested.
<F9>
(9)      Includes  75,000  shares, stock options  to  purchase  20,000 shares,  Series A Warrants to purchase 530,125 shares and  Series  B
  Warrants  to purchase 1,290,375, of which 430,125 Series A  Warrants are  to  be transferred to distributors that assisted Capital Growth in  the  private placement completed on August 18, 1995, and  as  to which Capital Growth disclaims beneficial ownership.

     The Registrant is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Registrant.

Selling Securityholders

     The following table provides the names of and number of shares of Common Stock offered for sale by each Selling Securityholder. The Selling Securityholders may sell all, some or none of their shares of Common Stock. The following entries to the table represent, respectively, the total number of shares which each stockholder may sell pursuant to the registration statement. Assuming that all of the stock offered hereby is sold, no Selling Securityholder would own more than 1% of the outstanding common stock of the Company. See also "Principal Securityholders."

      The shares of Common Stock and Series B Warrants offered by this Prospectus may be offered from time to time by the Selling Securityholders named below. Unless otherwise noted, no Selling Securityholder is an executive officer of the Company.

                                  Percentage                 Stock
                         Stock     of Common               Underlying
       Name(1)         Owned as      Stock       Stock      Warrants
                          of         Owned      Offered    and Stock
                          April     Before       Hereby     Options
                        22         Offering                 Offered
                       June 11,                              Hereby
                         1996
A/S Kapitalutvikling     10,000            *       10,000       6,000
Magne F. Aaby            50,000           1%       50,000      30,000
AHM Eiendoms AS          10,000            *       10,000       6,000
Celia Allsop             05,000            *        5,000       3,000
   Nadine Amon                             *                    8,334
   Emanuel Arbib                           *                   16,667
John G. Argitis          10,000            *      10,000       6,000
Arimo Corporation         5,000            *        5,000       3,000
Dennis    &   Marilyn     5,000            *        5,000       3,000
  Astrella
Caroline Bandlien        38,250            *       38,250
Charlotte Bandlien       38,250            *       38,250
Einar H. Bandlien       203,000           3%      203,000      30,000
   Gunn Bandlien                           *                  6,667
Karl Bandlien             9,000            *       9,000
   Banisa Corp.                            *                  25,000
  Pension Plan
  Trust
Beatrice Barnett          5,000            *        5,000       3,000
Gary Barnett             10,000            *       10,000       6,000
Josef A. Bauer           50,000           1%       50,000      30,000
Dennis Malcolm Baylin    12,500            *       12,500       7,500
Michael Roy Bichan       34,497            *       34,497
Susie       Elizabeth     9,000            *       9,000
  Bichan
Stewart   &    Debbie         0            *            0       9,000
  Blake
BO Shipping AS          182,500           3%      182,500     109,500
Bostar A.S.              50,000           1%       50,000      30,000
Boyd Financial Corp.     71,186           1%       71,186
Harvey R. Brice BSCC     15,000            *       15,000       9,000
  M/P   Plan  A/C  #13-
  3604093
   Harvey  R.   Brice                      *                   16,667
  BSSC  Master  Defined
  Contribution
  Money/Pruchase
  Pension Plan
Butler    Investments   137,000            2%    137,000       73,200
  Ltd.
Cameo   Trust   Corp.    33,000            *       33,000      19,800
  Limited
The    Canada   Trust    10,000            *       10,000
  Company
Capital        Growth    75,000           8%       75,000     1,584,661
  International                                                 666,621
Gregory W. Carlisle       5,000            *        5,000       3,000
M.J. Carter              10,000            *       10,000       6,000
Castle  Rock  Land  &     5,000            *        5,000       3,000
  Livestock, L.C.
Central   Investments    50,000            1%     50,000       30,000
  Limited
Charles Chamberlain       5,000            *        5,000       3,000
Louise Chamberlain        5,000            *        5,000       3,000
Chesham   Consultants    18,000            *       18,000
  Ltd
Cristofer Clarke         18,000            *       18,000
John T. Clarke (2) 163,000   231,362       5%      73,000     303,000   321,000
Michelle M.G. Clarke     44,000           1%       44,000       7,500
Thomas & Edna Clarke     70,803            1%     70,803
Willaim F. Coffin         8,800            *        8,800       5,280
Robert E. Colby Jr.      38,000           1%       38,000      57,000
Corner Bank Ltd.         85,000           2%       85,000      51,000
Cowan    and     Co.,    15,000            *       15,000       9,000
  Custodian for Stanely
  Hollander IRA
Martin & Susan Cox        2,600            *        2,600
Credit         Suisse    65,000           1%       65,000      39,000
  (Guernesy) Limited
Demachy Worms  &  Co.   125,000            2%    125,000       75,000
  International Ltd.
John Dillaway             5,000            *        5,000       3,000
   DWR Custodial  for                      *                   12,500
Gary Barnett IRA  STD
Rollover 4/6/83
Edgeport     Nominees    65,000           1%       65,000      43,550
  Limited
Egger & Co.                               2%                  151,500
                                                              147,000
   Moises Egozi                            *                  10,000
   Mark Emelfarb                           *                  16,667
Eurocapital Ltd                            *                   23,100
Failor Family Trust      45,000           1%       45,000
Anders Farestveit       300,000           5%      300,000     180,000
   Walter       Smith                      *                   16,667
Farms, LTD
Farnes,   Gary    c/f     1,000            *        1,000
Trent Farnes
Gary    Farnes    c/f     1,000            *        1,000
Trevor Farnes
Gary Wm. Farnes (2)      50,000           1%       50,000      20,000
                                                              24,500
Tami Farnes               1,000            *        1,000
Tara Farnes               1,000            *        1,000
Timothy L. Farnes         6,100            *        6,100      11,500
Tyler Farnes              2,500            *        2,500       1,500
M, Farrel                32,000            *       32,000       3,000
Alan Field               25,000            *       25,000      15,000
Alan & Susan Field       22,500            *       22,500
Burton C. Firtel         27,000            *       27,000
David Floor               5,000            *        5,000       3,000
Fred C. Follmer          10,000            *       10,000       6,000
   Foster,     Elaine    22,500            *       22,500
Foster
Nigel Foster            135,000           2%      135,000
Deborah May Fowler        2,250            *        2,250
Richard Fowler            2,250            *        2,250
Freed      Investment    10,000            *       10,000       6,000
  Company
David L. Freed Family     5,000            *        5,000       3,000
  Trust
David W. Freed           10,000            *       10,000       6,000
John & Karen Freed       10,000            *       10,000       6,000
Paul L. Freed             5,000            *        5,000       3,000
Peter Q. Freed           10,000            *       10,000       6,000
Robert    E.    Freed    10,000            *       10,000       6,000
  Family Trust
Jack Freidman            25,000            *       25,000      15,000
G-Men, Inc.              20,000            *       20,000      12,000
Galway        Capital   180,000           2%      180,000
  Limited
Genevalor Trusteeship   190,214           3%      190,214      30,000
& Management Corp.
Jeremy A. Gilbert         5,000            *        5,000       3,000
   Glass   &    Rosen                      *                   10,000
  Profit  Sharing  Plan
  FBO Paul Glass
Paul  W.  & Susan  V.     7,500            *        7,500       4,500
Glass, Co-Trustees
   Bernard Goldfinger                      *                    3,334
  and Muriel Goldfinger
  Jtnros
Judy Goodstein           14,400            *       14,400
John J. Gottsman         25,000            *       25,000      15,000
   Graco    Holdings,                      *                   16,667
  Inc.,  Stacie Greene,
  President
Gillian Margaret Gray    25,000            *       25,000      15,000
Michael John Gray        25,000            *       25,000      15,000
   David    Greenberg                      *                    8,334
  and  Susan  Greenberg
  Jtnros
   David   Greenberg                      *                     8,333
  IRA
Susan Greenberg          10,000            *       10,000       6,000
   Greenburg & Parish                      *                    8,334
  Defined       Benefit
  Plan
   Gruntal & Co.,             15,000               *      15,000       9,000
   Inc., Custodian for
  Stanely Hollander IRA
Tad Gygi                  9,000            *        9,000
Arnfin Haavik           123,000           1%      123,000
Turid Nordal Haavik      18,000            *       18,000       9,000
   Arnfin Harvik                           *                  10,000
   Stephen  S.   Haas                      *                  8,334
   and  Barbara B.  Hass
  Jtnros
Gail Healey             123,465            2%      123,465      18,000
                         55,103                    55,103
Kevin Healey                                                    1,000
Pearl Healey                                                    1,000
Timothy Healey                                                  1,000
John & Lenore Heckler     5,000            *        5,000       3,000
Helix     Investments                     1%                   90,738
  Limited
Arne Hellesto            50,000           1%       50,000      30,000
Tom Henriksen             5,000            *        5,000       3,000
Heptagon  Investments    25,000            *       25,000      15,000
  Ltd.
Daniel  M.  Herscher,     5,000            *        5,000       3,000
Trustee,  Daniel   M.
  Herscher,       Esq.,
  Retirement Plan Trust
Hill   Oldridge  Ltd.     8,500            *        8,500
  Pension Fund
Julian Hill               3,600            *        3,600
Hollis Holding A/S       10,000            *       10,000       6,000
Nils Otto Holmen         25,000            *       25,000      15,000
Fiona     &     James                                           3,500
  Hoyfield
Simen Horne              10,000            *       10,000       6,000
Charlotte Horowitz       15,000            *       15,000       9,000
                                                              14,000
Svein Huse               50,000           1%       50,000      30,000
Hutton  International    50,000           1%       50,000
  SA
Intl.    Asso.     of    45,000           1%       45,000
Christian Prof.
   Isenberg 1989                               *                  10,000
   Trust,   Gerald    I.
Isenberg  and  Carole
Issenberg,
Trustees
George        Anthony    22,500            *       22,500
  Jackson
Mary Jackson             22,500            *       22,500
Michael S. Jacobs        15,000            *       15,000  9,000   12,334
Allan D. Jacobson IRA    12,500            *       12,500  7,500   24,167
Lenard  E.  Jacobson,    15,000            *       15,000      9,000
  M.D.
Jennings Asset  Group    12,500            *       12,500       7,500
  III
   Jennings     Asset                     1%                      75,000
    Group III  c/o
  Christopher  D.
  Jennings
Steinar         Schei    13,500            *       13,500
  Johansen
Svein E. Johansen       109,000           1%      109,000       6,000
   Svin Egil Johansen                          *                  10,000
     and Turid Schei
  Johasen Jtnros
Torgeir Schei            13,500            *       13,500
  Johansen
Anne Johnston           144,000           2%      144,000
Maria Elizabeth Jones                                           1,000
Alfred Joseph             6,300            *        6,300
Margaret Joseph           6,300            *        6,300
Ted Kaminer & Hillary     5,000            *        5,000       3,000
  Kahn Jtnros
   Ted I. Kaminer and                          *                  5,000
   Hillary  M. Kahn,  as
  Joint Tenants
Mark E. Karp              9,000            *        9,000
Kaufman  & Leinberger     5,000            *        5,000      3,000
Investments, Inc.
Inga Jane Kempton         9,000            *        9,000
   John W. Kennedy                          *                  25,000
Vance Kirby              15,000            *       15,000       9,000
Ronald B. Koenig         27,500           1%       27,500      16,500
   Howard Kozinn                           *                  8,500
Pierre   &  Francoise    10,000            *       10,000       6,000
  Lambert
Andrew Paul Lampert      10,000            *       10,000      6,000
Barbara C. Langham       3    5,000        *      3    5,000       3,000
Charles  J. Charlayne    10,000            *       10,000       6,000
  E. Lasky
Legal  and  Equitable    15,000            *       15,000       9,000
  Pension Fund
J. Matt Lepo              5,000            *        5,000       3,000
Dr. J. K. Lewinsohn      43,143           1%       43,143
M.R. Lewinsohn           75,500           2%       75,500      65,000
Claus Lian               25,000            *       25,000     15,000
   Richard B.                                  *                  16,667
   Liroff
   Lloyds Bank Geneva                          *                  15,000
      c/o Brown  Brothers
   Harriman
Rabbe E. Lund            50,000           1%       50,000      30,000
Mamimu Ltd.              12,500            *       12,500       7,500
K Mason                   8,000            *        8,000
Joseph & Lillian          5,000            *        5,000       3,000
  Matulich
Metropolitan  Finance    53,000           1%       53,000     15,000
  Limited
Eugene J. Meyers         12,500            *       12,500       7,500
Neil P. Micklethwaire    15,000            *       15,000     1    9,000
   Miller  Investment                          *                  16,500
   Company, Inc.
George H. Miller         32,000            *       32,000       3,000
Peter Mills              15,000            *       15,000       9,000
Wenche Moe               15,000            *       15,000       9,000
Marie-Pascale Molema     25,000            *       25,000      15,000
Michael & Nancy                            *                    1,563
  Morris
Frank & Tracy Moss       24,000            *       24,000      12,000
Joe & Sandra Motzkin     12,500            *       12,500       7,500
Nap Enterprises          32,357            *       32,357
  Limited
Napier Brown Holdings    75,000           1%       75,000      45,000
  Ltd.
Nancy    and    Clyde     2,500            *        2,500       1,500
  Needham
Anne & Harry Newman      10,000            *       10,000      6,000
Norman Assuranse AS     182,500           3%      182,500     109,500
Harald Norman           180,000           3%      180,000     108,000
Patricia  &   Oistein    15,000            *       15,000       9,000
  Nyberg
Joan O'Gorman            13,500            *       13,500
Sigurd Olsvold            5,000            *        5,000       3,000
Oral & Maxillofacial     96,333           1%       96,333
  Surgical Association
Bonita Michelle          11,700            *       11,700
  Overlander
Clive Overlander         16,700            *       16,700       3,000
Carolyn Owen              2,500            *        2,500       1,500
Owen, Charles V.          2,500            *        2,500       1,500
Raymond H. Owen           5,000            *        5,000       3,000
   Asher  Plaut and                          *                  3,334
   Evelyn  Plaut
  Jtnros
Mark Peterson            46,200           1%       46,200      27,720
Morten Poulsson          25,000            *       25,000     15,000
PQF Investments           5,000            *        5,000       3,000
Prime  Grieb  &  Co.,     5,000            *        5,000       5,100
  Limited
Prodeco       Capital   150,000           3%      150,000      90,000
  Corporation
Elizabeth       Diane     2,500            *        2,500       1,500
  Pummell
Martyn James Pummell     25,000            *       25,000      15,000
Derek Reddin-Clancy       7,200            *        7,200
Mary-Pat      Reddin-    10,800            *       10,800
  Clancy
David A. Rees            25,000            *       25,000      15,000
John E. Reihl             5,000            *        5,000       3,000
Republic     National     5,000            *        5,000      30,000
Bank   of  New   York
  (France) Monaco
   Republic  National                     1%                      75,000
     Bank   of  New   York
  (Luxenbourg) SA
John         Laurence     5,000            *        5,000       3,000
  Richardson
Patrick        George    50,000           2%       50,000  30,000   92,500
  Ridgwell
Andrew Kent Robertson    50,000           1%       50,000     30,000
Brad Robinson(2)        330,219           7%      240,219     300,000
David Robinson(2)       330,219           7%      240,219     300,000
J. Clark Robinson(2)     90,000           2%       90,000      75,000
J.   Clark  Robinson,    50,000           1%       50,000      30,000
  Trustee      Robinson
  Family Trust(2)
Steffanie Robinson                         *                    5,000
Stephen L. Robinson      12,500            *       12,500       7,500
Charles   &   Marilyn     5,000            *        5,000       3,000
  Roellig
Josephine   F.   Rose     5,000            *        5,000       3,000
  Family Trust
Ruth W. Rose                900            *          900
Gerald Rosen              7,500            *        7,500       4,500
                                                              12,500
   Brian   Roth   and                          *                   6,667
     Susan Roth Jtnros
Brian   Stuart  Roth-    5,000              *      5,000     3,000   6,333
  Special Account 1
Brian   Stuart  Roth-    2,500              *      2,500     1,500   4,000
  Special Account 2
Brian Stuart Roth        42,300            *       42,300
Brian Stuart Roth  in     8,000            *        8,000
  Trust   1  FBO  Laura
  Jane Roth
Brian Stuart Roth  in     8,000            *        8,000
  Trust   2  FBO  Lucie
  Claire Roth
   Laura Jane Roth        6,750            *    6,750
   Lucie Claire Roth      6,750            *    6,750
Nicholas Leigh Roth      11,500            *      11,500
                         9,000                       9,000
Nigel James Roth         11,500             *      11,500
                         9,000                      9000
Suzan Irene Roth         48,550           1%       48,550       3,750
Michel Roy                5,000            *        5,000       3,000
Cheryl Lynn Rubin        32,000            *       32,000       3,000
Pierre Rudman                              *                    3,063
   Allan Rudnick                           *                  10,000

Allan   Rudnick   IRA    10,000            *       10,000       6,000
  Rollover
   Rush  &  Co.   c/o                            1%                  2,000
     Swiss        American
  Securities, Inc.
S.P. Angel Nominees      12,500            *       12,500       7,500
Saracen Int. Inc.        25,000            *       25,000      15,000
Barry A. Saunders        27,000            *       27,000
   Martin Singer                           *                  1,700
Skull Valley Company,    10,000            *       10,000       6,000
  Ltd.
Karen Elizabeth Smith   119,500           2%      119,500      20,000
Phillip Smith             9,000            *       9,000
Fred Snitzer             15,000            *       15,000       9,000
Snowboard Stiftung       50,000           1%       50,000      30,000
Robert    &   Claudia    43,667           1%       43,667      15,000
  Sorrentino
Spellord, Inc.           25,000           1%       25,000      15,000
                                                              73,334
Standard Acre SA                           *                    3,125
Svien Erik Stiansen      25,000            *       25,000      15,000
Torill Stiansen           9,000             *      9,000
Stolzoff Family Trust    50,000           1%       50,000      30,000
Gary Stolzoff            12,500            *       12,500       7,500
   Martin S. Stolzoff                          *                  13,500
     and    Barbara     R.
  Stolzoff Jtnros
Karl Sivert Sunde        10,000            *       10,000       6,000
Swiss  American Sec.,    45,000           1%       45,000
  Ltd
The  Chase  Manhattan   252,500           3%      252,500
  Bank NA
The   First  National    45,000            1%     45,000      27,000
  Bank of Chicago
The            Joseph     9,000            *        9,000
  Accumulation   &
  Maintenance
  Settlement
   Theta  K. Partners                          *                  28,334
     L.P.   c/o  Alan   D.
  Jacobson,     General
  Partner
Bruce W. Thorne             900            *          900
Craig N. Thorne             900            *          900
David L. Thorne           5,900            *        5,900      19    22,810
Gale  H. Sr. &  Donna     2,700            *        2,700
  L.  Thorne, with full
  rights of
  survivorship(2)
Gale    H.    Throne,    25,000             *     25,000
  Trustee  of  Gale  H.
  Throne Trust(2)
Gale H. Thorne (2)       18               1%        5,000      90,000
                         23,000                               102,000

Gale H. Thorne, Jr.         900            *          900      23,000
Kendall P. Thorne           900            *          900
Michael L. Thorne           900            *          900
Steven D. Thorne            900            *          900
Leslie Thorne            10,000            *       10,000       6,000

Olve Torvanger          126,000           2%      126,000     0,000

   Townsley &                               1%                      57,831
     Company
Richard Trew             11,800            *       11,800
Nils N. Trulsvik        142,500           2%      142,500       4,500
                                                              21,000
   U.B.S.                                      *                  4,500
     Nominees
Michael Vanderhoof        5,000            *         5000       3,000
Vital Milj AS            75,000           3%       75,000     172,600
Robert R.  Walker(2)                       *                   20,000
Robert   R.   Walker,    63,000           1%       63,000
  Gen.    Partner    of
  Robert    R.   Walker
  Investment        LTD
  Partnership(2)
Sidsel O.Walker          16,500            *       16,500       4,500
Steve Wallitt             5,000            *        5,000       3,000
   David J. Walsh                          *                  8,334
Kilian R. Walsh          10,000            *

   10,000        6,000
   George  Weisenfeld                      *                  10,000
     and  Myrna Weisenfeld
  Jtnros
Allan Weissglass         25,000           1%       25,000  15,000
                                                           32,500

Joel S. Weissglass       20,000            *       20,000      12,000
Anthony Neal Wenham       4,500            *        4,500
David John Wenham        23,000            *       23,000       3,000
James Robert Wenham       4,500            *        4,500
Valerie Ann Wenham       23,000            *       23,000       3,000
Lago Wernstedt           20,000            *       20,000      12,000
Ann Marie Whiting         5,400            *        5,400
Audrey Doreen Whiting     5,400            *        5,400
John Wilkinson           31,500            *       31,500
Joseph A. Wilkinson      10,000            *       10,000       6,000
Kathryn Wilson            4,500            *        4,500
David     &     Susan    25,000            *       25,000      15,000
Wilstein, Trustees of
Century Trust
Winston    Navigation                      *                   30,000
  S.A.
   Malcolm     Seaton                          *                  4,500
     Wood
Roy Vincent Wright       15,000            *       15,000       9,000
Jim Yardley               4,000            *        4,000
   Seymour   Zwickler                          *                  8,000
     IRA
- -------------------------------------------------------------------------

  Totals              8,289,153                 8,001,153   5,681,060

* Less than 1%
_______________
<F1>
(1)      For  purposes  of  this table, ownership with  respect  to  a
  Securityholder does not include shares of Common Stock  beneficially
  owned  but  held  by other persons shown in this  table.   For  such
  information  relating to directors and officers of the Company,  see
  "Principal     and    Selling    Securityholders    --     Principal
  Securityholders."
<F2>
(2)     Indicates employee or director of the Company or of SHP during the past three years. See "Principal and Selling Securityholders  --
  Principal Securityholders."
<F3>
   (3)       Not  included  in  the  above  table  are  the  1,290,375
  outstanding  Series B Warrants, all of which are  owned  by  Capital
  Growth.   Of said Series B Warrants, 918,040 or seventy-one  percent
  (71%)  of the Series B Warrants are hereby being offered for resale.
  If  all  of  the Series B Warrants offered hereby are sold,  Capital
  Growth would own 29% of the outstanding Series B Warrants.

                         PLAN OF DISTRIBUTION

      The shares of Common Stock offered hereby may be sold from time to time by the Selling Securityholders on the Over-the-Counter market or on Nasdaq on terms to be determined at the time of such sales. The Selling Securityholders may also make private sales directly or through a broker or brokers. Alternatively, the Selling Securityholders may from time to time offer shares of Common Stock offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of normal brokerage commissions, may be paid by the Selling Securityholders and/or purchasers of the shares of Common Stock offered hereby for whom such underwriters, dealers or agents may act. The Selling Securityholders and any dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" as defined in the Securities Act and any profit on the sale of such shares of Common Stock offered hereunder by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Securityholders from sales of the Securities offered by the Selling Securityholders hereby will be the purchase price of the Securities less any broker's commissions.

      The Common Stock issuable upon exercise of the Warrants and Option Stock and offered hereby will be issued by the Company to holders of Warrants and Option Stock from time to time pursuant to exercise of such Warrants and Option Stock in accordance with the terms thereof. The Company has entered into "Lock-up" agreements with the holders of not less than 2,000,000 shares of Common Stock whereby such stockholders are prohibited from selling such stock until sixty days after the effective date of this Registration Statement.

         Capital Growth owns all 918,040 Series B Warrants being registered for resale hereby. Such Series B Warrants are being registered at the request of Capital Growth with a view towards the distribution of such Series B Warrants by Capital Growth to forty-nine clients of Capital Growth (the "Capital Growth Clients"), who were selected by Capital Growth for reasons wholly unrelated to whether the Capital Growth Clients are or were stockholders of the Company or have or had any other relationship with the Company. Capital Growth expects to distribute the Series B Warrants to the Capital Growth Clients without requesting or receiving any specific consideration in exchange therefor. Capital Growth recognizes, however, that it may receive some indirect benefit from such distribution, such as the good will of the Capital Growth Clients. The Capital Growth Clients are listed as Selling Securityholders herein with respect to the shares of Common Stock they may acquire through exercise of the Series B Warrants, even though Capital Growth does not propose to transfer the Series B Warrants to the Capital Growth Clients prior to the effective date of this Registration Statement.

      The Company anticipates keeping this Registration Statement current until all of the Securities are sold or effectively become freely tradable. The Company may from time to time notify the Selling Security holders that the Registration Statement is not current and that as sales of the Securities may not occur until the Prospectus is supplemented by sticker or amendment, as is appropriate.

      To the extent required, the specific Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

      The Securities offered hereby may be sold from time to time in one or more transactions at a fixed price, which may be changed, or at varying prices determined at the time of such sale or at negotiated prices.

     In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Securities for a period of two business days prior to the commencement of such distribution. In addition, without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Securities by Selling Securityholders.

      The Company will pay substantially all the expenses incurred by the Selling Securityholders and the Company incident to the Offering and sale of Securities offered hereby to the public, but excluding any underwriting discounts, commissions or transfer taxes. The expenses are estimated to be approximately $192,119.63.

       The   Company   has   agreed  to  indemnify   certain   Selling
Securityholders against certain liabilities, including liabilities under the Securities Act.


                             LEGAL MATTERS

      Certain legal matters will be passed upon for the Company by Blackburn & Stoll, LC, Salt Lake City, Utah.


                    CHANGE IN INDEPENDENT AUDITORS

      On November 10, 1995 the Company's Board of Directors elected to retain KPMG Peat Marwick, LLP ("KPMG") as its independent auditor. Prior to that time Nielson, Grimmett & Company ("NGC") had acted as the Company's independent auditor. The decision to change auditors was recommended by the Company's Board of Directors, in part, because KPMG had acted as SHP's independent auditor prior to the Acquisition.

     The reports of NGC on the financial statements of the Company for each of the two fiscal years in the period ended December 31, 1994, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Company's two most recent fiscal years and all subsequent interim periods preceding such change in auditors, there were no disagreements with NGC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements(s), if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements(s) in connection with its report; nor has NGC ever presented a written report, or otherwise communicated in writing to the Company or its Board of Directors the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K.

      The Company authorized NGC to respond fully to the inquiries of the Company's successor accountant and NGC provided the Company with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulations S-K, which letter has been filed with the SEC.

                                EXPERTS

      The consolidated financial statements of the Company for the period from November 19, 1993 (date of inception) to December 31, 1993, and for the years ended December 31, 1994 and 1995, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                        ADDITIONAL INFORMATION

      The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information contained in the Registration Statement and exhibits thereto on file with the SEC pursuant to the Securities Act and the rules and regulations of the SEC thereunder. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and such exhibits. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily  complete, and in each instance reference is made  to  the copy  of  such contract or other document filed as an exhibit  to  the
Registration Statement, each such statement being qualified in all respects by reference to the full text of contract or document. All material elements of the subject documents or descriptions are, however, set forth in the disclosure contained herein.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and proxy statements and other information with the SEC. Such reports, proxy statements and other information and the Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC. Copies of such materials may be obtained from the SEC at such offices upon payment of prescribed rates.

           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                             Page

Consolidated Balance Sheet for three months ended March  31,
1996 and 1995                                                  F-2

Consolidated Statement of Operations for three months  ended
March 31, 1996 and 1995                                        F-3

Consolidated Statement of Cash Flows for three months  ended
March 31, 1996 and 1995                                        F-4

Notes  to Consolidated Financial Statements for three months
ended March 31, 1996                                           F-5

Independent Auditors' Report                                   F-6

Consolidated  Balance Sheets as of December  31,  1994,  and
1995                                                           F-7

Consolidated Statements of Operations for the period from
November 19, 1993
(date  of inception) to December 31, 1993, and for the years
ended December 31, 1994 and 1995                               F-8

Consolidated Statements of Stockholders' Equity (Deficit) for
the period from November 19, 1993
(date  of inception) to December 31, 1993, and for the years
ended December 31, 1994 and 1995                               F-9

Consolidated  Statements  of  Cash  Flows  for  the  period
from November 19, 1993 (date of
inception)  to  December 31, 1993, and for the  years  ended
December 31, 1994 and 1995                                     F-10

Notes to Consolidated Financial Statements                     F-12


        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.,
                   Consolidated Balance Sheets
                                          March 31,   December
Assets                                       1996        31,
                                                         1995
                                       ------------------------
Current assets:
 Cash and cash equivalents              $ 3,551,243   4,251,584
 Accounts receivable                         12,717     350,718
 Related party receivable                   107,418     122,850
 Finished goods inventory                    19,187      16,322
 Prepaid expenses and other                 115,071      34,017
                                        ------------------------
  Total current assets                    3,805,636   4,775,491
                                        ------------------------
Property, plant, and equipment, at cost   1,057,835     820,245
 Less   accumulated  depreciation   and      14,201       8,196
  amortization                          -----------------------
  Net property, plant, and equipment      1,043,634     812,049

Other assets, at cost                       456,146     453,502
 Less accumulated amortization              106,911      90,314
                                        -----------------------
  Net other assets                          349,235     363,188
                                       ------------------------
  Total assets                          $ 5,198,505   5,950,728
                                       ========================

Liabilities  and  Stockholders'  Equity
(Deficit)
Current liabilities:
 Accounts payable                            87,665      134,449
 Accrued expenses                           402,245      446,474
                                         --------------------------
  Total current liabilities                 489,910      580,923

Stockholders' equity:
Preferred stock, $.001 par value in 1995
and    $.389   par   value   in   1994.
Authorized 5,000,000 shares; no  shares           -            -
issued  in  1995  and 1,440,000  shares
issued and outstanding in 1994
Common stock, $.02 par value in 1995 and
no   par  value  in  1994.   Authorized
50,000,000    shares;    issued     and     171,333      171,333
outstanding  8,566,653 shares  in  1995
and 1,363,500 shares in 1994
Common stock subscription receivable       (209,200)    (259,500)
Additional paid-in capital                 9,316,028    9,316,028
Accumulated deficit                       (4,569,566)  (3,858,056)
                                         --------------------------
   Net stockholders' equity                4,708,595    5,369,805
                                         ---------------------------
   Total  liabilities and  stockholders' $ 5,198,505    5,950,728
   equity                                 ===========================

         SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

              Consolidated Statements of Operations

                                            Three Months Ended
                                          March 31,    March 31,
                                            1996          1995
Sales                                   $    16,621        82,612
Cost of sales                                19,756        36,848
                                        ---------------------------
  Gross profit (loss)                       (3,135)        45,764

Expenses:
 General and administrative expense         463,749       308,261
 Research and development expense           319,883       101,079
                                       ----------------------------
  Total expenses                            783,632       409,340

  Operating loss                          (786,767)     (363,576)

Interest income (expense)                    50,257       (9,026)
Other Income                                 25,000             -
                                     ----------------------------
  Net loss                              $ (711,510)     (372,602)
                                     ==============================
Net loss per common share               $     (.08)         (.27)

Weighted average number of shares used
for net loss per share computation        8,566,653     1,363,500

         SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

              Consolidated Statements of Cash Flows


                                           Three months ended
                                          March 31,    March 31,
                                            1996          1995
Cash flows from operating activities:
 Net loss                               $ (711,510)     (372,602)
 Adjustments to reconcile net loss  to
net cash used in operating activities:
  Depreciation and amortization              22,602        16,495
  Common stock issued for services                -         5,000
  Changes  in  operating  assets   and
liabilities:
   Decrease   (increase)  in  accounts      338,001      (74,822)
receivable
   Increase  in  prepaid expenses  and     (81,054)      (16,892)
other assets
   Increase in inventory                    (2,865)      (23,010)
   Decrease    in    related     party       15,432
receivable
   Decrease  in  accounts payable  and     (91,013)         (649)
accrued liabilities                      ---------------------------
    Net   cash   used   in   operating    (510,407)     (466,480)
activities                              ---------------------------
Cash flows from investing activities:
 Capital expenditures                     (237,590)     (112,952)
 Acquisition of patents and technology      (2,644)      (25,654)
                                         -------------------------
    Net   cash   used   in   investing    (240,234)     (138,606)
activities                               -------------------------
Cash flows from financing activities:
 Payments on line of credit                       -      (40,000)
 Loans from stockholders                          -        49,000
 Proceeds  from  issuance  of   common            -       190,000
stock
 Proceeds  from issuance of  preferred            -       604,001
stock
 Proceeds   from  stock  subscriptions       50,300             -
receivable
 Payments on bank overdraft                       -      (10,675)
                                         -------------------------
  Net   cash   provided  by  financing       50,300       792,326
activities                               --------------------------
Net increase (decrease) in cash           (700,341)       187,240
Cash at beginning of period               4,251,584             -
                                         ---------------------------
Cash at end of period                   $ 3,551,243       187,240
                                        ==========================
Supplemental  Disclosures  of  Noncash
  Investing and Financing Activities:
Dividends   on  redeemable  preference  $         -         5,400
stock

         SPECIALIZED HEALTH PRODUCT INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          For three months ended March 1, 1996 and 1995

(1)     Financial Statements

      The accompanying financial statements have been prepared by the Company without an audit. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operation and cash flows at March 31, 1996, and for all periods presented have been made.

     It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1995 audited financial statements. The results of operations for the periods ended March 31, 1996 and 1995 are not necessarily indicative of the operating results for the full fiscal year. The accounting policies followed by the Company are set forth in Note 1 to the Company's financial statements that follow.

                  Independent Auditors' Report



The Board of Directors and Stockholders
Specialized Health Products International, Inc.:


We have audited the accompanying consolidated balance sheets of Specialized Health Products International, Inc. and subsidiary as of DecemberE31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and for the period from November 19, 1993 (date of inception) to DecemberE31, 1993.
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Specialized Health Products International, Inc. and subsidiary as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended and for the period from November 19, 1993 (date of inception) to December 31, 1993, in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP

Salt Lake City, Utah
February 2, 1996

         SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                   Consolidated Balance Sheets

                   December 31, 1994 and 1995
                     Assets                          1994      1995
Current assets:
     Cash and cash equivalents                    $      -     4,251,584
     Trade Accounts receivable                       4,471     350,718
     Related party receivable (note 11)                  -     122,850
     Inventories                                         -      16,322
     Prepaid expenses and other                      5,436      34,017
          Total current assets                    ------------------------
                                                     9,907   4,775,491
                                                  ------------------------
Equipment and furnishings, net of accumulated
depreciation                                       285,770   812,049
 of $1,753 in 1994 and $8,196 in 1995 (note3)
Other assets, net of accumulated amortization of
$27,564 in                                         361,188   363,188
     1994 and  $90,314 in 1995                   ----------------------
                                                  $656,865     5,950,728
 Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
     Bank overdraft                               $ 10,675           -
     Accounts payable                               84,655     134,449
     Accrued expenses                                7,800     446,474
     Due to stockholders (note 11)                 194,500           -
          Total current liabilities                297,630     580,923
Stockholder loans (note 4)                         358,333           -
Due to stockholders - long-term (note 11)          100,000           -
                                                -----------------------
          Total liabilities                        755,963     580,923
                                                -----------------------
9% cumulative redeemable preference stock, $1.50
par  value.  Authorized 250,000 shares;160,000     256,780         -
shares issued and outstanding in 1994 (
Liquidation value $256,780) (note 8)

Stockholders' equity (deficit) (notes 6 and 7):

  Preferred stock, $.389 par value in 1994 and
  $.001 par value in 1995.  Authorized
  5,000,000 shares; 1,440,000                        560,000         -
  shares issued and outstanding in 1994
  (liquidation value $560,000) and no shares
  issued and outstanding as of December 31, 1995

  Common stock, no par value in 1994 and $.02
  par value in 1995. Authorized 50,000,000
  shares; issued and                                  209,800   171,333
  outstanding 1,363,500 shares in 1994
  and 8,566,653 shares in 1995

  Common stock subscriptions receivable (note6)      (198,500) (259,500)
  Additional paid-in capital                             -    9,316,028
  Accumulated deficit                                (927,178) (3,858,056)
                                                    ---------------------
         Total stockholders' equity (deficit)        (355,878)  5,369,805

Commitments and contingencies (notes 2, 5, 7, 10,
and 12)
                                                     $656,865   5,950,728

See accompanying notes to consolidated financial statements

         SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

              Consolidated Statements of Operations

  For the period from November 19, 1993 (date of inception) to
                       December 31, 1993,
        and for the years ended December 31, 1994 and 1995
                                            1993       1994       1995
Sales                                   $      -      33,256      447,844
Cost of sales                                  -      21,669      294,171
                                        -----------------------------------
               Gross profit                    -      11,587      153,673

Expenses:
     Research and development                  -     290,950      804,639
     Selling, general and                  3,450     620,022    2,133,021
       administrative
     Write off of operating assets             -           -      255,072
                                        ------------------------------------
               Total expenses              3,450     910,972     3,192,732
                                        -----------------------------------
               Operating loss             (3,450)   (899,385)   (3,039,059)

Other Income (expense):
Interest income                                -         237       135,428
Interest expense                               -      (7,800)      (15,858)
                                        -----------------------------------
        Total other income (expense)           -      (7,563)       119,570
                                        -----------------------------------
               Net loss                   (3,450)   (906,948)    (2,919,489)

Dividends on preference stock                  -     (16,780)       (11,389)
                                        ------------------------------------
Net loss attributable to common         $ (3,450)   (923,728)    (2,930,878)
stockholders                            ====================================
Net loss per common share               $      -       (.75)       (.69)
                                        ====================================
Weighted average number of shares used
for net loss per share                    1,170,000   1,224,074   4,269,131
     computation

See accompanying notes to consolidated financial statements.



         SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
    Consolidated Statements of Stockholders' Equity (Deficit)
  For the period from November 19, 1993 (date of inception) to
                       December 31, 1993,
        and for the years ended December 31, 1994 and 1995
                                                                                   Net
                                                  Common      Addit     Accu     stock
                                                   stock      ional      mu      holde
                                                   subsc      paid-     lated      rs'
                  Preferred        Common          ripti       in                equity
                    Stock            Stock           on
                 Shares  Amount  Shares   Amount  receivable  capital  deficit  (deficit)
                ---------------------------------------------------------------------------
Issuance of
 common stock       -      -  1,170,000    1,300      -          -         -      1,300
 for cash at
 inception

Net Loss            -      -          -        -      -          -     (3,450)   (3,450)
                -------------------------------------------------------------------------
Balances at         - $    -  1,170,000  $ 1,300      -          -     (3,450)   (2,150)
 December 31,
 1993

Issuance of
 preferred      1,440,000 560,000      -      -       -           -         -    560,000
 stock for cash
Issuance of
 common stock
 for services         -      -  193,500 208,500  (198,500)        -         -     10,000
 and stock
 subscription
 receivable

Unpaid               -       -        -       -        -          -    (16,780) (16,780)
 dividends on
 preference
 stock
Net loss             -       -        -       -         -          -   (906,948)(906,948)
                ----------------------------------------------------------------------------
Balances at    1,440,000 560,000 1,363,500 209,800 (198,500)       -   (927,178)(355,878)
 December 31,
 1994

Issuance of
 preferred      362,403  604,001         -       -        -         -         -   604,001
 stock for cash

Cash received
for stock           -          -          -      -   190,000        -        -    190,000
subscriptions
receivable

Services
provided for        -          -          -      -      8,500       -        -     8,500
stock
subscriptions
receivable

Unpaid dividends
on preference       -         -           -      -         -         -    (11,389) (11,389)
stock

Conversion of
debt for common     -         -     346,500  385,000       -         -         -     385,000
stock (note 4)

Issuance of
additional
common shares       -         -      90,000 180,000        -   (180,000)      -        -
to stockholders
under
antidilution
provisions

Business        (1,802,403)(1,164,001)2,102,403(696,752)   -   1,860,753      -         -
 combination
 (noteE1)

Issuance of
common stock             -          - 4,256,250  85,125     -  7,193,935      -   7,279,060
for cash net of
expenses (note
7)

Conversion of
debt for common          -          -    50,000   1,000     -     99,000      -   100,000
stock (note 7)

Issuance of
common stock
for stock                -          -  70,000     1,400 (140,000) 138,600      -      -
subscription
receivable
(note 7)

Cash received
for stock                -          -      -          -  90,000         -      -   90,000
subscription
receivable

Exercise of
stock options
for common               -          -  288,000   5,760  (209,500)  203,740      -      -
stock
subscription
receivable
Net loss                 -          -        -       -          -         -(2,919,489)(2,919,489)
                 ---------------------------------------------------------------------------------
Balances at              - $      - 8,566,653 $171,333 (259,500) 9,316,028 (3,858,056) 5,369,805
December 31,
1995

See accompanying notes to consolidated financial statements.

         SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                    Statements of Cash Flows

  For the period from November 19, 1993 (date of inception) to
                       December 31, 1993,
        and for the years ended December 31, 1994 and 1995
                                             1993     1994      1995
                                        ---------------------------------
Cash flows from operating activities:
Net loss                                    $ (3,450) (906,948) (2,919,489)

Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization                      -   29,317    74,542
Common stock issued for services                   -   10,000     8,500
Loss on sale of equipment                          -        -     1,291
Write off of operating assets                      -        -   255,072
Changes in operating assets and
liabilities:
Increase in trade accounts receivable              -  (4,471)   (346,247)
Increase in prepaid expenses and other         (146)  (5,290)   (28,581)
  assets
Decrease (increase) in inventories            (6,104)  6,104    (16,322)
Increase in related party receivable               -        -   (122,850)
Increase in accounts payable and accrued           -   92,455   488,468
  expenses                                   ------------------------------

Net cash used in operating activities         (9,700)(778,833) (2,605,616)

Cash flows from investing activities:
Proceeds from the sale of equipment                -        -     2,943
Capital expenditures                               -  (287,523)(797,377)
Payments to acquire patents and technology   (10,000) (278,752) (64,750)
                                             -----------------------------
Net cash used in investing activities        (10,000) (566,275)(859,184)
                                             ----------------------------

Cash flows from financing activities:
Borrowings on due to stockholders                  -  194,500         -
Payments on due to stockholders                    -        -   (194,500)
Proceeds from issuance of stockholder loans   18,700  339,633      44,167
Payments on stockholder loans                      -        -    (17,500)
Proceeds from issuance of common stock         1,300         -   7,279,060

Proceeds from issuance of preferred stock          -  560,000   604,001
Proceeds from issuance of redeemable               -  240,000         -
  preference stock
Payments on redeemable preference stock and        -        -   (268,169)
  dividends
Proceeds (payments) on bank overdraft              -   10,675   (10,675)
Proceeds from stock subscriptions                  -        -   280,000
  receivable                                 ------------------------------
Net cash provided by financing activities     20,000  1,344,808 7,716,384
                                             ------------------------------
Net increase (decrease) in cash                  300    (300)   4,251,584
                                            ------------------------------
Cash at beginning of year                          -      300         -
Cash at end of year                         $    300        -   4,251,584


Supplemental Disclosure of Cash Flow
 Information
Cash paid during the year for interest       $     -        -    15,858

Supplemental Disclosures of Noncash
 Investing and Financing Activities
Dividends on redeemable preference stock     $     -   16,780    11,389
Common stock issued for subscription               -  198,500   349,500
Conversion of stockholder loans and due to         -        -   485,000
  stockholders to common stock
Acquisition of purchased technology and
  patents for stockholder payable                   -   100,000         -

See accompanying notes to consolidated financial statements.

            SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

              Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date of inception) to December
                               31, 1993,
          and for the years ended December 31, 1994 and 1995


(1)     Summary of Significant Accounting Policies

     (a)     Organization and Business Description

     Specialized Health Products, Inc. (Specialized Health) was organized November 19, 1993, with a commercial objective to develop, manufacture, and market safe, easy-to-use and cost-effective products for the health care industry. Initial development has focused on products that limit or prevent the spread of blood-borne diseases. The Company has several products currently in the production or development stage.
       The sharps container is the only product which is currently in the production stage. This device is designed to provide means for disposing of sharps in order to reduce the potential for accidental needle sticks. The other two major product lines are the lancet and the needle withdrawal technology; both are in the development stage. The lancet device is designed to provide a nonreusable, safer, and less painful way of obtaining small blood samples from patients. The needle withdrawal technology is designed to automatically retract needles while providing permanent and safe containment of the needle. Specialized Health's activities since inception have principally consisted of obtaining financing, recruiting personnel, conducting research and development, developing products, and identifying and contracting with manufacturers. The Company conducts its operations primarily in the Continental United States.

     Specialized Health entered into a business combination in July
       1995 with Russco, Inc. (Russco) wherein Specialized Health became a wholly-owned subsidiary of Russco and Russco's name was changed to Specialized Health Products International, Inc. (the Company). Russco was organized in February 1986 as a public blind pool company to evaluate, structure, and complete a merger with, or acquisition of, any privately held business seeking to obtain the perceived advantages of being a publicly owned Company. Russco had no significant operations and minimal capital with which to conduct its operations.

     At the closing of the business combination, (a) the 300,000 shares of Russco's common stock previously outstanding (as adjusted for a reverse stock split) remained outstanding as common stock of the Company and (b) Russco issued 3,602,403 shares of its common stock for all of the issued and outstanding shares of Specialized Health's common stock and preferred stock. The business combination has been treated for accounting purposes as a "reverse merger" wherein Specialized Health has been shown as the acquiring company even though Russco issued its common shares to acquire Specialized Health because the stockholders of Specialized Health received the significant majority of the outstanding common stock of the Company and management of Specialized Health became the management of the Company. Because Russco had limited operations, the business combination has been accounted for as a purchase transaction with the net assets of Russco (which were insignificant) being recorded at their fair value at the date of closing and operating results of Russco prior to the business combination not being included with the historical operating results of Specialized Health.

     Contemporaneously with the business combination, Specialized
       Health engaged in a private placement of securities wherein 4,376,250 shares of the Company's common stock were issued, net of offering costs, for consideration of $7,519,060, as more fully discussed in note 7.

     The accompanying consolidated financial statements subsequent to the business combination include the accounts of the Company and its wholly-owned subsidiary Specialized Health. All intercompany accounts and transactions have been eliminated in consolidation. Prior to the business combination Specialized Health had no subsidiary.

     (b)     Cash and Cash Equivalents

     Cash and cash equivalents are comprised of a checking and money market account. The Company considers all investments with original maturities of three months or less to be cash equivalents.

     (c)     Inventories

          Inventories which consist primarily of finished goods are stated at the lower of cost or market. Cost is determined using the first-in first-out method.

     (d)     Other Assets

          The Company has included in other assets at December 31, 1994 and 1995, the cost of purchased technology and patents, and related patent costs amounting to $388,752 and $453,502, respectively, which is being amortized using the straight-line method over seven years. These assets include the following technologies: acquisitions from third parties include a catheter closure patent; lancet patent; the sharps container technology acquired from Sharp-Trap, Inc.; and an Automatic Needle Withdrawing and Securing System purchased from Gale H. Thorne, a director and employee. Management evaluates the recoverability of these costs on a periodic basis, based on sales of the product related to the technology, revenue trends, and projected cash flows based on estimates of future sales.

     (e)     Equipment and Furnishings

     Equipment and furnishings are stated at cost and consist primarily of manufacturing molds and equipment, and office furniture and fixtures. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets which is 5 years with the exception of manufacturing equipment which is depreciated on the straight-line method over 7 years or the units-of-production method whichever is greater.

     (f)     Revenue Recognition

          Revenues are recognized upon shipment of products. Sales recorded in the year ended DecemberE31, 1994, relate primarily to products received upon acquisition of technology and patents.

     (g)     Research and Development Costs

          Research and development costs are expensed as incurred.

     (h)     Income Taxes

     Income taxes are recorded using the asset and liability method for all periods presented in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (i)     Net Loss Per Common Share

     Net loss per common share is based on the weighted average number of common shares outstanding. Stock options, warrants, and preferred shares prior to conversion are not included in the calculation because their inclusion would be antidilutive and reduce the net loss per share amount.

     (j)     Reclassification

     Certain amounts in 1994 have been reclassified to conform with 1995 classifications.

     (k)     Fair Value Disclosure

     At December 31, 1995, the book value of the CompanyOs financial instruments approximates fair value.

     (l)     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

              Notes to Consolidated Financial Statements
 For the period from November 19, 1993 (date of inception) to December
                               31, 1993,
          and for the years ended December 31, 1994 and 1995

(2)     Investments

     In October 1995, the Company entered into an agreement with a third party to form a joint venture Quantum Imaging Corporation (Venture) to develop an improved filmless X-Ray system. For a fiftyEpercent interest in the Venture (before dilution by financing investors), the Company is obligated to pay to the Venture $15,000 a month, which is paid to the other Venture partner to perform research and development on the VentureOs behalf. Additionally, the Company is obligated to pay the general and administrative expenses of the Venture up to $15,000 per month. These obligations continue through September of 1996, and are cancelable only upon 30 days written notice and failure of the other Venture partner to meet requirements as specified in the Venture agreement. Unless this agreement is terminated, the Company is obligated at December 31, 1995 for a minimum of $135,000 and up to an additional $135,000 as general and administrative expenses are incurred by the Venture. In managementOs opinion, for the Venture to be successful, it must raise between $3,000,000 and $6,000,000. The Company contributed total capital of $83,624 to the joint venture during 1995, all of which the Company expensed and the Venture used to fund research and development and administrative expenses. Assets and liabilities as of December 31, 1995 were immaterial.


 (3)     Equipment and Furnishings

     Equipment and furnishings consist of the following:

                                                   1994    1995
      Assembly and manufacturing equipment     $      750   33,605
      Manufacturing molds                         276,370  245,753
      Office furnishings and fixtures              10,403  144,992
      Construction-in-progress                         -   395,895
                                              -----------------------
                                                  287,523  820,245
      Less accumulated depreciation                (1,753)  (8,196)
                                              ------------------------
                                               $  285,770  812,049
                                              ========================

     During 1995, operating assets comprised primarily of manufacturing molds totaling $255,072 were written off. The molds became obsolete due to design changes in the sharp container technology.

            SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

              Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date of inception) to December
                               31, 1993,
          and for the years ended December 31, 1994 and 1995

(4)     Stockholders' Loans

     During 1994 and 1995, prior to the business combination certain existing stockholders made direct loans to Specialized Health aggregating $385,000 and bearing interest at ten percent under a bridge loan agreement. Subscriptions under the bridge loan agreement were offered proportionately to stockholders based on the number of shares held. The subscribers to the bridge loan agreement were issued a total of 346,500 warrants permitting them to acquire an equal number of shares of common stock at $1.11 per share on or before December 31, 1996. No value was ascribed to the warrants. In connection with the business combination discussed in note 1, the 346,500 warrants were exercised through conversion of the outstanding loans.


(5)     Leases

     The Company leases office space, equipment, and vehicles under noncancelable operating leases. Future minimum lease payments under these leases are as follows:

          Fiscal year ending December 31:
          1996                                       $ 107,972
          1997                                         93,132
          1998                                         38,718

                                                     $ 239,822

     Rent expense was $1,881 for the period from November 19, 1993 (date of inception) to December 31, 1993, $52,051 in 1994, and
   $67,091 in 1995.


 (6)     Stock Options

     In 1995, the Company adopted a nonqualified stock option plan whereby it has reserved 1,284,998 shares of its common stock for issuance to officers, directors, and employees. At the time of adoption, the Company granted options to acquire 1,171,810 shares of common stock at $2.00 per share of which 1,117,000 vested immediately, and 54,810 vest at various times over the next three years. The options expire five years from date of grant.

     During 1994, the Board of Directors of Specialized Health approved a nonqualified stock option plan for its officers, directors, and employees and authorized 396,000 shares of common stock for issuance upon the exercise of options granted under this plan. The exercise price of the options is equivalent to the estimated fair market value of the stock as determined by the Board of Directors at the date of grant. The number of shares, terms, and exercise period are determined by the Board of Directors on an option-by-option basis. During 1994, options to acquire 396,000 common shares were granted at a price range of $.39 to $1.11 per share. No options were exercised or lapsed during 1994. On SeptemberE1, 1995, options to acquire 288,000 shares were exercised from which the Company received $209,500 in a common stock subscription receivable. All common stock subscription receivables are due within one year. The remaining 108,000 shares will become exercisable over the next eighteen months, have an option price of $.39 per share, and expire in 2004.

(7)     Preferred and Common Stock

     The Company has authorized 50,000,000 shares of common stock with $.02 par value and 5,000,000 shares of preferred stock with a par value of $.001 per share.

     In connection with the business combination discussed in note 1, Specialized Health completed a 9 for 1 forward stock split of both its common and preferred stock. The number of common and preferred shares and per share amounts presented in the accompanying consolidated financial statements have been restated for the effect of this split. In addition, the Company issued 90,000 shares of common stock to non-affiliated shareholders existing at the time of the private placement under antidilutive provisions.

     Specialized Health and the Company engaged in a private placement of securities in JulyE1995, wherein 860.25 units were sold for $10,000 per unit for total consideration, net of expenses of $7,519,060. This consideration was comprised of $7,279,060 of cash, $100,000 of debt converted to common stock, and a common stock subscription receivable of $140,000. The private placement was completed contemporaneously with the business combination. In the private placement, the Company sold an aggregate of 4,301,250 shares of the Company's $.02Epar value common stock and Series A warrants to purchase an aggregate of 2,580,750 shares of the Company's common stock at a price of $3.00 per share, exercisable for a period of two years from the date of effectiveness of a registration statement covering the issuance of the shares of common stock underlying the Series A warrants.

     For services provided in connection with the private placement of securities, the underwriter received a commission of $860,251 in cash, 75,000 shares of common stock, Series A warrants to purchase 530,125 shares of common stock for $3.00 per share, and Series B warrants to purchase 1,290,375 shares of common stock for $2.00 per share. The warrants expire on the earlier of (a) two years from the effective date of a registration statement under the Securities Act covering the issuance of the shares of common stock underlying such warrants or (b) the date specified in a notice of redemption from the Company in the event that the closing price of the common stock for any ten consecutive trading days preceding such notice exceeds $6.00 per share and subject to the availability of a current prospectus covering the underlying shares. The Company may redeem all or a portion of the warrants, in each case at $.001 per warrant upon at least 20 days prior written notice to the warrant holders. The warrants may only be redeemed if a current prospectus is available with respect to the issuance of shares of common stock upon the exercise thereof. At December 31, 1995 the Company has a common stock subscription receivable amounting to $50,000 from the underwriter.

     The underwriter had a continuing relationship with the Company pursuant to which the underwriter was to provide financial advisory and investment banking services to the Company through July 1997. The Company was to pay the underwriter $4,000 per month for such services. Additionally, the underwriter had the right of first refusal to undertake any financings of the Company during this period. Subsequent to year end, the Company amended their agreement with the underwriter canceling the monthly service fees and the underwriters right of first refusal. The Company signed a new agreement with PaineWebber to act as its exclusive financial advisor and to assist in the development of strategic alliances.

     Also, during 1995 the Company issued a warrant to a nonaffiliated stockholder of the Company to purchase 45,000 shares of common stock at $1.67 per share. This warrant expires in 1996.

     Each preferred and common share of Specialized Health was converted into one common share of the Company in connection with the business combination.

     The Company has granted to a director and certain officers the right to receive up to an aggregate of 2,000,000 additional shares of common stock based upon the level of pre-tax consolidated net income (PTNI) for 1996, 1997, or 1998. If PTNI equals of exceeds $1,500,000, $5,000,000, or $8,000,000 in any of these years these individuals will receive an aggregate of 350,000, 1,100,000, or 2,000,000 common shares, respectively, less shares previously received but no more than an aggregate of 2,000,000 shares.

     The Company expects that the issuance of such shares will be deemed to be the payment of compensation to the recipients and will result in a charge to the earnings of the Company in the year or years the shares are earned, in an amount equal to the fair market value of the shares. This charge to earnings could have a substantial negative impact on the earnings of the Company in the year or years in which the compensation expense is recognized.

     The effect of the charge to earnings associated with the issuance of the shares could place the Company in a net loss position for the relevant year, even though the PTNI was at a level requiring the issuance of the shares. Because the shares are issuable based on the results of a single year, the PTNI in a particular year could require the issuance of shares even though the cumulative PTNI for the three years 1996, 1997, and 1998, or any combination of those years, could reflect a lower amount of PTNI that would not require the Company to issue such shares or even a pre-tax net loss.


(8)     Redeemable Preference Stock

     Specialized Health had authorized 250,000 shares of redeemable preference stock with a par value of $1.50 per share, of which 160,000 shares were issued and outstanding at DecemberE31, 1994. Each redeemable preference share was entitled to a cumulative annual dividend of nineEpercent of the par value from the date of original issue. Dividends were payable when and as declared by the Board of Directors. The preference stock and related dividends were paid in cash at the time of the business combination.

            SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

              Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date of inception) to December
                               31, 1993,
          and for the years ended December 31, 1994 and 1995

(9)     Income Taxes

   There was no income tax expense in 1993, 1994, and 1995, due to net operating losses. The difference between the expected tax benefit and the actual tax benefit is primarily attributable to the effect of start-up costs and net operating losses being offset by an increase in the Company's valuation allowance. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at DecemberE31, 1994 and December 31, 1995, are presented below:

                                                   1994    1995
      Deferred tax assets:
      Organization costs                       $  5,138      3,854
      Start-up costs                              1,030        720
      Patent costs                                    -     19,244
      Net operating loss carryforwards          275,843  1,374,198
      Accrued compensation                       57,629          -
      Accrued vacation                                -     19,894
                                              ---------------------
      Total gross deferred tax assets           339,640  1,417,910
      Less valuation allowance                 (339,579)(1,417,910)
                                              ---------------------
      Net deferred tax assets                        61         -

       Deferred tax liability - equipment,
        principally due to differences in            61         -
        depreciation
                                              ---------------------
             Total gross deferred tax                61         -
               liability                     -----------------------
      Net deferred tax liability               $      -         -
                                             ========================

   The net change in the total valuation allowance for the years ended December 31, 1994 and 1995, was an increase of $338,292 and $1,078,331, respectively. Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets will be recognized as an income tax benefit to be reported in the statement of operations.

     At December 31, 1995, the Company had total tax net operating losses of approximately $3,684,177, that can be carried forward to reduce federal income taxes. If not utilized, the tax loss carryforwards expire beginning in 2009.

     Under the rules of the Tax Reform Act of 1986, the Company has undergone a greater than 50Epercent change of ownership. Consequently, a certain amount of the Company's net operating loss carryforward available to offset future taxable income in any one year may be limited. The maximum amount of carryforwards available in a given year is limited to the product of the Company's value on the date of ownership change and the federal long-term tax-exempt rate, plus any limited carryforwards not utilized in prior years.

(10)     Commitments and Contingencies

     The Company is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that such matters will not have a material impact on the Company's financial position or results of operations.

     As a result of the acquisition of certain product rights and related patents the Company is required to pay a specified royalty on future sales of products related to these rights and patents.


(11)     Related Party Transactions

     Related party receivables at December 31, 1995 represent advances to certain related parties. During 1995 the Company paid to an entity, owned in part by a shareholder of the Company, $231,475 as reimbursement for expenses it expended on behalf of the Company and as consulting fees.

     Amounts due to stockholders in 1994 consisted of unpaid consulting expenses of $154,500 and a $40,000 note payable. The note payable was replaced subsequent to year-end with a line of credit from a commercial bank in the amount of $100,000 due November 1995 bearing interest at prime plus two percent. Long-term amounts due to a stockholder related to the acquisition of purchased technology, and are non-interest bearing. These amounts were repaid in 1995, and as of December 31, 1995 there were no remaining amounts due.


(12)     Business and Credit Concentrations

     During 1995, the CompanyOs revenues were solely from the sale of the sharps container of which $418,509 represented sales to a single distributor. At December 31, 1995, the Company had
   $348,266 of trade accounts receivable due from this customer for which payment was received subsequent to year-end.

     The Company currently buys all of its sharp containers, the CompanyOs only device in production, from one supplier. Although there are a limited number of manufacturers who could manufacture this device, management believes that other suppliers could provide similar services on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales.

     Additionally, the Company has a limited direct sales force and no third party agreements to distribute its products which may result in limited sales of the CompanyOs products.


(13)     Fourth Quarter Results

     During the fourth quarter, the aggregate effect of year end adjustments, which related to prior quarters, increased the net loss approximately $457,000.

(14)     Accounting Standards Issued Not Yet Adopted

     In March of 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of (FASB 121). The Company is required to adopt the provisions of this statement for years beginning after December
   15, 1995. This statement requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The impact of FASB 121 is not expected to have a material affect on the Company.

     In October of 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation (FASB 123). The Company is required to adopt the provisions of this statement for years beginning after December 15, 1995. This statement encourages all entities to adopt a fair value based method of accounting for employee stock options or similar equity instruments. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic-value method of accounting prescribed by APB opinion No. 25, Accounting for Stock Issued to Employees (APB 25). Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in this statement had been applied. It is currently anticipated that the Company will continue to account for employee stock options or similar equity instruments in accordance with APB 25 and provide the disclosures required by FASB 123.



No dealer, sales represenative
representative, or any other
person has been authorized to
give any information or to make
any representations in
connection with this offering
other than those contained in         13,682,213 Shares of Common
this Prospectus, and if given                    Stock
or made, such information or                 918,040 Series B
representation must not be                    Warrants
relied upon as having been
authorized by the Company or
any of the Selling
Securityholders.  This
Prospectus does not constitute        Specialized Health Products
an offer to sell or a                     International, Inc.
solicitation of an offer to buy
any securities other than the
securities to which it relates
or an offer to, or a
solicitation would be unlawful.
Neither the delivery of this
Prospectus nor any sale made                 _____________
hereunder shall, under any
circumstances, create an                       PROSPECTUS
implication that there has been               ____________
no change in the affairs of the
Company or that information
contained herein is correct as
of any time subsequent to the
date hereof.

    ______________________

       TABLE OF CONTENTS

     Page
Prospectus Summary     4
Risk Factors     8
Dividend Policy     15
Share Price History     15
Capitalization     16
Selected Financial Data     17
Management's Discussion and
Analysis                              ____________________________
of Financial Condition and
Results of Operation     18                __________ , 19__
Business     23
Management     35
Certain Relationships and
Related Transactions     40
Description of Securities
41
Securities Eligible for Sale
44
Principal and Selling
Securityholders     44
Plan of Distribution     53
Experts
53
Additional Information
53
Index to Financial Statements
F-1
    ______________________

     Until __________ , 19__
(25 days after the commencement
of the Offering), all dealers
effecting transactions in the
Common Stock, whether or not
participating in this
distribution, may be required
to deliver a Prospectus.  This
delivery requirement is in addi
tion to the obligation of
dealers to deliver a Prospectus
when acting as Underwriters and
with respect to their unsold
allotments or subscriptions.






                                PART II

Item 13.    Other Expenses of Issuance and Distribution.

   Set forth below is an estimate of the fees and expenses payable by the Company in connection with the issuance and distribution of the shares of Common Stock:

   Securities and Exchange Commission registration fee$41,619.63
   NASDAQ listing fee                                 0
   Blue Sky fees and expenses                         2,500*
   Printing expenses                                  5,000*
   Legal fees and expenses                            100,000*
   Accounting fees and expenses                       35,000*
   Transfer Agent fees                                5,000*
   Miscellaneous                                      3,000*
   Total                                              $192,119.63*
  _______________
     *  Estimated

Item 14.  Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Company to indemnify its directors, officers, employees and agents, subject to certain conditions and limitations. Article Ninth of the Company's Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Registration Statement, states:

      To the fullest extent permitted by the laws of the State of Delaware now or hereafter in force, no director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article NINTH shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article NINTH.

   Article  VII of the Company's Bylaws, a copy of which is  filed  as
Exhibit 3.2 to this Registration Statement, requires the Company to indemnify officers, employees and agents (collectively "Agents") to the full extent permitted by the DGCL. The Company has also entered into Indemnity Agreements with its officers pursuant to which the Company has agreed to indemnify them. (The form of the Indemnity Agreement with officers of the Company is filed as Exhibit 10.4 to this Registration Statement.) The Indemnity Agreements require payment of any amount which an indemnitee is legally obligated to pay because of claims relating to his or her service as an officer, although in many circumstances such indemnification would be discretionary. The Indemnity Agreements also provide that the Company will have the burden of proving that the applicable standard of conduct has not been met. However, Company is not obligated to make any payment prohibited by law or to pay where payment is made to an indemnitee under an insurance policy or otherwise.

  Company's Bylaws, together with the Indemnity Agreements, expand the Company's indemnity obligations to the full extent permitted by law. While Delaware law contemplates some expansion of indemnification beyond what is specifically authorized by the DGCL, the courts have not yet established the boundaries of permissible indemnification.

   The Company and its directors and officers currently have no liability insurance. As of the date hereof, the Company is making inquiries concerning the terms of such insurance.


Item 15.  Recent Sales of Unregistered Securities.

   In the three years preceding the filing of this Registration Statement, the Company has issued the following securities:

   The Company sold 51,282 shares of its common stock in December 1993 for $5,000 and 71,795 shares for $7,000 in December 1994. Said sales were to a single accredited investor. The Company relied on Section 4(2) of, and/or Regulation D under, the Securities Act of 1933, as amended, in effecting aforementioned transactions. The Company has reason to believe that the investor was familiar with or had access to information concerning the operations and financial condition of the Company, and that the investor acquired his shares for investment and not with a view to the distribution thereof. At the time of issuance, all of the foregoing shares of common stock of the Company were deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

   In September 1994, sixteen existing shareholders of SHP made direct loans to SHP in the amount of approximately $385,000 under a bridge loan agreement. The subscribers to the bridge loan were issued warrants permitting them to acquire up to an aggregate of 346,500 shares of SHP common stock at $1.11 per share on or before December 31, 1995. These warrants were exercised in July, 1995, prior to the Acquisition whereby SHP became a wholly owned subsidiary of the Company (the "Acquisition"), in consideration for the cancellation of this loan. SHP relied on Section 4(2) of, and/or Regulation D and Regulation S under, the Securities Act of 1933, as amended, in effecting aforementioned transactions. The Company has reason to believe that the investor was familiar with or had access to information concerning the operations and financial condition of the Company, and that the investors acquired the securities for investment and not with a view to the distribution thereof. Prior to the cancellation of the loan notes and exercise of the warrants none of the loan notes and warrants were assigned and/or transferred by any the holders thereof. At the time of issuance and at all times during which said securities were outstanding, all of the foregoing securities deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

   On July 28, 1995, the Company acquired all of the outstanding capital stock of Specialized Health Products, Inc., ("SHP") through the merger of a wholly-owned subsidiary of the Company with and into SHP . As part of the Acquisition, the Company issued 3,602,403 shares of its common stock, no par value (the "Common Stock"), to the former shareholders of SHP in exchange for their common stock.

  Upon the consummation of the Acquisition, each former shareholder of SHP received one share of Common Stock of the Company in exchange for each share of common stock of SHP (including shares of preferred stock of SHP that had been converted to common stock immediately prior to the Acquisition) held by each shareholder. In addition, all outstanding warrants and options to purchase common stock of SHP were converted pursuant to the terms thereof into warrants or options of the Company to purchase an equal number of shares of Common Stock of the Company on equivalent terms.


   In connection with the Acquisition, the Company issued an aggregate of 4,376,250 shares of Common Stock, 3,110,875 Series A Warrants and 1,290,375 Series B Warrants (the Common Stock and Series A and B Warrants are collectively referred to as the "Securities") to one hundred fifty six accredited investors in the United States and overseas between July 28, 1995 and August 18, 1995 in a private placement (the "Private Placement"). The Securities were sold as Units. Each Unit was comprised of 5,000 shares of Common Stock and Series A Warrants to purchase 3,000 shares of the Company's common stock at $3.00 per share. Each Unit was sold for $10,000. In addition, Capital Growth received 75,000 shares of Common Stock, 530,125 Series A Warrants and 1,290,375 Series B Warrants.

   The sale of the Securities, which was completed in three separate closings, was part of a single plan of financing, which raised $8,602,500 in gross proceeds to the Company. The financing was completed in three closings due to delays in the receipt of committed funds. There was no public market for the Company's securities on the date the Private Placement commenced.

   The purpose of selling to foreign accredited investors was to raise funds, which funds the Company did not seek to exclusively raise in the United States. The Company's exclusive placement agent was Capital Growth International, L.L.C. formerly U.S. Sachem Financial Consultants, L.P. ("Capital Growth"), a broker-dealer registered with the National Association of Securities Dealers, Inc. "NASD."

   All offers and sales of the Securities were made pursuant to Regulation D, specifically Rule 506, under the Securities Act of 1933, as amended (the "Act") and a Form D was filed. The Company did not rely specifically on Regulation S in connection with the sale of the Securities nor did the Company attempt to comply with the provisions of Regulation S.

   The Company believes that the Private Placement complied with the requirements of Regulation D under the Act. All of the purchasers of the Securities provided written representations that they are
"accredited investors" as defined by Rule 501 under the Act. All certificates evidencing the Securities purchased bore restrictive legends stating that the Securities could not be resold without registration under the Act or an exemption therefrom. The Company's stock transfer agent has assured the Company that none of the restrictive legends on the Securities have been removed and the overseas shareholders have not resold Securities into the United States. The Company's placement agent has given the Company assurances that the manner of the offering did not use any form of general solicitation or general advertising. All purchasers of the Securities gave written representations that they were purchasing for investment and not with a view to a distribution, and agreed based on written disclosure in the Confidential Offering Memorandum that the Securities would be subject to limitations on resale.

Item 16.  Exhibits and Financial Statement Schedules.

  (a) Exhibits.

      The   following  is  a  complete  list  of  Exhibits  filed   or
  incorporated by reference as part of this Registration Statement.

 Exhibit No.      Description                                 Page*

     3(i).1*  Restated Certificate of Incorporation of the
             Company
     3(i).2*  Articles of Incorporation of SHP

     3(i).3*  Articles of Amendment of SHP

     3(i).4*  Plan and Articles of Merger of Russco
              Resources, Inc.,
              into SHP (Incorporated by reference to Exhibit
              3 (i).1 to the Company's Current Report on Form 8-K dated July 28, 1995)
    3(ii).1*  Bylaws of the Company
    3(ii).2*  Bylaws of SHP
     4.1*    Form of Series A Warrant
     4.2*    Form of Series B Warrant
     5.1**   Opinion of Blackburn & Stoll, LC
     10.1*   Agreement and Plan of Reorganization dated as
             of June 23, 1995,
             among the Company, Russco Resources, Inc.,
             Scott R. Jensen
             and Specialized Health Products, Inc.
             (Incorporated by reference
             to Exhibit 2.1 of the Company's Current Report
             on Form 8-K,
             dated July 28, 1995.
     10.2*   Placement Agreement between the Company, SHP
             and
             U.S. Sachem Financial Consultants, L.P.,
             dated June 23, 1995
     10.3*   Form of Employment Agreement with Executive
             Officers
     10.4*   Form of Indemnity Agreement with Executive
             Officers and
             Directors
     10.5*   Form of Confidentiality Agreement
     10.6*   Joint Venture Agreement between SHP and
             Zerbec, Inc., dated as of October 30, 1995
     16.1*   Letter re change in certifying accountants         83
     21.1*   Schedule of Subsidiaries
     23.1    Consent of KPMG Peat Marwick LLP,                  85
             Independent Certified Public Accountants

     23.2*   Consent of Blackburn & Stoll, LC
             (included in Exhibit 5.1 hereto)
     24.1*   Powers of Attorney (included in Part II
             of this Registration Statement)
     99.1*   Consent of Theta Corporation                       87

     _______________

     * Previously filed.
        **  To be filed by amendment.
     ***  Refers to sequentially numbered copy.


    (b)  Financial Statement Schedules.

      None.


  Item 17.  Undertakings.

     (a)  The undersigned Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)   To   include  any   prospectus
       required by section 10(a)(3) of the Securities Act of 1933;

                                 (ii)To reflect in the prospectus  any
       facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                  (iii)     To  include  any  material
       information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

                              SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bountiful, State of Utah, on June 17, 1996.

                                SPECIALIZED HEALTH PRODUCTS
                                INTERNATIONAL, INC.:



                                By             /s/ David A.
                                Robinson

                                   David A. Robinson, President, Chief
                                   Executive Officer and Director

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

      Signature                      Title                    Date

      *                Director and Vice President        June 17,
                                                          1996
Bradley C. Robinson

      *                Director, Vice President, Chief    June 17,
                       Financial Officer and Secretary    1996
J. Clark Robinson      (Principal Financial and
                       Accounting Officer)

      *                Director and Vice President        June 17,
                                                          1996
Gail H. Thorne

      *                Director                           June 17,
                                                          1996
Gary W. Farnes

      *                Director                           June 17,
                                                          1996
Robert W. Walker

*By   /s/ David A. Robinson
      David A. Robinson
      Attorney-In-Fact



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                            _______________




                               EXHIBITS

                                  to

                    FORM S-1 REGISTRATION STATEMENT


                   Under the Securities Act of 1933



                            _______________





            Specialized Health Products International, Inc.




Exhibits.

      The   following  is  a  complete  list  of  Exhibits  filed   or
  incorporated by reference as part of this Registration Statement.

     Exhibi      Description                                 Page*
     t No.                                                    **
     3(i).1  Restated Certificate of Incorporation of the
     *       Company
     3(i).2  Articles of Incorporation of SHP
     *
     3(i).3  Articles of Amendment of SHP
     *
     3(i).4  Plan and Articles of Merger of Russco
     *       Resources, Inc.,
             into SHP (Incorporated by reference to Exhibit
             3(i).1 to
             the Company's Current Report on Form 8-K dated
             July 28, 1995)
     3(ii).  Bylaws of the Company
     1*
     3(ii).  Bylaws of SHP
     2*
     4.1*    Form of Series A Warrant
     4.2*    Form of Series B Warrant
     5.1**   Opinion of Blackburn & Stoll, LC
     10.1*   Agreement and Plan of Reorganization dated as
             of June 23, 1995,
             among the Company, Russco Resources, Inc.,
             Scott R. Jensen
             and Specialized Health Products, Inc.
             (Incorporated by reference
             to Exhibit 2.1 of the Company's Current Report
             on Form 8-K,
             dated July 28, 1995.
     10.2*   Placement Agreement between the Company, SHP
             and
             U.S. Sachem Financial Consultants, L.P.,
             dated June 23, 1995
     10.3*   Form of Employment Agreement with Executive
             Officers
     10.4*   Form of Indemnity Agreement with Executive
             Officers and
             Directors
     10.5*   Form of Confidentiality Agreement
     10.6*   Joint Venture Agreement between SHP and
             Zerbec, Inc., dated as of October 30, 1995
     16.1*   Letter re change in certifying accountants       83
     21.1*   Schedule of Subsidiaries
     23.1    Consent of KPMG Peat Marwick LLP,                85
             Independent Certified Public Accountants
     23.2*   Consent of Blackburn & Stoll, LC
             (included in Exhibit 5.1 hereto)
     24.1*   Powers of Attorney (included in Part II
             of this Registration Statement)
     99.1*   Consent of Theta Corporation                     87
     _______________
     * Previously filed.
        **  To be filed by amendment.
     ***  Refers to sequentially numbered copy.